      As filed with the Securities and Exchange Commission on June 11, 2008

                                                    REGISTRATION NO. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GLOBAL RESOURCE CORPORATION
               (Exact name of registrant as specified in charter)

            NEVADA                            3559                    84-1565820
(State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)    Classification Code Number)   Identification Number)

                          408 BLOOMFIELD DRIVE-UNIT # 1
                              WEST BERLIN, NJ 08091
                                 (856) 767-5661
     (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                          408 BLOOMFIELD DRIVE-UNIT # 1
                              WEST BERLIN, NJ 08091
(Address of principal place of business or intended principal place of business)

                                FRANK G. PRINGLE
                      President and Chief Executive Officer
                          408 BLOOMFIELD DRIVE-UNIT #1
                              WEST BERLIN, NJ 08091
                                 (480) 219-5005
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              SOL V. SLOTNIK, P.C.
                         11 EAST 44TH STREET-19TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 687-1222


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

      If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF            AMOUNT TO     PROPOSED MAXIMUM       PROPOSED MAXIMUM       REGISTRATION FEE
  SECURITIES TO BE                REGISTERED    OFFERING PRICE PER     AGGREGATE OFFERING
     REGISTERED                    (2) (3)          SHARE (1)               PRICE

Common Stock Par value $.001       1,900,000          $2.10              $3,990,00                $157.20

Common Stock Par value, $.001        625,000          $2.10(4)           $1,312,500                $52.50

      (1) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the bid and asked prices of the Common Stock on June 4, 2008 as reported on the Pink Sheets.

      (2) 2,525,000 shares are being registered, of which 1,900,000 are issued and outstanding and 625,000 are issuable upon conversion of certain warrants to purchase shares of our common stock held by the selling security holder.

      (3) In the event of a stock split, stock dividend or similar transaction involving our shares of common stock, the number of shares and warrants registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

      (4) Pursuant to Rule 457(g) calculated based on the offering price of common stock included in this offering.

      The registrant herby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                    SUBJECT TO COMPLETION DATED June --, 2008

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           GLOBAL RESOURCE CORPORATION

                        1,900,000 shares of common stock
        625,000 shares of common stock issuable upon exercise of warrants

      This prospectus relates to the periodic offers and sales by the selling security holder listed on page 43, or its transferees, of up to 1,900,000 shares of our common stock already issued and outstanding, of which 1,000,000 are held by the selling security holder, and an additional 900,000 shares are in escrow and subject to release in accordance with the terms of the escrow agreement under which they are held, and up to 625,000 shares issuable upon the exercise of warrants held by the selling security holder. We will receive no proceeds from the disposition of 1,000,000 outstanding shares of our common stock held by the selling security holder, and we may receive up to a maximum of $250,000 if the selling security holder chooses to purchase 250,000 of the 900,000 shares of our common stock that are the subject of the escrow arrangement. We also may receive up to $937,500 in gross proceeds in connection with the exercise of the warrants held by the selling security holder.

For a description of the escrow agreement and the plan of distribution of the shares of the selling security holder, please see pages 43 and 44, respectively, of this prospectus.

Our common stock is quoted on the Pink Sheets under the symbol "GBRC.PK". On June 4, 2008, the closing price of our common stock on the Pink Sheets was $2.01 per share.

      You should rely only on the information contained in this prospectus. We have not, and the selling security holder has not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling security holder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

OUR BUSINESS AND AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PLEASE READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS WHICH BEGINS ON PAGE 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June __, 2008.

                                TABLE OF CONTENTS

Special Note Regarding Forward Looking Statements...........................   4

Prospectus Summary..........................................................   4

Risk Factors................................................................   8

Use of Proceeds.............................................................  18

Market Price of Common Stock and Other Stockholder Matters..................  18

Management's Discussion and Analysis and Plan of Operation..................  19

Business....................................................................  24

Directors, Executive Officers, Promoters and Control Persons................  29

Executive Compensation......................................................  32

Security Ownership of Certain Beneficial Owners and Management .............  39

Certain Relationships and Related Transactions..............................  41

Selling Security Holder.....................................................  43

Plan of Distribution........................................................  44

Legal Proceedings ..........................................................  47

Description of Securities...................................................  47

Experts.....................................................................  53

Disclosure of Commission Position on Indemnification for Securities Act
  Liabilities...............................................................  53

Where You Can Find More Information.........................................  54

Index to Financial Statements............................................... F-1

      You should rely only on the information contained in this prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company, or the shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. Throughout this prospectus, the terms "we" "us" our" and "our company", the "Company", refer only to Global Resource Corporation, a Nevada corporation, unless the context otherwise requires.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

      This prospectus contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 8.

      The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

                               PROSPECTUS SUMMARY

      THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS; BUT IT DOES NOT CONTAIN ALL INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS INCLUDING THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

Company Summary:

We are a development stage company with patent pending proven microwave technology that allows for removal of oil and alternative petroleum products at very low cost from various resources, including shale deposits, tar sands, capped oil wells, waste oil streams and tires, with significantly greater yields and lower costs than are available using existing known technologies. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from secondary raw materials. With the acquisitions of (i) the assets and (ii) the development stage business of Carbon Recovery Corporation ("Carbon Recovery" or "CRC"), and Mobilestream Oil, Inc. ("Mobilestream") in September 2006 and December 2006, respectively, described below, our business became and continues to be: (i) the construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials; (ii) the design, manufacture and sale of machinery and equipment units, embodying the technology and focused on specific applications; and (iii) the licensing of our technology to third parties to exploit that technology.

For 9 months prior to the Carbon Recovery and Mobilestream asset acquisitions, we were a shell corporation, and prior thereto we were engaged in various businesses. For a description of our prior business history see:
"Business-History of the Company."

Our purchase of the assets of Carbon Recovery Corporation:

On or about July 26, 2006, we entered into a plan and agreement of reorganization (the "CRC Acquisition Agreement") with Carbon Recovery Corporation pursuant to which we agreed to purchase substantially all of the assets of, and assume certain specified liabilities of, Carbon Recovery, in exchange for the consideration described below. At the time of the acquisition, Carbon Recovery was controlled by Mobilestream Oil, Inc. ("Mobilestream") which in turn was controlled by Frank G. Pringle, our Chairman and President. We issued to Carbon Recovery 48,688,996 shares of our common stock, and we also assumed a convertible debenture and accrued interest in the amount of $120,682. Subsequently, we eliminated the convertible debenture by issuing 2,681,837 of our common stock to the debenture holder. We also issued to Carbon Recovery 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants (together the "Carbon Recovery Warrants") to replace the identical number of outstanding warrant classes of Carbon Recovery. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire at different times in 2007 and 2008, but our Board has extended the expiration date for all of the Carbon Recovery Warrants to December 31, 2008. See "Description of Securities-Warrants."

The parties intended that the acquisition of Carbon Recovery in the CRC Acquisition Agreement be treated as a "C" reorganization under the Internal Revenue Code of 1986 as amended (the "IRC"). No Carbon Recovery stockholder was a party to the CRC Acquisition Agreement. In the CRC Acquisition Agreement, Carbon Recovery agreed that it would liquidate, and would distribute the shares and warrants received as consideration for the sale of the assets to its shareholders. We covenanted that we would file a registration statement for the shares of our common stock and warrants (and shares of our common stock issuable upon conversion of the warrants) issued to Carbon Recovery in order to permit the distribution. Carbon Recovery agreed to deposit our common stock and the three classes of our Carbon Recovery Warrants in a liquidating trust.

Following the closing of the Carbon Recovery acquisition on or about September 22, 2006, Carbon Recovery and Olde Monmouth Stock Transfer Co., Inc., our transfer agent, entered into a liquidating trust agreement (the "CRC Liquidating Trust Agreement") in which Olde Monmouth agreed to act as the Liquidating Trustee under the Carbon Recovery Liquidating Trust Agreement for the shares of our common stock and our Carbon Recovery Warrants. The beneficiaries of the Carbon Recovery Liquidating Trust are the stockholders of Carbon Recovery. We have filed a registration statement on Form S-1 for the shares of our common stock, the Carbon Recovery Warrants and the shares of our common stock underlying the Carbon Recovery Warrants with the Securities and Exchange Commission ("SEC"). The ability of the Trustee to distribute the shares of the Company's common stock and the Warrants for the Carbon Recovery acquisition depends upon the effectiveness of that registration statement.

Our purchase of the assets of Mobilestream Oil, Inc.:

On December 31, 2006, we acquired the assets of Mobilestream Oil, Inc. ("Mobilestream")pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Acquisition Agreement") between the Company and Mobilestream. At the time of the Mobilestream acquisition, Mobilestream was controlled by Frank G. Pringle, the Company's Chairman and President. No Mobilestream stockholder was a party to the Mobilestream Acquisition Agreement. We issued to Mobilestream 11,145,225 shares of our Common Stock. We also issued to Mobilestream 35,236,188 shares of our 2006 Series of Convertible Preferred Stock. Lastly, we issued common stock purchase warrants (the "Mobilestream Warrants") on the basis of 1 Mobilestream Warrant for each 3 shares of either Mobilestream common stock or preferred stock exercisable at $4.75 per share for a period ending on December 31, 2007. Subsequently, our Board of Directors extended the exercise date of the Mobilestream Warrants to December 31, 2008. We also assumed Mobilestream's liabilities which were extremely minimal.

Pursuant to the terms of the Mobilestream Acquisition Agreement, we were to have issued 70,472,376 shares of our 2006 Series of Convertible Preferred Stock to Mobilestream for distribution to the holder of Mobilestream's 2006 Series of Convertible Preferred Stock. The sole holder of Mobilestream's 2006 Series of Convertible Preferred Stock was Frank G. Pringle, our Chairman, President and CEO. However, at the time of the Mobilestream acquisition closing we were only authorized to issue 50,000,000 shares of Preferred Stock. Accordingly, at the closing the terms were amended to provide for the issuance of 35,236,188 shares of our 2006 Series of Convertible Preferred Stock, each having 2 votes per share (instead of 1) and each convertible into 2 shares of our common stock (instead of 1). In October 2007 the terms of conversion of our 2006 Series of Convertible Preferred Stock were changed from 2 shares of common for each share of preferred to 1/2 of 1 share of our common stock for each share of our 2006 Series of Convertible Preferred Stock. Our Chairman, President and CEO, Frank G. Pringle is the holder of all but 5,000 of our 2006 Series of Convertible Preferred Stock.

Under the terms of the Company's 2006 Series Mr. Pringle has the right to vote 70,466,376 shares of the 2006 Series together with the common stock for the election of directors or for any other matter presented to our stockholders for a vote, a total of 59.8% of all shares entitled to vote. Furthermore, Mr. Pringle is entitled to elect a majority of our Board of Directors as long as he owns shares of 2006 Series of Convertible Preferred Stock. See "Risk Factors-Risks Related to our Shares," Security Ownership of Certain Beneficial Owners and Management" and "Description of Securities-Preferred Stock."

The Mobilestream assets we acquired consisted, essentially, of only (1) the 4 patents pending for the technology together with the Combined Technology License and (2) 37,5000,000 shares of our own common stock, which were issued to Mobilestream, as a stockholder of Carbon Recovery, at the time of the closing of the Carbon Recovery acquisition in September 2007. These 37,500,000 shares were cancelled as part of the Mobilestream acquisition.

Mobilestream was a development stage company which developed certain proprietary technology and related custom software for the use of microwaves for breaking down petroleum-based products, such as used tires, into their component parts, and capturing those components for resale. Mobilestream licensed this technology to Carbon Recovery Corporation, whose assets we previously acquired in September 2006. The Mobilestream acquisition by the Company re-united the rights to the technology in one entity, the Company.

The parties intended that the acquisition of Mobilestream would qualify as a "D" Reorganization under Section 368(a)(1)(D) of the Internal Revenue Code. In the Mobilestream Acquisition Agreement, Mobilestream agreed that it would liquidate, and would distribute the shares and warrants received as consideration for the sale of its assets to its shareholders. We covenanted that we would file a registration statement for the shares of our common stock and the Mobilestream Warrants (and shares of our common stock issuable upon conversion of the Mobielstream Warrants) issued to Mobilestream in order to permit the distribution. Mobilestream agreed to deposit our common stock and the Mobilestream Warrants in a liquidating trust.

Following the closing of the Mobilestream acquisition, on or about December 29, 2006, Mobilestream and Olde Monmouth Stock Transfer Co., Inc., our transfer agent, entered into a liquidating trust agreement (the "Mobilestream Liquidating Trust Agreement") in which Olde Monmouth agreed to act as the Liquidating Trustee under the Mobilestream Liquidating Trust Agreement for the shares of our common stock and the Mobilestream Warrants. The beneficiaries of the Mobilestream Liquidating Trust are the stockholders of Mobilestream. We have filed a registration statement on Form S-1 for the shares of our common stock, the Mobilestream Warrants and the shares of our common stock underlying the Mobilestream Warrants with the SEC. The ability of the Trustee to distribute the shares of the Company's common stock and the Warrants for the Mobilestream acquisition depends upon the effectiveness of that registration statement.

The Offering:

Key Facts of the Offering:

Shares of common stock being registered
(including 625,000 shares issuable upon
the exercise of warrants)                       2,525,000 shares of common stock

Total shares of common stock outstanding
as of May 23, 2008                              47,378,713

Total proceeds raised by us from the            We will not receive any proceeds
disposition of the common stock by the          from the disposition of
selling security holder                         1,000,000 shares of our common
                                                stock by the selling security
                                                holder or its transferees. There
                                                are an additional 900,000 shares
                                                of our common stock in escrow,
                                                and if the Company does not
                                                fulfill certain conditions by
                                                June 30, 2008 then (i) the
                                                selling security holder may
                                                exercise its right to purchase
                                                250,000 of the escrowed shares
                                                for $1.00 per share, and we will
                                                receive $250,000 and (ii the
                                                remaining 650,000 shares will be
                                                distributed to the selling
                                                security holder without
                                                consideration. If the escrow
                                                conditions are met, then all
                                                900,000 shares will be returned
                                                to the Company for cancellation.
                                                See "Selling Security Holder."
                                                We also may receive up to
                                                $937,500 in gross proceeds from
                                                the exercise of warrants held by
                                                the selling security holder.

      Our offices are currently located at 408 Bloomfield Drive, Unit #1, West Berlin, New Jersey 08091, and our telephone number is (856) 767-5661. We have a website at www.globalresourcecorp.com but the contents of the website and all hyperlinks therefrom are expressly excluded from this prospectus.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before buying shares of our common stock. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The trading and price per share of our common stock could decline as a result of any of these risks. You could lose all or part of your investment in our common stock. Some of the statements in "risk factors" are forward looking statements. See "Special Note Regarding Forward Looking Statements".

RISKS RELATED TO OUR BUSINESS OPERATIONS

      WE HAVE A LIMITED OPERATING HISTORY, AND INVESTORS MAY NOT HAVE A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION.

      Although we were incorporated in 2000, we acquired our operating assets for our current business only in September and December 2006 and are a development stage company. Accordingly, we have a limited operating history upon which investors may evaluate our prospects for success. Investors must consider the risks and difficulties frequently encountered by early stage companies. Such risks include, without limitation, the following:

      o amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
      o time line to develop, test, manufacture, market and sell our products;
      o negotiation and implementation of strategic alliances or similar arrangements with companies with sufficient resources to support our research and manufacturing efforts;
      o     need for acceptance of products;
      o ability to anticipate and adapt to a competitive market and rapid technological developments;
      o     dependence upon key personnel.

      We cannot be certain our strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

      WE ARE A DEVELOPMENT STAGE COMPANY WITH A HISTORY OF LOSSES AND CAN PROVIDE NO ASSURANCE OF OUR FUTURE OPERATING RESULTS.

      We are a development stage company with no revenues from our contemplated principal business activity. We have incurred net losses and negative cash flows since inception and expect such losses and negative cash flows to continue in the foreseeable future. We currently have no product revenues, and may not succeed in developing or commercializing any products which will generate product or licensing revenues. We do not know when we will have any products on the market, and each such product will be manufactured only upon receipt of an order. In addition, the sale completion for each of our machines requires a process of testing, during which our products could fail. We may not be able to enter into agreements with one or more companies experienced in the manufacturing and marketing of complex equipment machines and, to the extent that we are unable to do so, we will not be able to market our products. Eventual profitability will depend on our success in developing, manufacturing, and marketing our products. We may never achieve profitability.

      THE DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN HAS BEEN ALLEVIATED.

      Our financial statements were prepared on the assumption that we will continue as a going concern. At December 31, 2007, we reported that we had incurred substantial net losses for the years ended December 31, 2007 and 2006 and that we had not commenced operations to have a revenue stream. These factors raised substantial doubt about our ability to continue as a going concern at that time. However, during the four months ended April 30, 2008, we raised over $9.1 million in cash through a private placement of units consisting of common stock and warrants. With this additional capital and projected cash flow expenditures over the next 12 months, our management considers the facts and circumstances which raised substantial doubt about our ability to continue as going concern to be alleviated. We estimate that our current cash reserves will be sufficient to permit us to continue our anticipated level of operations for the next 36 months from the date of this prospectus. However, we plan to increase sales and marketing efforts, research and development, and administrative expenses relating to our business in 2008. We intend to use these reserves, as well as other funding resources, in the event they shall be available on commercially reasonable terms, to fund these activities and other activities described herein, although we can provide no assurance that these additional funds will be available in the amounts or at the times we may require. Furthermore, our ability to develop other applications of our technology will require the infusion of even larger amounts of capital than we currently possess. See "Risk Factors-We will need additional capital in order to satisfy our business objectives."

      WE WILL NEED ADDITIONAL CAPITAL IN ORDER TO SATISFY OUR BUSINESS
      OBJECTIVES.

      To date, we have financed our operations principally through offerings of securities exempt from the registration requirements of the Securities Act. We believe that our available resources will be sufficient to meet our anticipated working capital needs for the next 36 months from the date of this prospectus, assuming no change in our monthly operating expenses. Notwithstanding the foregoing, we estimate that we will require substantial additional financing at various intervals in order to continue our research and development programs, including significant requirements for operating expenses including intellectual property protection, and for commercialization of our products. We can provide no assurance that additional funding will be available on a timely basis, on terms acceptable to us, or at all. In the event that we are unable to obtain such financing, we will not be able to fully develop and commercialize our technology.

      Our future capital requirements will depend upon many factors, including:

      o effects of commercialization activities and facility expansions if and as required;
      o     our ability to establish collaborative relationships;
      o increases in our management, research, sales and marketing personnel;
      o     competing technological and market developments;
      o     continued progress in our research and development programs; and
      o     patent prosecutions.

      If we cannot secure adequate financing when needed, we may be required to delay, scale back or eliminate one or more of our research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves. In such event, our business, prospects, financial condition, and results of operations may be adversely affected as we may be required to scale-back, eliminate, or delay development efforts or product introductions or enter into royalty, sales or other agreements with third parties in order to commercialize our products.

      WE CAN PROVIDE NO ASSURANCE OF THE SUCCESSFUL AND TIMELY DEVELOPMENT OF OUR PRODUCTS.

      Our products are at various stages of research and development. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive products on a timely basis. Products that we have developed and may in the future develop are not likely to be commercially available for some time because of the time and expense in building an individual machine. The proposed development schedules for our products may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in governmental regulation, many of which will not be within our control. Any delay in the development, introduction, or marketing of our products could result either in such products being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the technology involved, and the other factors described elsewhere in "Risk Factors", there can be no assurance that we will be able to complete successfully the development or marketing of any new products.

      WE LACK THE RESOURCES AND EXPERIENCE NEEDED TO MANUFACTURE OUR PRODUCTS.

      We currently lack the resources and experience needed to manufacture any of our products. Our ability to conduct trials and commercialize our products will depend, in part, on our ability to manufacture our products, either directly or, as currently intended, through contract manufacturers, at a competitive cost and in accordance with current good manufacturing practices and safety, environmental, health and other regulatory requirements. We anticipate that we will be required to depend on contract manufacturers or collaborative partners for the manufacturing of our products during the testing phases and intend to use contract manufacturers to produce any products we may eventually commercialize. We have identified and entered into an arrangement with one such manufacturer thus far. If we are not able to obtain or maintain contract manufacturing on commercially reasonable terms, we may not be able to conduct or complete trials of our machines or commercialize our products. We have identified multiple suppliers for most if not all of the components of our machines, although we can provide no assurance that these components will be available when needed on commercially reasonable terms.

      In order to succeed, we ultimately will be required to either develop such manufacturing capabilities or to outsource manufacturing on a long-term basis to third parties. We can provide no assurance that third parties will be interested in manufacturing our products on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish manufacturing capabilities either by developing our own organization or by entering into agreements with others, we may be unable to commercialize our products, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion or our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

      IN THE FUTURE, WE MAY RELY UPON COLLABORATIVE AGREEMENTS WITH LARGE INDUSTRIAL AND MANUFACTURING COMPANIES.

      In the future, we may rely heavily on collaborative agreements with large industrial and manufacturing companies, governments, or other parties for our revenues. Our inability to obtain any one or more of these agreements, on commercially reasonable terms, or at all, or to circumvent the need for any such agreement, could cause significant delays and cost increases and materially affect our ability to develop and commercialize our products.

      WE HAVE LIMITED SALES, MARKETING, AND DISTRIBUTION CAPABILITIES. WE WILL BE REQUIRED TO EITHER DEVELOP SUCH CAPABILITIES OR TO OUTSOURCE THESE ACTIVITIES TO THIRD PARTIES.

      We currently have limited sales, marketing and distribution capabilities. In order to succeed, we ultimately will be required to either develop such capabilities or to outsource these activities to third parties. We can provide no assurance that third parties will be interested in acting as our outsourced sales, marketing, and distribution arms on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish sales, marketing, or distribution capabilities either by developing our own organization or by entering into agreements with others, we may be unable to successfully sell any products that we are able to begin to commercialize, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion of our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

      WE RELY UPON OUR PATENT APPLICATIONS TO PROTECT OUR TECHNOLOGY. WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

      Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies. We currently hold several pending patent applications in the United States and corresponding patent applications filed in certain other countries covering the proposed use of microwaves for the recovery of hydrocarbons and fossil fuels. Further, we intend to rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect our rights in our technology. We intend to depend upon confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. These measures may not afford us sufficient or complete protection, and others may independently develop technology similar to ours, otherwise avoid our confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties; however, our technology may in the future be found to infringe upon the rights of others. Others may assert infringement claims against us, and if we should be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, our ability to continue to use our technology or the licensed technology could be materially restricted or prohibited. If this event occurs, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our products so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Licenses or royalty agreements required in order for us to use this technology may not be available on terms acceptable to us, or at all. These claims could result in litigation, which could materially adversely affect our business, prospects, financial condition, and results of operations.

      The patent position of petroleum extraction and decomposition technology firms is generally uncertain and involves complex legal and factual questions. We do not know whether any of our current or future patent applications will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to processes competitive with ours. In addition, laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States or Canada.

      Patent litigation may occur in our industry and we cannot predict how this will affect our efforts to form strategic alliances, conduct testing or manufacture and market any products under development. If challenged, our pending patents may not be held valid. We could also become involved in interference proceedings in connection with one or more of our patent applications to determine priority of invention. If we become involved in any litigation, interference or other administrative proceedings, we will likely incur substantial expenses and the efforts of our technical and management personnel will be significantly diverted. In addition, an adverse determination could subject us to significant liabilities or require us to seek licenses that may not be available on favorable terms, if at all. We may be restricted or prevented from manufacturing and selling our products in the event of an adverse determination in a judicial or administrative proceeding or if we fail to obtain necessary licenses.

      Our commercial success will also depend significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Patent applications are, in many cases, maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed. In the event of infringement or violation of another party's patent, we may be prevented from pursuing product development or commercialization. See "Business--Patents and Licenses".

      WE CAN PROVIDE NO ASSURANCE THAT OUR PRODUCTS WILL OBTAIN REGULATORY APPROVALS AT OR PRIOR TO THE TIME OF INSTALLATION.

      The installation of any of our products at a customer site may require the prior approval of various federal and state regulatory authorities governing such areas as the environment, hazardous waste, health and worker safety. We cannot predict with any certainty the amount of time necessary to obtain such approvals and whether any such approvals will ultimately be granted. Operational trials of our built to scale machines as opposed to laboratory scale models may reveal that one or more of our products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Delays in obtaining any necessary regulatory approvals of any proposed product and failure to receive such approvals would have an adverse effect on the product's potential commercial success and on our business, prospects, financial condition, and results of operations. In addition, it is possible that a product may be found to be ineffective or unsafe due to conditions or facts which arise after development has been completed and regulatory approvals have been obtained. In this event we may be required to withdraw such product from the market. See "Business - Governmental Regulation".

      WE DEPEND UPON OUR SENIOR MANAGEMENT AND SKILLED PERSONNEL AND THEIR LOSS OR UNAVAILABILITY COULD PUT US AT A COMPETITIVE DISADVANTAGE.

      We currently depend upon the efforts and abilities of our senior executives, as well as the services of other key personnel. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition, and results of operations. We have purchased "Key Man" insurance policies for Frank G. Pringle, our Chairman, President and CEO (in the amount of $6,000,000, of which $2,000,000 is payable to his wife and the other $4,000,000 is payable to the Company) but not for any other executives. In addition, recruiting and retaining qualified engineering and scientific personnel to perform future research and development work will be critical to our success. There is currently a shortage of employees with expertise in our areas of research, and this shortage is likely to continue. Competition for skilled personnel is intense and turnover rates are high. Our ability to attract and retain qualified personnel may be limited. Our inability to attract and retain qualified skilled personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations.

RISKS RELATED TO OUR SHARES

      IN RECENT YEARS, THE STOCK MARKET IN GENERAL HAS EXPERIENCED PERIODIC PRICE AND VOLUME FLUCTUATIONS. THIS VOLATILITY HAS HAD A SIGNIFICANT EFFECT ON THE MARKET PRICE OF SECURITIES ISSUED BY MANY COMPANIES FOR REASONS OFTEN UNRELATED TO THEIR OPERATING PERFORMANCE. THESE BROAD MARKET FLUCTUATIONS MAY ADVERSELY AFFECT OUR STOCK PRICE, REGARDLESS OF OUR OPERATING RESULTS. THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY, AND IT MAY BE DIFFICULT TO SELL OUR SHARES OF COMMON STOCK WHEN YOU WANT OR AT PRICES YOU FIND ATTRACTIVE.

      The price of our common stock is quoted on the Pink Sheets and constantly changes. We expect that the market price of the common stock will continue to fluctuate. These fluctuations may result from a variety of factors, many of which are beyond our control. These factors include:

      o     quarterly variations in our financial results;

      o operating results that vary from the expectations of management, securities analysts and investors;

      o changes in expectations as to our business, prospects, financial condition, and results of operations;

      o     announcements by us or our competitors of material developments;

      o the operating and securities price performance of other companies that investors believe are comparable to us;

      o     future sales of our equity or equity-related securities;

      o changes in general conditions in our industry and in the economy, the financial markets and the domestic or international political situation;

      o     departures of key personnel; and

      o     regulatory and intellectual property considerations.

As a result of these fluctuations, you may experience difficulty selling shares of our common stock when desired or at acceptable prices.

      FUTURE SALES OF COMMON STOCK OR THE ISSUANCE OF SECURITIES SENIOR TO OUR COMMON STOCK OR CONVERTIBLE INTO, OR EXCHANGEABLE OR EXERCISABLE FOR, OUR COMMON STOCK COULD MATERIALLY ADVERSELY AFFECT THE TRADING PRICE OF THE COMMON STOCK, AND OUR ABILITY TO RAISE FUNDS IN NEW EQUITY OFFERINGS.

      Future sales of substantial amounts of our common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock. However, it should be noted that upon the effectiveness of this registration statement, there will immediately be up to an additional 1,900,000 free-trading shares of our common stock issued and outstanding and, subject to exercise of the warrants, another 625,000 shares of our common stock that could be introduced into the public markets during the next 36 months. Furthermore, we have already filed a registration statement for 22,334,221 shares of our common stock and warrants to purchase another 10,409,407 shares of our common stock as a result of registration covenants in the Carbon Recovery and Mobilestream acquisition transactions. Finally, under the terms of other private placement transactions we have closed, we are required to register up to an additional 400,000 shares of our common stock within the next 60 days.

      OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK REGULATIONS THAT IMPOSE RESTRICTIONS ON THE MARKETABILITY OF OUR COMMON STOCK. AS A CONSEQUENCE, THE ABILITY OF OUR STOCKHOLDERS TO SELL SHARES OF OUR COMMON STOCK COULD BE IMPAIRED.

      The Securities and Exchange Commission (the "Commission") has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions that are not applicable to our company at present. Our common stock is subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. The regulations require that prior to any transaction involving a penny stock, a risk disclosure schedule must be delivered to the buyer explaining the penny stock market and its risks. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase, and must have received the purchaser's written consent to the transaction prior to sale. As such the market liquidity for the common stock will be limited to the ability of broker-dealers to sell it in compliance with the above-mentioned disclosure requirements.

      You should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

      o control of the market for the security by one or a few broker-dealers;

      o     "boiler room" practices involving high-pressure sales tactics;

      o manipulation of prices through prearranged matching of purchases and sales;

      o     the release of misleading information;

      o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

      o dumping of securities by broker-dealers after prices have been manipulated to a desired level, which hurts the price of the stock and causes investors to suffer loss.

      We are aware of the abuses that have occurred in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent such abuses with respect to our common stock.

ONE EXISTING SHAREHOLDER CURRENTLY OWNS MORE THAN 59.8% OF OUR VOTING STOCK, AND, AS A RESULT, YOU WILL HAVE MINIMAL INFLUENCE OVER SHAREHOLDER DECISIONS.

      Our Chairman, President and CEO, Frank G. Pringle, presently owns directly and through one or more affiliated entities, almost 60% of all of our issued and outstanding voting stock through his ownership of shares of common stock and 35,231,188 shares of our 2006 Series of Convertible Preferred Stock. Under the terms of the 2006 Series, Mr. Pringle has 2 votes per share of Convertible Preferred Stock, a total of 70,462,376 votes, and votes together with the common stock as a single class. See "Security Ownership of Certain Beneficial Owners and Management." In addition, under the terms of our 2006 Series of Convertible Preferred Stock ("2006 Series Preferred"), Mr. Pringle has the right to elect a majority of our Board of Directors until such time as he converts all of the 2006 Series Preferred into shares of our common stock. Furthermore, prior to January 1, 2009 Mr. Pringle may not convert that number of 2006 Series Preferred Shares as will result in his ownership of more than 4.9% of all of the issued and outstanding shares of the Company's common stock. See "Description of Securities-Preferred Shares." As a result, Mr. Pringle will retain significant control of the Company in the future and will have significant influence over the management and affairs of our business. Mr. Pringle will also exert considerable, ongoing influence over matters subject to stockholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of our business. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other shareholders.

      WE HAVE NEVER PAID ANY CASH DIVIDENDS BECAUSE WE HAVE NEVER HAD ANY EARNINGS, AND WE WILL NOT PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

      We have never paid any cash dividends on our common stock since we began our microwave technology related business operations because we have never had earnings from which any such dividends could be declared. Assuming we attain earnings in the future, we do not intend to pay cash dividends. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter into with institutional lenders or otherwise may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations,capital requirements, and any other factors that the board of directors decides is relevant. See "Dividend Policy" and "Description of Securities - Common Stock".

                                 USE OF PROCEEDS

      We will not receive any proceeds from the disposition of 1,250,000 shares of our common stock by the selling security holder or its transferees. However, there are an additional 900,000 shares of our common stock in escrow, and if the Company does not fulfill certain conditions by June 30, 2008 then (i) the selling security holder may exercise its right to purchase 250,000 of the escrowed shares for $1.00 per share, and we will receive $250,000 and (ii) the remaining 650,000 shares will be distributed to the selling security holder without consideration. If the escrow conditions are met, then all 900,000 shares will be returned to the Company for cancellation. See "Selling Security Holder." We also may receive up to $937,500 in gross proceeds from the exercise of warrants held by the selling security holder. We expect to use the proceeds, if any, we receive from the sale of the shares in escrow or the exercise of warrants for general working capital purposes.

           MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Market information

      Our common stock has been traded over the counter in the Pink Sheets since April 2007. The trading symbol for our common stock is "GRBC.PK." From September 2004 to April 2007 our common stock traded on the OTCBB. In April 2007 our common stock was delisted from the OTCBB for failure to satisfy applicable maintenance criteria. The following table sets forth quarterly high and low bid prices for the Common Stock for the periods presented, as reported by the OTCBB and, since April 2007, the Pink Sheets. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. We consider our stock to be "thinly-traded" and any reported sales prices may not be a true market based valuation of the stock.

Fiscal Year Ended December 31, 2005
                                                HIGH BID       LOW BID
First Quarter*                                   $.047          $.006
Second Quarter*                                   .074           .011
Third Quarter*                                    .034           .013
Fourth Quarter*                                   .0265          .012

Fiscal Year Ended December 31, 2006
First Quarter*                                    .035           .013
Second Quarter*                                   .032           .015
Third Quarter                                     3.00           1.75
Fourth Quarter                                    4.60           1.10

Fiscal Year Ended December 31, 2007
First Quarter
Second Quarter                                    2.43           0.70
Third Quarter                                     5.13           1.55
Fourth Quarter                                    3.59           1.73

Fiscal Year Ending December 31, 2008
First Quarter                                     3.50           1.56

*This period was prior to the 1 for 100 reverse stock split of our common stock which became effective on August 14, 2006, following which there were only 72,150 shares of our common stock issued and outstanding. On September 22, 2006 the Company acquired the assets of Carbon Recovery Corporation by the issuance of 48,188,996 shares of its common stock. On December 31, 2006 the Company acquired the assets of Mobilestream Oil, Inc. by the issuance of 11,145,225 shares of its common stock; however, the Mobilestream acquired assets included 37,000,000 shares of our own common stock, all of which have been cancelled. As of May 23, 2008 our issued and outstanding shares of common stock total 47,378,713 shares.

      Shares eligible for future sale could depress the price of our common stock, thus lowering the value of a buyer's investment. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.

      On June 4, 2008 the prices of our common stock were $2.20_high, $2.01 low and $2.01 close as quoted on the Pink Sheets.

Holders

      As of May 23, 2008 there were approximately 309 record holders of our common stock.

Dividends

      We have never paid a cash dividend on our common stock because we have never had earnings from our current microwave technology based business from which any dividend could be paid. Assuming we have earnings in the future, we anticipate that any such earnings will be retained for use in our business. Accordingly, we do not anticipate the payment of any cash dividends in the foreseeable future.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

      The following discussion of our financial condition and results of operations should be read in conjunction with our Financial Statements and Notes and the other financial information included elsewhere in this prospectus.

Overview

      Since the acquisitions of the assets of Carbon Recovery and Mobilestream in 2006, our business became, and continues to be: (i) the construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials; (ii) the design, manufacture and sale of machinery and equipment units, embodying the technology and focused on specific applications; and (iii) the licensing of third parties to exploit that technology.

Plan of operation

      We have not had any revenues from operations since the closing of the asset acquisitions of Carbon Recovery Corporation in September 2006 and Mobilestream Oil, Inc. in December 2006. Our immediate predecessors in interest never received any revenues from their respective businesses before we acquired their assets. Prior to September 2006, all revenues we received from operations were derived from lines of business unrelated to our current activities, and in which we no longer have any ownership interest or other participation. See "Business-History of the Company." We have financed our operations principally through private sales of equity securities, and convertible notes and debentures. In 2007 we raised net proceeds of $1,168,461 through the sale of 1,519,564 shares of our common stock.

      As of March 31, 2008, our total current assets were $7,027,165, of which cash and cash equivalents were $6,665,654. As of March 31, 2008, our total current liabilities were $5,384,376 and our total liabilities were $5,425,080.

      We have no manufacturing capability of our own. Accordingly, we have entered into an agreement with a manufacturing facility in the Midwest for the manufacture of our machines. We are expecting completion of our first GRFR model 1 ton microwave reactor automotive shredded residual (ASR) processing machine by June 30, 2008. This machine is designed to apply our microwave technology to the decomposition of tires as waste and to retrieve usable and saleable components therefrom in the form of carbon, electricity, and gas.

      We have begun our marketing efforts in various industry sectors. We have hired dedicated sales and marketing personnel. We have submitted several proposals to build one or more forms of microwave reactor ASR processing machines with varying processing speeds. We reasonably expect to sign our first contract for a GRFR 10-ton microwave reactor ASR processing machine for application in the tire recycling industry by October 31, 2008. We are also in negotiation with a company in the oil industry concerning funding for construction and testing of a microwave processing machine to decompose hydrocarbons in a different segment of the petroleum materials market. If the results of the operation of this machine are successful, then the company will have the right to enter into a five year exclusive agreement with our company for the right to purchase, market and distribute machines that perform in this segment of the market place.

      We have entered into exclusive distributorship and sales representative agreements with several companies. Each agreement is limited in the type of equipment and process that is the subject of the exclusive arrangement, geographical area, duration and commissions or other payment terms for sourcing potential customers for our equipment. Under each agreement, a distributor or other representative is paid only from the proceeds we receive from an actual sale or lease transaction.

      We also intend to consider the development of additional machines and equipment using our core technology in areas outside of the tire recycling industry, but, as discussed in the section on our business, we will require the assistance of outside capital equity investments on a large scale, or we will need to align ourselves with joint venture or strategic alliance partners in order to have the funds available to exploit these other potential applications.

      We plan to continue to finance our operations with the sale of additional common stock or sale of convertible securities. We also have alternative plans which include, among others, reducing our expenses to the required level based on our financial situation. Although we raised approximately $9,100,000 during the first four months of 2008 from the private placement of our common stock, there are no assurances that we will be successful in obtaining an adequate level of financing needed for the long term research, development and commercialization of our planned products.

      We estimate that we can satisfy our current operational cash requirements and will not have to raise additional funds during the next 36 months. Our assessment of our cash needs, however, is based on assumptions concerning the rate of our cash expenses, the technological and engineering challenges in the development of our products, the projected development times, the equipment construction and testing trials required along with their projected timetable, the demand for our product and the costs of product sales, and the receipt of orders for our products. Our actual operations may be affected by increases in our operating expenses, increases in our payroll and staff related matters, technological or engineering difficulties, deviation from the timetables for experimentation and testing trials, unexpected regulatory problems, delays in receipt and acceptance of orders for our machines, low demand for our products or the effects of competition.

      Through April 30, 2008, we raised approximately $9,100,000 from the sale of our common stock and warrants to purchase shares of our common stock in private placements. We raised $1,250,000 from a private placement of our common stock and warrants in December 2007. The investor, in its sole discretion, may choose to purchase an additional 250,000 shares of our common stock currently in escrow for $250,000, and will receive 400,000 shares without additional consideration if we do not met certain conditions in the escrow agreement. We expect to continue to raise funds through the private sale of convertible debt or equity in our Company during the remainder of 2008, but as yet no terms have been established for the sale of such debt and equity and there can be no assurance we will be successful in raising required capital.

      As an additional, but not complete, alternative we may enter into strategic alliances joint ventures and similar arrangements for the development, testing, construction, marketing and sale of our machines. In each such arrangement we will be required to share our revenues from sale of our products with the other party to the arrangement. The methods, terms and amounts of these arrangements may vary greatly for each such transaction. One such alliance is currently under discussion, but the terms including revenue sharing and funding, have not been finalized. In the proposal, the other company will fund research and development of a machine for application in an area of the petroleum recovery sector using our technology in return for which it will have a five year exclusive right to market and sell the machines if the product is commercially successful.

      We also estimate an increase in the number of our employees in the next twelve months. The increase in number of employees is expected mostly in marketing and sales and operations as we start to market our machines for a variety of purposes. The expected increase in the number of employees in the next twelve months is between 3-5 employees.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents

      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents. At March 31, 2008, the Company maintained cash and cash equivalent balances at two financial institution that are insured by the Federal Deposit Insurance Corporation up to $100,000. At March 31, 2008 the Company's uninsured cash balances total $6,424,200.

      Start-up Costs

      In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

      Income Taxes

      Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Effective December 31, 2006 the Company acquired substantially all of the assets of Mobilestream Oil, Inc. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their fair market values in accordance with SFAS 141, BUSINESS COMBINATIONS. All account amounts and share amounts have been updated and presented to reflect the change.

      Earnings (loss) per Share of Common Stock

      Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.

Recent Accounting Pronouncements

      In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

      Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position or results of operations.

Off-Balance Sheet Arrangements

      We do not have any off-balance sheet arrangements.

                                    BUSINESS

Introduction

      Prior to our acquisition of the assets and development stage business of Carbon Recovery Corporation on September 22, 2006, and the subsequent acquisition of the assets of Mobilestream Oil, Inc. on December 31, 2006 we had been a shell corporation since approximately December 15, 2005. Our business history prior to September 22, 2006 may be found at "Business-History of the Company."

      We are a development stage company with patent pending proven microwave technology that allows for removal of oil and alternative petroleum products at very low cost from various sources, including shale deposits, tar sands, capped oil wells, tires and waste oil streams, with significantly greater yields and lower costs than are available using existing known technologies. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from secondary raw materials, and is expected to dramatically reduce the cost for oil and gas recovery from a variety of these unconventional hydrocarbon sources.

      With the acquisition of (i) the assets and (ii) the development stage business from Carbon Recovery, our business became that of Carbon Recovery. That business was, and continues to be: (i) the construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials; (ii) the design, manufacture and sale of machinery and equipment units, embodying the technology and focused on specific applications; and (iii) the licensing of third parties to exploit that technology.

      One application of the process utilizes the technology to decompose waste tires into their components of carbon black, scrap steel, and hydrocarbon liquid and gas. Since the tires are manufactured with a combination of different grades of carbon black, the collected carbon black product is a composite of 4 to 6 different grades. The hydrocarbon liquid is not truly "oil". A tire is manufactured from hydrocarbons (60%), and rubber and steel (40% together). The hydrocarbons used to make a tire are "process oil". This "process oil" is a refined product, but with our technology it is broken into a gas which is then partially liquified. The precise composition of the resulting condensed liquid is not known but it has been tested and has a BTU content comparable to diesel fuel so we believe that it can be readily sold for fuel value.

      The tire decomposition process involves a series of steps including repeated break down of the materials into smaller components to fit the machine size, repeated washings and dryings, and repeated exposure of the materials to the microwave process at temperatures and for time periods applicable to this kind of material.

      At the present time, the process operates successfully in laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize our process for application to tires in a large scale manner. We have not demonstrated the ability to repeat these results at the macro level because we have not had funds sufficient to build the equipment to apply the technology at the requisite sizes for mass commercial application. However, we have entered into a contract with Ingersoll Production Systems to build a prototype reactor system and one GRFR 1 ton ASR microwave reactor system. The estimated delivery date is May 31, 2008. We are also negotiating with tire recycling facilities for the purchase of a GRFR 10 ton microwave reactor ASR processing machine for use in the tire recycling industry with a capability of processing ten (10) tons of tires per hour with the final purchase price to be determined.

      We are also in negotiation with a company in the oil industry to fund the construction and testing of a similar microwave processing machine to decompose hydrocarbons in a different segment of the petroleum materials market. If the results of the operation of this machine are successful, then the oil industry company will have the right to enter into a five year exclusive purchase, marketing and sales distribution agreement with us for machines that perform in this segment of the market place. We have not finalized the economic arrangements or other terms of this agreement.

      There are other potential applications for our microwave technology covered by the pending patents. These include:

      1. Stimulation of production of mature oil and gas wells ("stripper" wells);
      2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;
      3.    Volatilization of heavy or slurry oil;
      4.    Recovery of oil from oil shale and oil sands; and
      5.    Medicinal applications.

      Each potential application will require additional testing and refinement in the laboratory, creation and design of equipment that will use the technology to recover hydrocarbons from these alternate sources, the construction of test units in situ that are sufficiently large to determine whether the application works on a large scale and has commercial value, securing orders for the manufacture of machines designed to implement the process, and the manufacture, sale and distribution of such equipment. Currently, we do not have adequate funds available to take these steps for any of these alternate applications. Therefore, our ability to expand our business in any such direction will depend upon our success in finding joint venture or strategic alliance partners to underwrite these activities, or licensees with the resources to develop these applications while paying us royalties and similar fees. There can be no assurance that we will succeed.

Manufacturing Outsourcing

      We do not have our own factory site nor the equipment, personnel and funds required to manufacture the machines designed to implement applications of our pending patents technology. Accordingly, our strategy will be to enter into manufacturing agreements with companies that have the physical sites, manpower and financial strength to manufacture our equipment to our specifications. We have entered into one five year joint cooperation agreement with Ingersoll Production Systems in Rockford, Illinois. Under our agreement, the manufacturer will build a piece of equipment against payment in stages which will be linked to the payments we receive from a customer under a purchase agreement. The first GRFR 1 ton ASR prototype reactor system is currently under construction, and its estimated delivery date is June 30, 2008. The agreement also grants us discounts based on larger units orders. Under the agreement, Ingersoll will also increase its staff and dedicate certain facilities to the production of our equipment once the backlog value of orders reaches $20,000,000. Subject to our obligations under the cooperation agreement, we will seek to develop similar arrangements with other manufacturers.

Joint Ventures or Strategic Alliances

      We currently have limited funds available to pursue research and development of our technology in other potential areas of application. These additional applications require the investment of large amounts of capital over extended time periods to investigate, refine and eventually develop the correct techniques for the use of microwave technology for the relevant application, build test units to evaluate the viability of the techniques on a large scale, determine the commercial usefulness of the application, and develop a sales and marketing force with expertise in the intended area of use. Accordingly, our strategy will be to negotiate collaborative agreements with large industrial and manufacturing companies, governments, or other parties to pursue opportunities in these areas of application. We are currently in negotiation with one such company in the oil industry concerning the funding for construction and testing of a microwave processing machine to decompose hydrocarbons in a segment of the petroleum materials market other than the tire recycling industry. If the results of the operation of this machine are successful, then, at the option of the oil industry company, we likely will enter into a five year exclusive purchase, marketing and sales distribution agreement with this company for machines that perform in this segment of the market place. We have not negotiated the terms of the exclusive agreement.

      Marketing and Distribution Arrangements

      We currently have 1 full time sales person and several part time consultants for the sale, marketing and distribution of our products. Subject to obtaining additional funding, we intend to increase our sales force during the next twelve months by hiring at least 3-5 sales persons. If we cannot expand our own sales and marketing personnel, then we will be required to partly outsource these activities to third parties. Currently, we do not have any discussions or plans underway to do so, and we do not know what terms and conditions may be required to obtain this assistance from third party sales organizations.

      Intellectual Property

      We currently have six patent pending applications at the United States Patent and Trademark Office ("PTO") and internationally for applications of our proprietary microwave technology to decompose and recover hydrocarbons and fossil fuels from sources such as tires, oil shale, capped wells, shale deposits, and waste oil streams. The same pending patents also cover certain medical applications of our technology. We rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect our rights in our technology. We maintain confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties.

      We do not currently have any trademark or service mark protection other than that available at common-law, if any. We intend to file appropriate applications for protection upon receipt of funds allocated to that purpose.

      Regulatory Issues

      At this time, there are no direct federal or state certification or regulatory requirements for our products, except for the requirement that all our equipment conform to regulations for microwave devices. We are not aware of any pending federal or state legislation which would introduce regulatory requirements that would negatively impact or impede the manufacture, sale and distribution of our equipment in the United States or elsewhere.

      There will be federal, state and local environmental, health and hazardous substance regulations that will apply at each location at which one of our machines is installed. It is not possible to discuss the variety of these regulations in detail; however, we believe that the design of our equipment for the decomposition of hydrocarbons for the applications in which they are currently being marketed--namely waste tires--will protect the environment from any harmful releases or waste products.

      Wholly apart from any regulatory requirements, we will maintain product liability insurance for our products as a condition of our ability to market them. Our purchase agreements will require our customers to maintain adequate amounts of product liability insurance naming us as an additional insured.

      History of the Company

      The Company was organized as a Colorado corporation on March 28, 2000 under the name "Email Mortgage Com, Incorporated ("Email Mortgage Com"). Its business focus was the marketing of first and second mortgages, principally through its website. The Company was not successful with that business and in

2002 it discontinued those operations, liquidated its loan inventory, and paid off its then existing liabilities. Also in 2002, Email Mortgage Com changed its state of domicile from Colorado to Nevada and changed its name to "Advanced Healthcare Technologies, Inc." ("Advanced Healthcare"). Under such name, the Company first owned and operated a subsidiary named "Advanced Hyperbaric Industries, Inc." ("Advanced Hyperbaric") which engaged in the manufacture and marketing of rigid extremity hyperbaric chambers and a sacral patch device, both of which utilized oxygen therapy for the treatment of open sores and wounds, including bedsores. On December 4, 2003, the Company acquired a 100% interest in "Nutratek LLC" ("Nutratek") which was engaged in the research and development of nutritional dietary supplements, functional food products and natural sweeteners, which products were manufactured by non-related third parties. On March 31, 2004, as a consequence of the Nutratek acquisition, the Company spun off and sold the intellectual properties and oxygen therapy products and business of Advanced Hyperbaric in exchange for the assumption of Advanced Hyperbaric's liabilities. On June 30, 2004 the former President, Chief Executive Officer, Director and majority stockholder sold his interest in the Company to an unrelated third party. In connection with that sale and change in control, the Company's operating subsidiary, Nutratek was spun off to the selling majority stockholder and the purchaser determined to change the business of the Company to that of a business development company. On September 17, 2004 the Company filed a notice with the Securities and Exchange Commission ("SEC") electing to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended. The intent was to focus on acquiring interests in portfolio companies doing business in the energy sector.

      While operating as a BDC, and seeking energy-related portfolio companies, on January 11, 2005 the Company acquired a 50% interest in Well Renewal, LLC ("Well Renewal"), an entity which managed and operated approximately 30 oil wells in Oklahoma by utilizing a nitrogen and carbon dioxide gas injection unit to "pump up" and re-pressurize the wells to increase oil output. In December 2005 we assigned our Well Renewal ownership interest to Transnix Global Corporation in settlement of sums past due under a $137,900 8% debenture we issued to Transnix. We filed a notice withdrawing our BDC election on December 17, 2005, and the Company became a "development stage company" and a shell corporation from that date until the Carbon Recovery acquisition in September 2006.

      On June 7, 2006, an unrelated third party acquired the Restated and Amended Debenture owned by Transnix Global Corporation, which represented the balance of the indebtedness by the Company to Transnix in the principal amount of $102,345 and accrued interest of $16,274. In conjunction with the assignment of the Debenture, all of the Company's then directors (Messrs. Caldwell, Ferandell, Jordan, Mangiarelli and van Adelsberg) and the Company's sole officer, Richard Mangiarelli, resigned. Contemporaneously, Mary K. Radomsky was elected as a director and as the sole officer of the Company. Mrs. Radomsky began negotiations for the acquisition of Carbon Recovery Corporation ("Carbon Recovery" or "CRC"). On September 22, 2006, we acquired the assets and development stage business of CRC. The technology owned by CRC was licensed to it by Mobilestream Oil, Inc. ("Mobilestream"). On December 31, 2006 we acquired the assets of Mobilestream, thus bringing all of the variable microwave frequency technology under its umbrella.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The following table sets forth the name, age and position held by each of our directors and executive officers. Directors are elected at each annual meeting and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders. Effective January 1, 2008, our directors are compensated for their services by awarding them 3,000 options to purchase shares of our common stock under our 2008 Employees Incentive Stock Option Plan for each meeting attended, and they also receive $200 for expenses in attending each meeting.

       Name                  Age                       Position
       -----                 ---                       --------
Frank G. Pringle             65        Chairman of the Board of Directors,
                                       President and Chief Executive Officer

Jeffrey J. Andrews           56        Chief Financial Officer,
                                       Secretary and Treasurer


Jeffrey T. Kimberly          46        Chief Operating Officer

Wayne J. Koehl               56        Executive Vice President

Frederick A. Clark           44        Director

Lincoln Jones III
Major General, USA (Ret.)    75        Director

Kim Thorne O'Brien           49        Director

Jonathan L. Simon            56        Director

Business Experience

      The following describes the business backgrounds of our executive officers and directors.

      Frank G. Pringle has served as our Chairman of the Board, President and Chief Executive Officer since September 22, 2006. For the four years prior thereto Mr. Pringle was the Chairman and President/CEO of our predecessor corporations, Carbon Recovery Corporation and Mobilestream Oil, Inc., both of which were engaged in the same business as the Company. Mr. Pringle is the inventor of the process and related apparatus covered by the patent pending covering portions of the described technology. Mr. Pringle attended Kent State from 1962 to 1963, Hiram College from 1963 to 1964, Lake Erie College from 1963 to 1964 and Towson State College from 1965 to 1966, majoring in Chemistry and Mathematics. Since 1964: he has (i) designed and installed "turn key" engineering operations for food, soft drink, brewery, glass and plastic manufacturing plants, (ii) been a consultant to clients for previously designed and installed manufacturing plants, (iii) designed, built and managed the operations of a plant for recycling glass, and (iv) since approximately 1999, worked on the development of the technology.

      Jeffrey J. Andrews has served as our Chief Financial Officer, Treasurer and Secretary since September 22, 2006, and as a director from that date until his resignation on May 21, 2008. Mr. Andrews graduated from Villanova University in May, 1974 with a B.S. in Accounting. He has been a C.P.A. in Pennsylvania since 1978. He commenced his accounting career as an Audit Manager for a regional firm, and over his career has served as the Controller, Treasurer and/or CFO of various companies, and has had experience in corporate restructurings and reorganizations as well as IPO's and SEC periodic reporting. From April, 1999 to June, 2002 Mr. Andrews served as CFO of Collectible Concepts Group, Inc., a public company. From June 2002 to October 2004 Mr. Andrews was the Controller of Encapsulation Systems Inc. He joined the Company upon the acquisition of Carbon Recovery Corporation on September 22, 2006, but he had been employed by Carbon Recovery Corporation since November 1, 2004.

      Jeffrey T. Kimberly was appointed our Chief Operating Officer effective February 7, 2008. Mr. Kimberly has over 27 years experience in the machine tool industry. From September 2006 to January 2008, Mr. Kimberly served as President of Ingersoll Productions Systems, a custom engineer and manufacturer of high quality production machinery and a subsidiary of the Dalian Tool Machine Group Co., Ltd. Previously at Ingersoll Production Systems, Mr. Kimberly served as the Director of Planning and Process Control (January 2006 to September 2006) and as the Director of Projects and Materials (2002 to July 2005). From July 2005 to January 2006, Mr. Kimberly served as the Senior Project Manager and Master Scheduler at ITT Pure-Flo MPC, a manufacturer of process systems (single-purpose systems - containing pumps, valves, pressure vessels and instrumentation) primarily for biopharmaceutical and pharmaceutical companies. From 1981 to 2002, Mr. Kimberly served in various capacities at Ingersoll Milling Machine Co., including Process Control Manager (1999 - 2002), Project Manager (1997 - 1999) and Sales & Simultaneous Engineering Project Manager (1990 - 1997). Mr. Kimberly's educational background includes training in mechanical design and machine shop and assembly floor manufacturing.

      Wayne J. Koehl was appointed our Executive Vice Pesident effective May 15, 2008. Mr. Koehl is a licensed title agent in 8 states and a member of the Mortgage Bankers Association. From 2006 until he joined the Company, Mr. Koehl was the General Manager of the National Division of Surety Lender Services, a division of Surety Title Corp. From 2003 to 2006 Mr. Koehl was self-employed and provided lending and real estate options to builders and developers. From 1992 to 2003 Mr. Koehl was a Senior Vice President of Tri-Star Financial Services, Inc. Mr. Koehl served as Chairman of the Planning and Zoning Board of the Borough of Mount Ephraim, New Jersey from 2004 to 2007, and on the Advisory Committee of the New Jersey Department of Transportation from 2004 to 2008. Mr. Koehl graduated from William Penn College in 1973.

      Frederick A. Clark has served as a director of the Company since December 14, 2006. Mr. Clark is President/CEO of Clark Resources, Inc., a governmental relations consulting firm located in Harrisburg, Pennsylvania. Mr. Clark graduated from Pennsylvania State University with a B.A. in Elementary Education in 1985. Mr. Clark has served as a member of the Board of Education of the Harrisburg School District, has served as the President of the African American Chamber of Commerce, is the former CEO of the Urban League of Metropolitan Harrisburg, and is currently Chairman of the National African American Cultural Center. For the past several years, Mr. Clark has been a part-time lecturer at the Pennsylvania Governor's School on Business and Industry and has been appointed by the past three Pennsylvania governors to serve on boards and commissions. Clark Resources, Inc. is representing the Company in Pennsylvania for matters with respect to the proposed tire disposal facility.

      Lincoln Jones III has served as a director of the Company since May 21, 2008. General Jones served in the United States Army from 1958 to 1990 from which he retired with the rank of Major General. From 2004 to the present General Jones has been Chairman of the Board of International Spectrum and Development Corporation, a company engaged in operating family entertainment centers. From 1998 to the present General Jones has also been President of Lincoln Associates, Inc., a company that provides assistance and consulting services for political-military subjects and energy related projects in the United States and overseas. From 1996-1998 General Jones served as Vice Chairman of Enron Europe, and from 1990 to 1998 he held positions as President of various subsidiaries or affiliates of Enron Corp. General Jones graduated from the United States Military Academy, West Point with a B.S. in Engineering and received a M.S in International Relations and Political Science from Auburn University. General Jones is also a graduate of the United States Air Force Command and Staff College and the National War College, National Defense University in Washington, D.C. General Jones has received numerous awards and decorations including the Distinguished Service Medal with oak leaf cluster and the Department of the Army Outstanding Civilian Service Medal in 2002. General Jones is a member of the board of directors of several associations including St. Thomas University (College of International Studies) and National Defense University Foundation.

      Ms. Kim Thorne O'Brien has served as a director of the Company since September 20, 2007. Since May, 2004 Ms. O'Brien has been President of Independence, Inc., a firm engaged in providing consulting services to start-up biotechnology companies. From December, 2001 to May, 2004 Kim was Vice President, Business Development & Marketing, of AdvancedTraces, Inc. a company engaged in the development of supersensitive detectors of biowarfare agents. Prior to that, Ms. O'Brien was Regional Business Director, Northeast Region, of MedImmune, Inc. from October 1995 to October 2001. Ms. O'Brien graduated from Ursinius College in 1980 with a B.S. in Health & Physical Education, graduated from Temple University with an M.S.Ed in Exercise Physiology in 1981 and completed all work except for the dissertation for a Ph.D. in Cardiovascular Physiology from Temple University. Thereafter, and until October 1995, Ms. O'Brein held various jobs in the health industry.

      Jonathan L. Simon has been a director of the Company since September 20, 2007. Mr. Simon has been engaged in the recycling industry since approximately the mid-1970's. From 1990 to March, 2006 he was President of Royal Green Corp., a company engaged primarily in recycling ferrous metals. From April, 2006 to the present, Mr. Simon has been President of Royal Green LLC, a successor company to the corporation, still engaged in recycling ferrous metals. In addition, since May, 2006 Mr. Simon has been a director of Green Energy Technologies. Mr. Simon graduated from the University of Pittsburgh in 1973 with a BS in Biology (with honors).

      There are no family relationships between any of the executive officers and directors.

Executive Compensation

      The following table sets forth all compensation awarded to, earned by, or paid for services in all capacities during 2007 and 2006 by our Chief Executive Officer and Chief Financial Officer.

NAME AND                                     STOCK    OPTION       ALL OTHER
PRINCIPAL POSITION     YEAR     SALARY       BONUS    AWARDS       AWARDS      COMPENSATION   TOTAL

Frank G. Pringle,      2007   $354,166.50    N/A      $2,189,000   $(1)        $44,175.00     $2,587,341.50
President and CEO (1)  2006   N/A            N/A      N/A          N/A         $37,002.50     $   37,002.50


Richard Mangerilli     2007   N/A            N/A      N/A          N/A         N/A            $-0-
Former Pres. and       2006   $30,000        $-0-     N/A          N/A         N/A            $30,000
CEO(2)

Jeffrey J Andrews      2007   $162,439.00    $-0-     $579,000     $           $(3)           $741,439.00
CFO, Treasurer(3)      2006   $30,000        $-0-     N/A          $           N/A            N/A

(1) Mr. Pringle received $26,000 as the President of Carbon Recovery Corporation, a predecessor of the Company, and $259,416.67 as the President of Mobilestream Oil, Inc., another predecessor of the Company during 2006. In 2007 Mr. Pringle was compensated under an unsigned employment arrangement with the Company. The Company awarded Mr. Pringle shares of its common stock on the following dates and at the following prices: (i) 300,000 shares on April 20, 2007 at a price of $1.38 per share or a total value of $414,000; (ii) 250,000 shares on August 1, 2007 at a price of $2.60 per share or a total value of $650,000 and (iii) 250,000 shares on August 16, 2007 at a price of $4.50 per share or a total value of $1,125,000. In 2006 the Company paid the rental value of three used automobiles for the use of Mr. Pringle and two members of his family who were also employees of the Company. In 2007, however, the Company sold all 3 automobiles to Mr. Pringle. Under the employment arrangement, in 2007 the Company paid for a $6,000,000 life insurance policy on Mr. Pringle's life, $2,000,000 of which is payable to his wife and $4,000,000 to the Company. The annual premium paid was $44,175.00 in 2007 and $37,002.50 in 2006, and was included in All Other Compensation.

(2) Mr. Mangierelli was President and CEO of the Company from 2003 through June 2006. The sum shown represents his accrued and unpaid salary for that period and they were paid to him prior to filing the Company's Form 10-KSB for the fiscal year ended March 31, 2006.

(3) Mr. Andrews does not have a written employment agreement. In 2006 Mr. Andrews received $30,800 for serving as CFO of the Company, and was paid an additional $69,200 for acting as the CFO and Treasurer of Carbon Recovery Corporation. In 2007 Mr. Andrews received $162,439.00 as his salary. The Company awarded Mr. Andrews shares of its common stock on the following dates and at the following prices: (i) 100,000 shares on June 1, 2007 at a price of $1.36 per share or a total value of $136,000; and (ii) 100,000 shares on August 1, 2007 at a price of $4,43 per share or a total value of $443,000. We pay $344.00 each month for a disability policy for Mr. Andrews and we pay for a life insurance policy for which his family is the beneficiary. In 2007 the annual premium for the policy was $5,010.00 and in 2006 it was $2,748.90


                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                  Option Awards                                                     Stock Awards

                                                                                                               Equity     Equity
                                                                                                              Incentive  Incentive
                                                                                                                Plan       Plan
                                                                                                               Awards:    Awards:
                                                    Equity                                                     Number    Market or
                                                  Incentive                                                      of       Payout
                                                     Plan                                                     Unearned   Value of
                                                   Awards:                                       Market        Shares,   Unearned
                     Number of      Number of     Number of                          Number of   Value of     Units or   Shares,
                     Securities     Securities    Securities                         Shares or   Shares or     Other     Units or
                     Underlying     Underlying    Underlying                          Units of   Units of      Rights     Other
                    Unexercised    Unexercised   Unexercised   Option      Option    Stock That  Stock          That      Rights
                    Options (#)    Options (#)     Unearned    Exercise  Expiration   Have Not   That Have    Have Not   That Have
      Name          Exercisable   Unexercisable    Options      Price       Date       Vested    Not Vested    Vested   Not Vested
                                                     (#)         ($)                   (#)(1)       ($)          (#)        ($)
------------------------------------------------------------------------------------------------------------------------------------
Frank G. Pringle        -0-            -0-           -0-         -0-        -0-         -0-         -0-          -0-        -0-

Jeffrey J.Andrews     160,000         40,000         -0-        $1.00      40,000     108,000       -0-          -0-

Executive Employment Arrangements

      Mr. Pringle did not have a written employment agreement with the Company in 2007. Under the terms of his employment arrangement, Frank G. Pringle, the President and CEO, received a salary of $354,166.50 in 2007. In 2007 the Board of Directors awarded Mr. Pringle a total of 800,000 shares of common stock pursuant to the 2007 Employees Compensation and Stock Option Plan having an aggregate value of $2,189,000. We also paid an annual premium of $7273.00 and $3597.50 in 2007 and 2006, respectively, for a disability policy for Mr. Pringle. We paid premiums of $44,175.00 and $37,002.50 in 2007 and 2006, respectively for a $6,000,000 life insurance policy, of which $4,000,000 is paid to the Company and $2,000,000 is for the benefit of Mr. Pringle's family.

      The Company and 888 Corporation, a corporation of which Mr. Pringle is the sole stockholder, director and President, have entered into a consulting agreement effective January 1, 2008 (the "Consulting Agreement") for his services, the terms and conditions of which are as follows:

      TERM. The term of the Consulting Agreement is for the life of the patent pending technology owned by the Company which is estimated to be approximately 12 years. The term will be extended for the life of any additional patents filed relating to the Company's underlying technology.

      SERVICES. Mr. Pringle will furnish his consulting services for all matters related to the development and improvement of Company's technology and related business matters to the Company. Among such services, Mr. Pringle will perform research to identify additional applications of our technology, identify mixtures and compounds to which the technology may currently be applied, and identify additional sources of renewable energy to which our technology may be applicable. Mr. Pringle will also advise us concerning continuing education of our engineers and scientists, assist us in the installation of our equipment and trouble shoot performance related issues, interface with our internal and third party engineers, designers and manufacturers of our products, interact with scientists in various disciplines with respect to developments in microwave technology and potential applications to our business, supervise overall research projects we may undertake and cooperate with our intellectual property counsel regarding protection of our intellectual property. Under the Consulting Agreement, Mr. Pringle is required to devote such time to the business of the Company as he deems reasonably necessary to perform his duties thereunder. All such services shall be performed at our corporate headquarters, and Mr. Pringle will report to the Company President with respect to his services.

      INTELLECTUAL PROPERTY ISSUES. Under the Consulting Agreement all discoveries of Mr. Pringle relating to our technology belong to the Company, and 888 Corporation and Mr. Pringle agree to cooperate as required to perfect the Company's rights in any such discovery. Mr. Pringle has also agreed that for an 18 month period from the effective date of the Consulting Agreement, to disclose promptly to us any new developments he makes in "New Technology", defined as technology unrelated to our business and to give us a 90 day exclusive period in which to negotiate a license or purchase agreement with him. Mr. Pringle has also agreed that during the term of the Consulting Agreement he will not compete, directly or indirectly, with us by offering products or services similar to our own to anyone else, and that he will disclose to us any business opportunity coming to the attention of 888 Corporation or its affiliates including Mr. Pringle, or developed by any of them, relating to the business of the Company. The Consulting Agreement provides for enforcement mechanisms if a breach of these conditions occurs. Under the Consulting Agreement, Mr. Pringle will maintain in confidence all of the Company's confidential information as therein defined, and will return to us all of our confidential information at the time of termination of the Consulting Agreement.

      FEES. For providing Mr. Pringle's services, 888 Corporation will receive an annual consulting fee, payable bi-weekly in arrears, in accordance with the following schedule.

            2008 and 2009--$378,000
            2010--$448,000
            2011--$488,000
            2012--$538,000
            2013--$588,000
            2014 and thereafter (until expiration of our final patent) $668,000

      We will not withhold any tax or other forms of withholdings from our payments to 888 Corporation, all of which will be made by that corporation. 888 Corporation has agreed to indemnify us against all tax related claims arising from the payments. We will not pay 888 Corporation any benefits for Mr. Pringle, and Mr. Pringle will not be eligible to participate in our health, 401(k) or similar employee benefit related plans; however, we will reimburse him for any business related expense which, for this purpose, means any expense reasonably incurred in connection with the performance of his duties.

      In the event the Consulting Agreement is terminated as discussed below under "Termination", we will continue to pay 888 Corporation an annual post-termination royalty payment, payable monthly in arrears, in accordance with the following schedule:

             2008 and 2009--$378,000
             2010--$448,000
             2011--$488,000
             2012--$538,000
             2013--$588,000
             2014 and thereafter (until expiration of our final patent) $668,000

      EVENTS OF DEFAULT. The following constitute events of default under the Consulting Agreement:

      (i) Our failure to pay any 2 consecutive fee payments or royalty payments due under the Consulting Agreement;
      (ii)  Our failure to make any 3 payments within a 12 month calendar year;
      (iii) Our default in performing any other covenant or obligation under the Consulting Agreement that continues for 30 days after written notice of the default is received by us; or
      (iv) Our dissolution, liquidation,insolvency or similar event.

      CONSULTANT SECURITY INTEREST UNDER CONSULTING AGREEMENT AND RIGHTS UPON COMPANY EVENT OF DEFAULT.

      In order to protect 888 Corporation and Mr. Pringle against an event of default under the Consulting Agreement, we have granted 888 Corporation a first priority security interest in our intellectual property including our pending patents. In addition, we have executed and delivered to 888 Corporation an assignment of our intellectual property which may be recorded in the U.S. Patent Office if an event of default occurs; however, 888 Corporation may not file the assignment with the Patent Office unless it is accompanied by an affidavit of our Chief Executive Officer or our Chief Financial Officer (neither of whom may be an affiliate of 888 Corporation). 888 Corporation has agreed to subordinate its security position to any institutional financing the Company may undertake. In the event our intellectual property is assigned to 888 Corporation, we are released from any and all subsequent payments under the Consulting Agreement.

      TERMINATION. The Consulting Agreement may be terminated in any of the following ways:

      (i)   Mr. Pringle's death;
      (ii)  The dissolution or liquidation of 888 Corporation;
      (iii) For cause which is defined as the conviction of Mr. Pringle for a crime involving "moral turpitude."
      (iv)  By mutual consent of the parties.

      CONSEQUENCES OF TERMINATION. If the Consulting Agreement is terminated for any reason then 888 Corporation or its successor shall receive the following:
(i) all payments due under the Consulting Agreement to the date of termination;
(ii) all royalty payments due under the post-termination royalty schedule above payable monthly in arrears until expiration of our final patent; (iii) medical benefits for a 10 year period.

      Jeffrey J. Andrews, the Chief Financial Officer, Treasurer and Corporate Secretary, is employed pursuant to at will agreement with the Company. In 2007 Mr. Andrews received a salary of $162,439.00. In 2007 the Board of Directors awarded Mr. Andrews a total of 200,000 shares of common stock pursuant to the 2007 Employees Compensation and Stock Option Plan having an aggregate value of $741,439.We pay $344.00 each month for a disability policy for Mr. Andrews and we pay for a life insurance policy for which his family is the beneficiary. In 2007 the annual premium for the policy was $5,010.00 and in 2006 it was $2,748.90

      Mr. Kimberly, the Chief Operating Officer, is employed pursuant to a term sheet executed on November 4, 2007 outlining the terms of his employment under which Mr. Kimberly commenced his employment on February 11, 2008. The initial term of employment under the term sheet is five years. The Company paid Mr. Kimberly a signing bonus of $100,000 in connection with his execution of the term sheet.

      Mr. Kimberly will receive a base salary of $200,000 per annum which will be increased to $225,000 on August 11, 2008, the sixth month anniversary of his start date on February 11, 2008. Mr. Kimberly also is eligible to receive a yearly performance bonus to be paid in shares of our common stock issued under the Company 2008 Employees Compensation Plan in accordance with the following schedule:

      (a)   up to 50,000 shares for fiscal 2008;
      (b)   up to 40,000 shares for fiscal 2009;
      (c)   up to 35,000 shares for fiscal 2010;
      (d)   up to 35,000 shares for fiscal 2011; and
      (e)   up to 35,000 shares for fiscal 2012.

The number of shares to be issued for each fiscal year bonus and the performance criteria for such bonus will be established by our Board of Directors.

During the two year period commencing February 11, 2008, we will make monthly car payments to Mr. Kimberly in the amount of $509.88. At the end of such two year period, the Company will pay to Mr. Kimberly the amount equal to (a) the balance of his auto loan for his current automobile and (b) the amounts paid for such auto loan by Mr. Kimberly prior to February 11, 2008. The Company will also pay Mr. Kimberly a relocation package which consists of (i) the cost of a moving company to pack and move Mr. Kimberly's household to New Jersey, (ii) temporary housing costs until he acquires a home in New Jersey and (iii) the expense for travel to and from Illinois on weekends until Mr. Kimberly's family relocates. Mr. Kimberly will be provided with medical, dental, group life and long term disability insurance. Mr. Kimberly will receive three weeks paid vacation per year.

If Mr. Kimberly terminates his employment at any time prior to the end of the five year term, he will receive (1) any prior annual bonuses that were earned but not yet paid as of the date of his resignation and (2) accrued but unpaid salary through the effective date of his resignation along with any outstanding travel or entertainment expenses. If the Company terminates Mr. Kimberly's employment prior to the end of the five year term, the Company will continue to pay Mr. Kimberly his base salary then in effect and provide medical insurance until the earlier of (i) the first anniversary of the effective date of the termination by the Registrant or (ii) Mr. Kimberly's acceptance of employment with another company. Mr. Kimberly will also be entitled to any annual bonus earned but not yet paid prior to the Company's termination of his employment (which may include a bonus that was earned in the year of such termination). Mr. Kimberly is not entitled to any severance in the event his employment is terminated in connection with a change in control of the Company.

Mr. Koehl, the Executive Vice President, is employed pursuant to an unwritten agreement under which Mr. Koehl commenced his employment on May 15, 2008. The initial term of employment is five years. Mr. Koehl will receive a base salary of $160,000 per annum which will be increased to $200,000 on November 5, 2008. Mr. Koehl will also participate in the Company's benefit plans and will receive an automobile allowance. The Company paid Mr. Koehl a bonus of 100,000 shares of our common stock at the time of commencement of his employment. Mr. Koehl will also be awarded options to purchase 100,000 shares of our common stock under our 2008 Stock Option Plan.

Compensation of Directors

                                                        DIRECTOR COMPENSATION
                                                        ---------------------

                                                                 Non-Equity     Change in Pension
                                                                 Incentive          Value and
                      Fees Earned                                   Plan          Non-Qualified       All Other
                       or Paid in      Stock        Option      Compensation         Deferred        Compensation
                        Cash ($)    Awards ($)    Awards ($)    ($) Earnings       Compensation          ($)(1)       Total ($)
Frank G. Pringle      $         -   $        -   $         -    $          -      $           -      $          -    $        -

Jeffrey J. Andrews    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Frederick A. Clark    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Kim Thorne O'Brien    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Jonathan L. Simon     $         -   $        -   $         -    $          -      $           -      $          -    $        -

Mary K. Rdomsky       $         -   $50,000  -   $         -    $          -      $           -      $          -    $        -

(1)For the fiscal year ended December 31, 2006 and December 31, 2007, neither the former directors (except as discussed below) nor the current directors were compensated for their services as directors. We do not intend to compensate our current directors, or any additional directors who may be elected; however, expenses of attending meetings will be reimbursed. During the fiscal year ended December 31, 2006 there were no formal meetings of the Board of Directors; action was taken by written consent.

Mary K. Radomsky served as the sole director and officer from June 7, 2006 to September 22, 2006. Although she was not compensated, the in-coming directors voted to give her an honorarium by the issuance of 25,000 shares of our Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of May 23, 2008, information regarding the beneficial ownership of shares of our common stock (i) by each person known by us to own 5% or more of the outstanding shares of our common stock, (ii) by each of our named executive officers and our directors, and (iii) by all executive officers and directors as a group. At the close of business on May 23, 2008, there were 47,378,713 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting power and investment power with respect to all shares beneficially owned by them.

                                                                           Shares of
                                                                           Percentage
                                                       Common              of Class as of
Name and Address of Beneficial Owners                  Stock               5/23/2008(1)
-------------------------------------                  ---------           --------------
Frank G. Pringle                                       17,984,594(2)          27.62%(2)
109 Bortons Road
Marlton, New Jersey 08053

Jeffrey J. Andrews                                        200,000(3)         0.0031%(3)
8 Cushman Road
Rosemount, Pennsylvania 19010

Jeffrey T. Kimble                                             -0-                -0-
462 Oakshade Road
Shamong, NJ 08088

Wayne J. Koehl                                            100,000            0.0015%(4)
207 Lowell Avenue
Mt. Ephraim, NJ 08059

Frederick A. Clark                                            -0-                -0-
321 N. Front Street
Harrisburg, Pennsylvania 17101

Lincoln Jones III                                             -0-                -0-
9 Fernglen Drive
The Woodlands, TX 77380

Kim Thorne O'Brien                                            -0-                -0-
19 Sawmill Road
Medford, NJ 08055

Jonathan L. Simon                                             -0-                -0-
1722 Garfield Street
Wyomissing, PA 19610

Lois Augustine Pringle                                  1,557,237(5)           2.39%(5)
109 Bortons Road
Marlton, NJ 08053

Olde Monmouth Stock Transfer Co., Inc., Trustee
Carbon Recovery Corporation
  Liquidating Trust                                    11,188,996(6)          17.18%(6)
200 Memorial Parkway
Atlantic Highlands, NJ 07716

Olde Monmouth Stock Transfer Co., Inc., Trustee
Mobilestream Oil, Inc.
  Liquidating Trust                                    11,145,225(7)          17.12%(7)
200 Memorial Parkway
Atlantic Highlands, New Jersey 07716

All Directors and Officers as a Group (5 persons)      18,287,094(2)(3)       28.08%

1. The ownership percentages below are calculated based on 47,378,713 shares of common stock issued and outstanding as of May 23, 2008 to which are added 17,618,094 shares of common stock issuable upon conversion of the 2006 Series of Convertible Preferred Stock at the rate of 1/2 of 1 share of common stock for each 1 share of 2006 Series of Convertible Preferred or a combined total of 64,996,807 shares of common stock. For purposes of making all calculations of voting percentages in the table we have assumed that all 35,236,188 shares of our 2006 Series of Convertible Preferred Stock were converted to shares of our common stock. However, if the calculations are made while the 2006 Series of Preferred Stock are issued and outstanding, then all voting percentages shown in the table above are reduced significantly except for that of Mr. Pringle, our Chairman, President and CEO, whose voting percentage increases from 27.62% to approximately 59.8% of all shares entitled to vote. See note 2 below. Excluded are: shares of our common stock issuable upon exercise of the Company's Mobilestream Acquisition Warrants, the Carbon Recovery Acquisition Warrants, or other warrant issuances and stock options.

2. Includes 17,615,594 shares of common stock issuable upon conversion of 35,231,188 shares of the Company's 2006 Series of Convertible Preferred Stock that are owned by Mr. Pringle, 119,000 shares distributable from the Carbon Recovery Corporation liquidating trust as a shareholder of Carbon Recovery Corporation, and 250,000 shares issued under our 2007 Employees Compensation and Stock Option Plan. For purposes of calculating Mr. Pringle's percentage of ownership, however, the 35,231,188 shares of 2006 Series of Convertible Preferred Stock he owns were assumed to have been converted into common stock at the rate of 1/2 of 1 share of common stock for each share of 2006 Convertible Preferred Stock. If the calculation of Mr. Pringle's ownership percentage for voting purposes is made while he continues to own the 2006 Series of Convertible Preferred Stock, then his voting percentage is 59.8% because each share of the 2006 Series has two votes per share and votes together with our common stock on all matters presented to stockholders. Therefore, currently Mr. Pringle has the right to vote 70,831,376 shares on all matters. Does not include common stock purchase options to purchase 200,000 shares of the Company's common stock, 80% of which have not yet vested and are therefore not exercisable. Does not include 1,557,237 shares of Carbon Recovery common stock that are convertible on a 1 for 1 basis into shares of our common stock held by Lois Augustine-Pringle, Mr. Pringle's wife, in which Mr. Pringle disclaims a beneficial interest.

3. Includes 200,000 shares issued under our 2007 Employees Compensation and Stock Option Plan, but does not include 200,000 options issued under a stock option agreement between the Company and Mr. Andrews entered into in 2005, of which 160,000 options have vested as of December 31, 2007, and the remaining 40,000 options will vest on December 31, 2008 if Mr. Andrews is employed by the Company as at that date.

4. Does not include 100,000 options issued under our 2008 Stock Option Plan.

5. Ms. Pringle does not own shares of our Company's common stock. Ms. Pringle owns 1,557,237 shares of the common stock of Carbon Recovery Corporation which will be exchanged for the equivalent number of shares of the Company's common stock upon the liquidation of the Carbon Recovery Liquidating Trust which is anticipated to occur at the time the SEC declares effective our registration statement on Form S-1 with respect to these shares. Does not include 50,000 shares of common stock and 35,231,188 shares of 2006 Series of Convertible Preferred Stock that are convertible into 17,615,594 shares of common stock held by Frank G. Pringle, her husband.

6. See also Note 1 with respect to voting percentage calculation. The 48,688,996 shares the Company issued for the acquisition of the assets of Carbon Recovery Corporation was subsequently reduced to 11,188,996 shares by the cancellation of 37,500,000 shares of the Company's common stock indirectly owned by the Company in the Carbon Recovery Liquidating Trust after the acquisition of the assets of Mobilestream Oil, Inc. which had owned the 37,500,000 shares of Carbon Recovery Corporation. See "Business-Our Acquisition of Carbon Recovery."

7. See also Note 1 with respect to voting percentage calculation. Old Monmouth Stock Transfer Co., Inc. is the Trustee of both Liquidating Trusts; it has no beneficial interest in the shares of our common stock held in the trusts; however until such time as our shares of common stock are distributed, Olde Monmouth has the right to vote these shares. With the exceptions of Frank G. Pringle and Lois Augustine Pringle, no person or entity has a 5% or greater interest in the Company as the result of his/her/its beneficial interest in either Liquidating Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In January 2005 we formalized a prior intended agreement with Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company formed by the President of our Company. Our President and his wife, at the time a director of the Company, own all of the limited liability interests of Careful Sell. Our President is also the Manager of Careful Sell. Under the revised agreement we entered into a technology contribution agreement (the "Contribution Agreement"), with Careful Sell. Careful Sell is the owner of all the rights to the inventions of our President. Under the Contribution Agreement, Careful Sell transferred to us the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions. In the Contribution Agreement we agreed to pay Careful Sell royalties of 2% of all revenues derived from the inventions. In further consideration for the transfer of the inventions, we issued to Careful Sell a total of 37,500,000 shares of our common stock. The Contribution Agreement supersedes a prior agreement not formalized between ourselves and Careful Sell in 2002.

      We have engaged in two transactions for the acquisition of our assets and our business with related persons. On September 22, 2006 we closed an acquisition for substantially all of the assets and certain liabilities of Carbon Recovery Corporation (the "CRC Acquisition") pursuant to a plan and agreement of reorganization dated July 27, 2006 (the "CRC Acquisition Agreement") with Carbon Recovery Corporation ("CRC" or "Carbon Recovery") for the acquisition of substantially all of the assets and certain liabilities of CRC. Mr. Frank Pringle, the controlling stockholder of CRC is also our Chairman of the Board, President and CEO. Under the CRC Agreement, on September 22, 2006 we issued to Carbon Recovery the following: (i)48,688,996 shares of our common stock (the "CRC Common Stock") for the assets of CRC, and (ii) 3,908,340 Class B Warrants, 1,397,000 Class D Warrants and 1,397,000 Class E Warrants (together the "CRC Warrants" and individually by their respective class names) to assume the liabilities of CRC to its warrant holders under similar classes of warrants of CRC. The CRC Warrants have the following characteristics: (i) the CRC Class B Warrants and the CRC Class D Warrants have an exercise price of $2.75 per Warrant, and (ii) the CRC Class E Warrants have an exercise price of $4.00 per Warrant. The CRC Class E Warrants can only be exercised together with the exercise of a similar number of CRC Class D Warrants. Initially, all of the CRC Warrants expired on September 21, 2007; however, we have extended the expiration date of the CRC Class B Warrants, the CRC Class D Warrants and the CRC Class E Warrants to December 31, 2008.

      Frank G. Pringle, our Chairman, President and CEO, was elected to our Board of Directors in connection with the closing of the Carbon Recovery acquisition. Mr. Andrews, our Secretary, Treasurer and CFO, was also elected to the Board at that time, following which they appointed themselves to the respective offices each of them holds.

      In December 2006 we acquired the assets of Mobilestream Oil, Inc., a Delaware corporation controlled by Mr. Pringle. Mr. Pringle is the inventor of the variable microwave technology embodied in the four patent applications which he assigned to a predecessor of Mobilestream Oil, Inc. and which is now owned by us as the result of the acquisition of the assets of Mobilestream. At the time of the Mobilestream Acquisition, Mr. Pringle's previously owned shares of Mobilestream Oil, Inc.'s common stock had been converted into 503,374,112 shares of Mobilestream's 2006 Series of Convertible Preferred Stock. Pursuant to the terms of the Mobilestream Acquisition Agreement, we were to have issued 70,472,376 shares of our 2006 Series of Convertible Preferred Stock to Mobilestream for distribution to Mr. Pringle. However, at the time of the Mobilestream acquisition closing we were only authorized to issue 50,000,000 shares of Preferred Stock. Accordingly, at the closing the terms were amended to provide for the issuance of 35,236,188 shares of our 2006 Series of Convertible Preferred Stock (the "2006 Series of Convertible Preferred"), each having 2 votes per share (instead of 1) and each convertible into 2 shares of our common stock (instead of 1).

      When we acquired the assets of Mobilestream Oil, Inc., we issued 11,145,225 shares of our common stock to Mobilestream for the benefit of the holders of Mobilestream's common stock, and we issued 35,236,188 shares of our own 2006 Series of Convertible Preferred Stock to Mobilestream for the benefit of Mr. Pringle (the sole holder of Mobilestream's 2006 Series) using the same conversion ratio as for the common stock. At the time of the acquisition closing, each share of our 2006 Series of Convertible Preferred was convertible into 2 shares of our common stock. At the time of the Mobilestream closing, 37,500,000 shares of our common stcok issued to Mobilestream at the time of the Carbon Recovery closing were cancelled.

      In October 2007, Mr. Pringle and the Company agreed to amend the conversion terms of our 2006 Series of Convertible Preferred such that each share of our 2006 Series is now convertible into 1/2 of 1 share of our common stock. However, until conversion each share of our 2006 Series of Convertible Preferred has 2 votes per share, voting with the common stock as a single class. Therefore, currently Mr. Pringle has the right to vote 70,831,376 shares (inclusive of his ownership of common stock) on all matters presented to stockholders for a vote, and his voting percentage is 59.8% of the shares entitled to vote on all matters presented to stockholders. Furthermore, under the terms of the 2006 Series of Convertible Preferred Stock until Mr. Pringle converts the 2006 Series of Convertible Preferred Stock, he has the right to elect a majority of our Board of Directors. Prior to January 1, 2009, conversion of the 2006 Series of Convertible Preferred is limited to that number of shares of common stock which is less than 4.99% of our issued and outstanding common stock after conversion.

      On May 17, 2007 we purchased 94,961 shares of our common stock for $66,471 in cash from Ms. Lois Pringle, the wife of Mr. Frank G. Pringle, our Chairman, President and Chief Executive Officer.

      In 2007 two individuals, one of whom is a director of our Company, purchased shares of Carbon Recovery Corporation in a private sale from Lois Augustine Pringle, the wife of our Chairman, President and CEO. The purchasers were incorrectly informed that as part of the consideration in the transaction they would receive warrants to purchase shares of our common stock that attached to the Carbon Recovery shares. Ms. Pringle's Carbon Recovery shares did not have any warrant attachment. Although the Company was not a party to this transaction, the Company issued a total of 505,040 warrants to purchase shares of our common stock to the purchasers at exercise prices of $2.50 (290,000 warrants) and $2.75 (215,040 warrants). Using the Black-Scholes formula currently the transaction is valued at $8730 because the majority of the warrants are "out of the money."

                             SELLING SECURITY HOLDER

      We are registering shares of our common stock (i) purchased by Professional Offshore Opportunity Fund, Ltd. ("POOF"), the selling security holder, in connection with a private placement transaction in December 2007,
(ii) currently in escrow under the terms of an escrow agreement eentered into as part of the private placement transaction, and (iii) issuable upon the exercise of warrants issued by us to POOF in the private placement.

      Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares.

      POOF (i) acquired the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of such acquisition, POOF had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

      Other than the costs of preparing this prospectus, a registration fee to the SEC and applicable state securities filing fees, we are not paying any costs relating to the sales by POOF.


Selling Stockholder              Common Stock     Shares of Common    Shares of Common     Percent Owned
                                 Beneficially     Stock Being         Stock Owned After    after the
                                 Owned Before     Offered in the      the Offering         Offering
                                 Offering         Offering

Professional Offshore            2,525,000(1)(2)     2,525,000(1)(2)           -0-                  -0-
Opportunity Fund, Ltd.
c/o Professional Traders
Management, LLC
1400 Old Country Road
Suite 206
Westbury, NY 11590

(1) Includes 900,000 shares of our common stock held in escrow subject to the following terms and conditions: If the price per share of our common stock falls below $1.00 per share for one day at any time prior to June 30, 2008 or if this registration statement is not declared effective prior to June 30, 2008, then the escrow agent shall release 900,000 shares in escrow to POOF which may then do one of the following: (x) purchase 250,000 of the escrowed shares for an additional $250,000 which is also held in escrow or return the 250,000 shares to the Company and receive the return of its $250,000 held in escrow, and (y) in either case, retain 650,000 shares of our common stock for no additional consideration. If the escrow conditions are satisfied, then all 900,000 shares in escrow will be returned to the Company for cancellation.

(2)Includes 625,000 shares of common stock issuable upon exercise by the selling security holder of 625,000 warrants issued by the Company at an exercise price of $1.50 per share of common stock.

                              PLAN OF DISTRIBUTION

      The selling security holder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

      The selling security holder may use any one or more of the following methods when disposing of shares or interests therein:

      - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      - an exchange distribution in accordance with the rules of the applicable exchange;

      - privately negotiated transactions;

      - short sales;

      - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      - broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

      - a combination of any such methods of sale; and

      - any other method permitted pursuant to applicable law.

      The selling security holder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holder to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

      In connection with the sale of the common stock or interests therein, the selling security holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holder may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The aggregate proceeds to the selling security holder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling security holder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

      The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

      The selling security holder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

      To the extent required, the shares of the common stock to be sold, the names of the selling security holder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      We have agreed to indemnify the selling security holder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

      We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                                LEGAL PROCEEDINGS

      There is no material litigation pending or threatened by or against us or any of our former or current officers or directors.

                            DESCRIPTION OF SECURITIES

      The following information describes our common stock, our preferred stock, options and warrants to purchase our common stock, the warrants issued to POOF, the selling security holder, and provisions of our amended Articles of Incorporation and our bylaws. This description is only a summary. You should also refer to our amended Articles of Incorporation and our bylaws, which have been filed with the SEC. With respect to our 2006 Series of Convertible Preferred Stock, and our warrants, you should also refer to (i) the 2006 Series of Convertible Preferred Stock Certificate of Designation as amended, (ii) the Mobilestream Acquisition Warrants,(iii) each of the Carbon Recovery Class B, D and E Acquisition Warrants, (iv) the warrants of POOF, the selling security holder, and each other class of warrants we have issued in connection with various private placements of our shares.

      We are presently authorized to issue 200,000,000 shares of common stock, $0.001 par value, and 100,000,000 shares of preferred stock, $0.001 par value. As of May 23, 2008, we have 47,378,713 shares of common stock issued and outstanding, and 35,236,188 shares of 2006 Series of Convertible Preferred Stock issued and outstanding.

Common Stock

      The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the board of directors from funds legally available therefor. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any of our shares of common stock subject to redemption or convertibility into any other securities. Upon liquidation, dissolution or winding-up of our Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share for share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued, and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote; however, see the description under "Preferred Stock" for certain rights to elect a majority of our Board of Directors by the holders of our 2006 Series of Convertible Preferred Stock. There is no cumulative voting. We have not paid any dividends on our common stock because we have never had any earnings from which dividends may be payable, and even if we have earnings, we do not anticipate that we will be paying dividends in the foreseeable future.

      Under the Carbon Recovery Acquisition Agreement and the Mobilestream Acquisition Agreement, we were obligated to file a registration statement on Form S-1 for the shares of our common stock issued respectively to Carbon Recovery and Mobilestream. Accordingly, we have filed a separate registration statement on Form S-1 registering 11,188,996 shares of our common stock and 11,145,225 shares of our common stock for the Carbon Recovery and Mobilestream Acquisitions. We also have filed a registration statement with respect to the Carbon Recovery and Mobilestream Warrants. See below under "Warrants."

Preferred Stock

      Under our Articles of Incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

      In December 2006, the Board authorized the issuance of 70,472,376 shares of our 2006 Series of Convertible Preferred Stock (the "2006 Series of Convertible Preferred Stock") in exchange for 503,374,112 shares of Mobilestream 2006 Series Convertible Preferred Stock at the exchange rate of 1 share of our 2006 Series of Preferred Stock for each 7.143 shares of Mobilestream 2006 Series of Convertible Preferred Stock. Initially,the sole holder of the Mobilestream 2006 Series of Convertible Preferred Stock was Frank G. Pringle, our Chairman, President and CEO.

      On December 31, 2006, at the closing of the Mobilestream Acquistion, we issued only 35,236,188 (instead of 70,472,376) shares of our 2006 Series of Convertible Preferred Stock to Mobilestream because of limitations on the number of authorized preferred shares in our Articles of Incorporation. To maintain the proper share numbers for the Mobilestream Acquisition, the Certificate of Designation for our 2006 Series of Convertible Preferred Stock initially provided that the preferred shares could be converted into our common stock at the rate of 2 shares of our common stock for each share of our 2006 Series of Convertible Preferred Stock. In October 2007, Mr. Pringle and the Company agreed to amend the conversion terms of the 2006 Series of Convertible Preferred such that each share of our 2006 Series is now convertible into 1/2 of 1 share of our common stock. Each share of our 2006 Series of Convertible Preferred has 2 votes per share, voting with the common stock as a single class. Therefore, currently Mr. Pringle, our Chairman, President and CEO, has the right to vote 70,831,376 shares (inclusive of his ownership of common stock) on all matters presented to stockholders for a vote, and his voting percentage is 59.8% of the shares entitled to vote on all matters presented to stockholders. Furthermore, under the terms of the 2006 Series of Convertible Preferred Stock until Mr. Pringle converts the 2006 Series of Convertible Preferred Stock, he has the right to elect a majority of our Board of Directors. Prior to January 1, 2009 conversion of the 2006 Series of Convertible Preferred is limited to that number of shares of common stock which is less than 4.99% of our issued and outstanding common stock after conversion.

Warrants

      We currently have eleven different classes of warrants outstanding as follows: Mobilestream Acquisition Warrants and Carbon Recovery Class B, D, and E Acquisition Warrants, the Black Diamond Warrants, the Nutmeg Mercury Warrants, the Augustine Warrants, the POOF Warrants, the Taylor Warrants and the 2008 private placement warrants, all of which may be converted into shares of our common stock, with these characteristics:

CLASS                      NUMBER        EXERCISE PRICE    EXPIRATION DATE
Mobilestream(1)           3,705,867          $4.75        December 31, 2008
Carbon Recovery B(2)      3,908,340          $2.75        December 31, 2008
Carbon Recovery D(2)      1,397,600          $2.75(3)     December 31, 2008
Carbon Recovery E(2)      1,397,600          $4.00(3)     December 31, 2008
Black Diamond(4)            150,000          $0.80        December 31, 2009
Mercury/Nutmeg(5)           250,000          $0.80        December 31, 2009
Augustine(6)                290,000          $2.50        December 31, 2008
Augustine(6)                215,040          $2.75        December 31, 2008
POOF private offering(7)    625,000          $1.50        December 31, 2012
Taylor(8)                 1,000,000          $1.50        December 31,2008
2008 private offerings(9) 9,327,741          $2.00        September 15, 2009(10)

      (1) The Mobilestream Warrants were issued by the Company in connection with its acquisition of substantially all of the assets of Mobilestream in December 2006.
      (2) The Carbon Recovery B, D and E Warrants were issued by the Company in connection with its acquisition of substantially all of the assets of Carbon Recovery Corporation in September 2006.
      (3) The Carbon Recovery Class D Warrant and the Class E Warrant can only be exercised in tandem with each other, i.e., one Class E Warrant must be exercised for each Class D Warrant exercised.
      (4) 300,000 warrants were issued to Black Diamond Fund LLP in connection with settlement of claims arising from a private placement transaction that was rescinded. 150,000 of the warrants issued to Black Diamond Fund LLP have been exercised.
      (5) 500,000 warrants were issued to Nutmeg/Mercury Fund LLP in connection with settlement of claims in a private placement transaction that was rescinded. 250,000 warrants issued to Nutmeg/Mercury Fund LLP have been exercised.
      (6) The Company issued the Augustine Warrants to two different purchasers of shares of Carbon Recovery Corporation common stock from Ms. Lois Augustine Pringle. See "Certain Relationships and Related Transactions."
      (7) The Company issued 625,000 warrants to POOF in connection with its sale of 1,250,000 shares of its common stock for $1,250,000 to POOF in December 2007.
      (8) The Company issued 1,000,000 Taylor Warrants in January 2008 to Mr. Terence Taylor as part of a settlement and termination agreement for various claims among the Company, Mr. Taylor and Tomahawk Trading Corp. The Taylor Warrants are held in escrow and can only be exercised under all of the following conditions: all of the warrants must be exercised at one time for all, but not les then all, of the shares our common stock, by payment in full of the purchase price, and (ii) Taylor must pay to the escrow agent at the time of exercise all other sums due and payable the settlement and termination agreement pursuant to which the warrants were issued.
      (9) The Company issued 9,327,741 warrants to purchasers of its common stock in a private placement between January 1 to April 30, 2008.
      (10) If at any time between the issuance date of the 2008 Warrants and the expiration date, the closing price per share of our common stock exceeds $5.00 per share on any exchange or market on which the shares are then quoted or traded for five consecutive trading days, then the warrant holders will have a period of thirty (30) days from the expiration of the fifth such consecutive day to exercise their warrants or the warrants will expire. 49

      WARRANT CHARACTERISTICS. Set forth below are certain characteristics with respect to our different classes of warrants.

      REGISTRATION RIGHTS. Certain classes of our warrants have registration rights as follows:

      (a) Under the Carbon Recovery Acquisition Agreement and the Mobilestream Acquisition Agreement, we were obligated to file a registration statement on Form S-1 for the Carbon Recovery Acquisition B Warrants, D Warrants and E Warrants, and the Mobilestream Acquisition Warrants, and to register the shares of our common stock underlying such warrant classes. Accordingly, we have filed as part of the same registration statement on Form S-1 described above with respect to our common stock for the Carbon Recovery and Mobliestream acquisitions, a registration statement for all classes of the Carbon Recovery Acquisition Warrants, the Mobilestream Acquistion Warrants and the shares of common stock issuable upon exercise of any class of said warrants.

      (b) Under the 2007 POOF Warrants we are obligated to register 625,000 shares of our common stock issuable upon exercise of the POOF Warrants. These shares of common stock are included within this registration statement.

      (c) Under the 2007 Black Diamond and Mercury Nutmeg Warrants we are obligated to register a combined total of 400,000 warrants and 400,000 shares of our common stock issuable upon exercise of the warrants. We intend to file this registration statement as soon as possible.

      (d) Under the Augustine Warrants we are obligated to register a total of 505,040 shares of our common stock issuable upon exercise of the warrants. We intend to file this registration statement as soon as possible; however, under the registration rights agreement between the Company and POOF we may not file a registration statement for the shares underlying the Augustine Warrants until 90 days after the effective date of the registration statement for the POOF shares.

      (e) Under the Taylor Warrants we are obligated to register a total of 1,000,000 shares of our common stock issuable upon exercise of the warrants. We intend to file this registration statement as soon as possible; however, under the registration rights agreement between the Company and POOF we may not file a registration statement for the shares underlying the Taylor Warrants until 90 days after the effective date of the registration statement for the POOF shares.

      (f) Our remaining classes of warrants do not have registration rights.

      Transferability. The warrants are not listed for trading on any exchange or for quotation on any Nasdaq Market, the OTC Bulletin Board or the Pink Sheets, but are transferable privately or in accordance with the terms and conditions of Rule 144.

      Adjustments. The exercise price and the number of shares of our common stock issuable upon the exercise of the warrants are subject to adjustment from time to time as set forth hereinafter.

      (a) Stock dividends, Stock Splits, Reclassification. If we pay a dividend or make a distribution on our common stock in shares of common stock, subdivide our outstanding shares of common stock into a greater number of shares or combine our outstanding shares of common stock into a smaller number of shares or issue by reclassification of our outstanding shares of common stock any shares of our capital stock (including any such reclassification in connection with a consolidation or merger in which we are the continuing corporation), then the number of shares of common stock issuable upon the exercise of the warrants and the exercise price then in effect shall be adjusted by us so that the holder of the warrant thereafter exercising his, her or its warrants shall be entitled to receive the number of shares of our common stock or other capital stock which the holder of the warrant would have received if the warrant had been exercised immediately prior to such event upon payment of the exercise price that has been adjusted to reflect a fair allocation of the economics of such event to the holder of the warrant.

      (b) Reorganization, reclassification, consolidation, merger or sale of all or substantially all of our assets. If any capital reorganization, reclassification of our capital stock, our consolidation or merger with another corporation in which we are not the survivor, or sale, transfer or other disposition of all or substantially all of our assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of warrants shall thereafter have the right to purchase and receive in lieu of shares of our common stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock for which the holder's warrants were exercisable immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.

      (c) Distribution of indebtedness or assets other than cash or shares of our common stock. In case we fix a payment date for the making of a distribution to all holders of common stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions for stock splits and stock dividends), or subscription rights or warrants, the exercise price then in effect will be adjusted by multiplying the exercise price in effect immediately prior to such payment date by a fraction, (x) the numerator of which shall be the total number of shares of our common stock outstanding multiplied by the market price per share of our common stock immediately prior to such payment date, less the fair market value (as determined by our Board of Directors in good faith) of the assets or evidences of indebtedness so distributed, or of related subscription rights or warrants, and (y) the denominator of which shall be the total number of shares of our common stock outstanding multiplied by such market price per share of Common Stock immediately prior to such payment date.

Shares Eligible for Future Sale

      As of May 23, 2008, we had 47,378,713 shares of common stock outstanding. That number does not include (i) 160,000 shares of common stock underlying outstanding options, $1.00 per share, (ii) 110,000 shares of common stock underlying outstanding notes in the aggregate principal amount of $110,000, which are convertible into our common stock at a rate of $1.00 per share, (iii) 35,236,188 shares of 2006 Series of Convertible Preferred Stock that are convertible into 17,618,094 shares of common stock, (iv) 10,409,407 shares of common stock underlying the Mobilestream Acquisition Warrants and the Carbon Recovery B, D and E Warrants that are covered by a separate registration statement we have filed with the Commission, (v) 625,000 shares of common stock underlying the POOF warrants; (vi) 400,000 shares of our common stock underlying the Black Diamond and Mercury/Nutmeg Warrants; (vii) 505,040 shares of our common stock underlying the Augustine Warrants; (viii) 1,000,000 shares of our common stock underlying the Taylor Warrants; (viii) 9,327,741 shares of our common stock underlying the 2008 private placement warrants; and
(ix) 2,665,666 shares of our common stock that are currently in the process of being returned to the Company from an escrow account and which the Company is treating as not issued and outstanding for any purpose.

      Freely Tradable Shares After Offering.

As of June 4, 2008, excluding the shares that are covered by this prospectus, 38,471,185 of our currently outstanding shares are deemed "restricted" securities, and 9,121,039 shares of our common stock can be publicly resold without restriction. Upon the resale of the 1,900,000 currently outstanding shares of our common stock covered by this prospectus, and the exercise of, issuance and sale of the 625,000 Shares covered by the Warrants included in this prospectus, all of these shares will also be freely tradable without restriction or limitation under the Securities Act. As a result, after the completion of this offering, 11,646,039 shares of our common stock will be tradable without restriction under the Securities Act.

      Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including persons who may be deemed our "affiliates," as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares (approximately 477,131 shares if the currently outstanding warrants and options are not exercised) or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least six months, would be entitled under Rule 144(k) to sell such shares without regard to any volume limitations under Rule 144. Subject to certain volume limitations and other conditions, all of the currently outstanding unregistered shares are eligible for public resale under Rule 144. The availability of Rule 144 to our holders of restricted securities is, however, conditioned on various factors, including the availability of certain public information concerning our company.

      Form S-8 Registration of Shares. We have registered 2,500,000 shares of our common stock on Form S-8 that are eligible for sale under our 2008 Employees Compensation Plan. Accordingly, except for shares held by affiliates of our Company, these shares may be resold in the public market without restriction.

                                 TRANSFER AGENT

      Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

                                     EXPERTS

      The financial statements for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Bagell, Josephs, Levine & Company, L.L.C. to the extent and for the periods indicated in their report thereon, which report included an explanatory paragraph concerning our Company's ability to continue as a going concern. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of Bagell, Josephs, Levine & Company, L.L.C. and upon the authority of such firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      The Nevada Private Corporations Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of is fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

      Our Articles of Incorporation and our By-laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada Private Corporations Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our By-Laws permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.

      We have entered into indemnification agreements with our directors and officers. The agreements provide that we will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of our company other than an action initiated by a director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

      Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by our stockholders, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless our board of directors, stockholders or independent legal counsel determines that the relevant standard has not been met. If a change of control of our company has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the board of directors or the stockholders make such determination.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

      Sol V. Slotnik, P.C., New York, New York, has provided us with an opinion concerning legality of the securities being registered by this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed electronically with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act for the common stock and warrants offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file annual reports, quarterly reports, special reports, proxy statements and other information with the Commission. The reports, proxy statements and other information we file can be read and copied at prescribed rates at the Public Reference Room of the Commission at Station Place, 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Information about the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site http://www.sec.gov that contains our reports, proxy statements, information statements and other information concerning Global Resource in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm....................  F-2

Consolidated Balance Sheets as of December 31, 2007 and 2006...............  F-4

Consolidated Statements of Operations (with Cumulative Totals Since
Inception) for the Years Ended December 31, 2007 and 2006..................  F-5

Consolidated Statements of Cash Flows (with Cumulative Totals Since
Inception) for the Years Ended December 31, 2007 and 2006..................  F-6

Consolidated Statements of Stockholders' Equity/(Deficit) for the
Years Ended December 31, 2007 and 2006.....................................  F-7

Notes to Consolidated Financial Statements for the
Years Ended December 31, 2007 and 2006..................................... F-11

Condensed Balance Sheet (unaudited) at March 31, 2008 ..................... F-24

Condensed Statement of Operations (unaudited) (with Cumulative
Totals Since Inception) for three months ended
March 31, 2008 and 2007.................................................... F-25

Condensed Statement of Stockholders' Equity (unaudited) at
March 31, 2008..............................................................F-26

Condensed Statement of Cash Flows (unaudited) (with Cumulative
Totals Since Inception) for three months ended
March 31, 2008 and 2007.....................................................F-31

Notes to Condensed Financial Statements (unaudited) for three months ended March 31, 2008 F-32

FINANCIAL STATEMENTS

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants

                          406 Lippincott Drive, Ste. J
                             Marlton, NJ 08053-4168
                        (856) 346-2828 Fax (856) 396-0022

Board of Directors and Stockholders
Global Resource Corporation
408 Bloomfield Drive, #3
West Berlin, NJ 08091-2415

We have audited the accompanying consolidated balance sheet of Global Resource Corporation, a development stage enterprise, as of December 31, 2007, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2007 and the period from July 19, 2002 (Date of Inception) through December 31, 2007. Global Resource Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Resource Corporation as of December 31, 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 and the period from July 19, 2002 (Date of Inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the financial statements, unless the Company is successful in generating new sources of revenue, or obtaining debt or equity financing, or restructuring its business, the Company is likely to deplete its working capital during 2008. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note
8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Marlton, NJ 08053

March 20, 2008

           AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
                         CENTER FOR AUDIT QUALITY (CAQ)
               NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
             PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS


The management of Global Resources Corporation is responsible for establishing and maintaining adequate internal control over financial reporting. The Company's internal control over financial reporting is designed to provide reasonable assurance as to the reliability of the Company's financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Management conducted an evaluation of the effectiveness of the Company's internal control over financial reporting as of December 31, 2007. In making this assessment, it used the criteria set forth in INTERNAL CONTROL--INTEGRATED FRAMEWORK issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We identified the following material weakness in our internal control over financial reporting- we did not have adequately segregation of duties, in that we only had one person performing all accounting-related on-site duties. Because of the "barebones" level of relevant personnel, however, certain deficiencies which are cured by separation of duties cannot be cured, but only a monitored as a weakness.

Our independent registered public accounting firm, Bagell, Josephs, Levine & Company, LLC, has reviewed our management's assessment of our internal controls over the financial reporting and will issue their report in 2008 per SEC rules for non-accelerated filers.


                              GLOBAL RESOURCE CORPORATION
                             (A Development Stage Company)
                              Consolidated Balance Sheet
                                   December 31, 2007


                                        ASSETS
                                        ------

                                                                          Year Ended
                                                                       December 31, 2007
                                                                       -----------------
CURRENT ASSETS
   Cash                                                                  $    780,425
                                                                         ------------
          TOTAL CURRENT ASSETS                                                780,425
                                                                         ------------

Fixed Assets, Net of depreciation                                             373,135
                                                                         ------------

OTHER ASSETS
   Investments & Deposits on Investments                                       74,860
                                                                         ------------
          TOTAL OTHER ASSETS                                                   74,860

TOTAL ASSETS                                                             $  1,228,420
                                                                         ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                              $    119,588
   Current portion - loan payable - equipment                                  40,964
   Loan Payable -  to officer of company                                      150,000
                                                                         ------------
          TOTAL CURRENT LIABILITIES                                           310,552
                                                                         ------------

LONG-TERM LIABILITIES
   Loan payable - equipment, net of current portion                            51,629
                                                                         ------------
          Total  liabilities                                                  362,181
                                                                         ------------

STOCKHOLDERS' EQUITY
   Preferred Stock  A - $.001 par value 100,000,000 shares authorized,         35,236
     35,236,188 issued and outstanding at Dec. 31, 2007
   Preferred Stock  B - $.001 par value 1,000 shares authorized and
     issued as Dec. 31, 2007                                                        1
   Common stock, $.001 par value; 200,000,000 shares authorized,
     30,263,330 shares issued and outstanding at Dec. 31, 2007                 30,358
   Subscription receivable                                                   (185,693)
   Additional paid-in capital                                              20,497,849
   Deficit accumulated in the development stage                           (17,418,997)
                                                                         ------------
                                                                            2,958,754

   Treasury Stock                                                             (66,473)
   Prepaid Services                                                        (1,808,042)
   Deferred compensation                                                     (218,000)
                                                                         ------------
          Total stockholders' equity                                          866,239
                                                                         ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $  1,228,420
                                                                         ============


   The accompanying notes are an integral part of these financial statements.

                                      F-4




                                     GLOBAL RESOURCE CORPORATION
                                    (A Development Stage Company)
                                 Consolidated Statement of Operations
                               (With Cumulative Totals Since Inception)


                                                                                       JULY 19, 2002
                                                            TWELVE MONTHS ENDED         (INCEPTION)
                                                            -------------------              TO
                                                        DECEMBER 31      DECEMBER 31    DECEMBER 31,
                                                            2007            2006            2007
                                                        ------------    ------------    ------------
REVENUES                                                $          -    $          -    $          -

COST OF SALES                                                      -               -
                                                        ------------    ------------    ------------

GROSS PROFIT                                                       -               -               -
                                                        ------------    ------------    ------------

OPERATING EXPENSES
    Consulting fees                                          117,881         313,870       1,422,258
    Professional fees for Legal and Accounting               572,411         368,215       1,260,188
    Investment Banking Fees and investor relations         4,813,322       1,078,936       5,892,258
    Other general and administrative expenses              4,799,415       2,495,840       8,555,648
    Depreciation expense                                      93,864          58,154         183,730
                                                        ------------    ------------    ------------

TOTAL OPERATING EXPENSES                                  10,396,893       4,315,015      17,314,082
                                                        ------------    ------------    ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                       (10,396,893)     (4,315,015)    (17,314,082)
                                                        ------------    ------------    ------------

OTHER INCOME (EXPENSE)
    Loss on deposit / real estate - net                     (100,000)         14,324        (172,712)
    Interest expense                                         (23,322)        (13,428)        (38,491)
    Interest income                                           33,329          68,172         106,399
                                                        ------------    ------------    ------------

TOTAL OTHER INCOME (EXPENSE)                                 (89,993)         69,068        (104,804)
                                                        ------------    ------------    ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES               (10,486,886)     (4,245,947)    (17,418,886)
PROVISION FOR INCOME TAXES                                         -             111             111
                                                        ------------    ------------    ------------

NET LOSS APPLICABLE TO COMMON SHARES                    $(10,486,886)   $ (4,246,058)   $(17,418,997)
                                                        ============    ============    ============

BASIC AND DILUTED LOSS
     PER SHARE                                          $      (0.40)   $      (0.09)   $      (0.66)
                                                        ============    ============    ============

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                                     26,489,850      47,939,917      26,489,850
                                                        ============    ============    ============


              The accompanying notes are an integral part of these financial statements.

                                                 F-5




                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                           Consolidated Statement of Cash Flows
                                         (With Cumulative Totals Since Inception)


                                                                                                           JULY 19, 2002
                                                                                TWELVE MONTHS ENDED         (INCEPTION)
                                                                                                                 TO
                                                                            DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                                2007            2006            2007
                                                                            ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                 $(10,486,886)   $ (4,246,058)   $(17,418,997)
                                                                            ------------    ------------    ------------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED IN)
   OPERATING ACTIVITIES:
   Depreciation                                                                   93,864          58,154         183,042
   Preferred stock issued for services                                           400,000               -         400,000
   Common stock issued for services                                            7,107,000          64,746       7,639,300
   Amortization of deferred compensation                                         109,000         109,000         327,250
   Allowance reserve for note payable                                                            650,000         650,000
   Loss on sale of fixed asset                                                    11,775               -          11,775
   Loss on real estate                                                                                 -          87,035
   Common stock issued as charitable contribution                                                                 50,000

CHANGES IN ASSETS AND LIABILITIES
   (Increase) in prepaid expenses                                                      -               -               -
   (Increase) decrease in deposits                                                70,140          16,911          70,140
   (Increase) in notes receivable                                                               (650,000)       (650,000)
   (Decrease) in accounts receivable                                                                                   -
   (Decrease) in accounts payable                                                  5,542         (66,750)       (218,677)
                                                                            ------------    ------------    ------------
          TOTAL ADJUSTMENTS                                                    7,797,321         182,061       8,549,865
                                                                            ------------    ------------    ------------

          NET CASH USED IN OPERATING ACTIVITIES                               (2,689,565)     (4,063,997)     (8,869,132)
                                                                            ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                                      (24,033)       (503,902)       (602,152)
   Proceeds from sale of Fixed assets                                             34,200                          34,200
   Proceeds from sale of real estate                                                   -                         617,864
   Investment                                                                          -        (135,000)       (145,000)
   Investment in real estate, net                                                      -               -         (80,800)
                                                                            ------------    ------------    ------------

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                     10,167        (638,902)       (175,888)
                                                                            ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock for cash                                           1,168,461       2,810,877       4,893,845
   Issuance of equity securities and paid-in capital for merger and other        201,464       2,876,575       5,974,413
   Liability for stock to be issued                                             (201,343)        200,367            (975)
   (Increase) decrease in stock subscription receivable                          475,000        (582,511)     (1,217,957)
   Proceeds from officer's loan                                                  150,000                         188,550
   Repayment of officer's loan                                                                   (17,050)        (38,550)
   Purchase of Treasury Stock                                                    (66,473)                        (66,473)
   Proceeds from loan payable - equipment                                                         73,817         100,133
   Repayment of loan payable - vehicle                                                           (25,131)        (31,937)
   Proceeds from loan payable - equipment                                                         75,000          75,000
   Repayment of loan payable - equipment                                         (37,288)        (13,315)        (50,603)
                                                                            ------------    ------------    ------------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                            1,689,821       5,398,629       9,825,445
                                                                            ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            (989,577)        695,730         780,425

CASH AND CASH EQUIVALENTS
  - BEGINNING OF YEAR                                                          1,770,002       1,074,272               -
                                                                            ------------    ------------    ------------

CASH AND CASH EQUIVALENTS
  - END OF YEAR                                                             $    780,425    $  1,770,002    $    780,425
                                                                            ============    ============    ============

SUPPLEMENTAL DISCLOSURES OF
    NON-CASH ACTIVITIES:

    Common stock issued for services                                        $  6,333,542    $     64,746    $  6,865,842
                                                                            ============    ============    ============

    Common stock issued for services net of prepaid contra equity account   $    773,458                    $    773,458
                                                                            ============    ============    ============

    Common stock issued for land investment                                                 $     45,000    $    125,800
                                                                            ============    ============    ============

    Common stock issued as charitable contribution                                                          $     50,000
                                                                            ============    ============    ============


                        The accompanying notes are an integral part of these financial statements.

                                                           F-6




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                           Consolidated Statement of Stockholders' Equity
                                                        At December 31, 2007


                                            PREFERRED STOCK                   COMMON STOCK                              DISCOUNT
                                      -----------------------------   -----------------------------    ADDITIONAL          ON
                                        PREFERRED   PAR VALUE $.001      COMMON     PAR VALUE $.001     PAID-IN          COMMON
                                         SHARES         $ AMOUNT         SHARES         $ AMOUNT        CAPITAL          STOCK
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE - JULY 19, 2002 (INCEPTION)                                              -    $          -    $          -    $          -

Issuance of initial founders'
shares, September 2002, net
of subsequent cancellations                                              2,555,000               -               -               -

Shares issued for services,
September 2002                                                           1,000,000               -         472,000               -

Shares issued for cash,
November 2002                                                               29,000               -          14,500               -

Shares issued for services,
November and December 2002                                                  13,600               -           6,800               -

Net loss for the period
July 19, 2002 (Inception)
through December 31, 2002,
as originally stated                                                             -               -               -               -

Prior period adjustment,
Note 11                                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2002                     -               -       3,597,600               -         493,300               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

Re-issuance of founders'
shares - July 2003                                                       1,455,000               -               -               -

Shares issued for cash                                                     519,800               -         259,900               -

Issuance of subscription
receivable from shareholders                                                     -               -               -               -

Net loss for the year ended
December 31, 2003, as
originally stated                                                                -               -               -               -

Prior period adjustment,
Note 11                                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2003                     -               -       5,572,400               -         753,200               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                                                     917,645               -         553,105               -

Shares issued in exchange
for real estate                                                            650,000               -         650,000               -

Shares issued for compensation                                             545,000               -         545,000               -

Shares issued as charitable
contribution                                                                50,000               -          50,000               -

Initial founders' shares
cancelled                                                                 (250,000)              -               -               -

Issuance of subscription
receivable from shareholders                                                     -               -               -               -

Net loss for the year
ended December 31, 2004                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2004                     -               -       7,485,045               -       2,551,305               -
                                      ------------    ------------    ------------    ------------    ------------    ------------


                        The accompanying notes are an integral part of these financial statements.

                                                                                                           (CONTINUED ON NEXT PAGE)

                                                                F-7




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                           Consolidated Statement of Stockholders' Equity
                                                        At December 31, 2007


(CONTINUED FROM PREVIOUS PAGE)

                                         DEFICIT
                                       ACCUMULATED
                                        DURING THE                        CONTRA
                                       DEVELOPMENT       DEFERRED       PREPAID FOR    SUBSCRIPTION     TREASURY
                                          STAGE        COMPENSATION      SERVICES       RECEIVABLE        STOCK            TOTAL
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE - JULY 19, 2002 (INCEPTION)    $          -    $          -                    $          -                    $          -

Issuance of initial founders'
shares, September 2002, net
of subsequent cancellations                       -               -                               -                               -

Shares issued for services,
September 2002                                    -               -                               -                         472,000

Shares issued for cash,
November 2002                                     -               -                               -                          14,500

Shares issued for services,
November and December 2002                        -               -                               -                           6,800

Net loss for the period
July 19, 2002 (Inception)
through December 31, 2002,
as originally stated                     (2,008,508)              -                               -                      (2,008,508)

Prior period adjustment,
Note 11                                   1,500,000               -                               -                       1,500,000
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2002               (508,508)              -               -               -                         (15,208)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Re-issuance of founders'
shares - July 2003                                -               -                               -                               -

Shares issued for cash                            -               -                               -                         259,900

Issuance of subscription
receivable from shareholders                      -               -                         (14,340)                        (14,340)

Net loss for the year ended
December 31, 2003, as
originally stated                          (931,159)              -                               -                        (931,159)

Prior period adjustment,
Note 11                                     727,500               -                                                         727,500
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2003               (712,167)              -               -         (14,340)                         26,693
                                       ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                            -               -                               -                         553,105

Shares issued in exchange
for real estate                                   -               -                               -                         650,000

Shares issued for compensation                    -        (545,000)                              -                               -

Shares issued as charitable
contribution                                      -               -                               -                          50,000

Initial founders' shares
cancelled                                         -               -                               -                               -

Issuance of subscription
receivable from shareholders                      -               -                         (74,240)                        (74,240)

Net loss for the year
ended December 31, 2004                    (672,219)              -                               -                        (672,219)
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2004             (1,384,386)       (545,000)              -         (88,580)                        533,339
                                       ------------    ------------    ------------    ------------    ------------    ------------


                        The accompanying notes are an integral part of these financial statements.

                                                                F-8




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                           Consolidated Statement of Stockholders' Equity
                                                        At December 31, 2007


                                            PREFERRED STOCK                   COMMON STOCK                              DISCOUNT
                                      -----------------------------   -----------------------------    ADDITIONAL          ON
                                        PREFERRED   PAR VALUE $.001      COMMON     PAR VALUE $.001     PAID-IN          COMMON
                                         SHARES         $ AMOUNT         SHARES         $ AMOUNT        CAPITAL          STOCK
                                      ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                                                     745,655               -         914,507               -

Shares issued to acquire
technology                                                              37,500,000               -      37,500,000     (37,500,000)

Remaining shares issued in
exchange for real estate                                                    80,800               -          80,800               -

Shares issued for services                                                  53,500               -          53,500               -

Accounts payable converted
to equity                                                                    1,087               -           1,087               -

Stock subscriptions received,
net                                                                              -               -               -               -

Amortization of deferred
compensation                                                                     -               -               -               -

Net loss for the year
ended December 31, 2005                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2005                     -               -      45,866,087               -      41,101,199     (37,500,000)
                                      ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                                                   2,786,286               -       2,810,877               -

Stock subscriptions received,
net                                                                              -               -               -               -

Amortization of deferred
compensation                                                                     -               -               -               -

Shares issued for services                                                  14,123               -          14,746               -

Shares issued for investment
in land                                                                     22,500               -          45,000               -

Effect of reverse merger                                                    72,241          48,761     (37,669,444)     37,500,000

Shares issued for conversion
of debt                                                                  2,681,837           2,682         118,000               -

Shares issued for consulting                                                25,000              25          49,975               -

Shares issued for merger
with Mobilestream Inc                                                   11,145,255          11,145       2,842,136

Cancellation of shares for
merger with Mobilestream Inc                                           (37,500,000)        (37,500)         37,500

Preferred convertible stock
issued for merger with
Mobilestream 2 for 1 conversion
into common                             35,236,188    $     35,236                                         468,138

Net loss for the year
ended December 31, 2006                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2006            35,236,188    $     35,236      25,113,329    $     25,113    $  9,818,127    $
                                      ============    ============    ============    ============    ============    ============

Shares issued for cash                                                   1,519,564           1,520       1,166,941

Shares issued for Stock
to be issued (liability)                                                   186,822             187         201,156

Stock subscriptions received,
net                                                                              -               -               -               -

Amortization of deferred
compensation

Shares issued for services                                               2,613,576           2,613       6,331,050

Shares issued for services
& Prepaid in Equity                                                        925,000             925       2,580,576

Treasury Stock                                                             (94,961)

Perferred Shares issued for
settlement of services                       1,000               1                                         399,999

Net loss for the period
ended December 31, 2007                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2007            35,237,188    $     35,237      30,263,330    $     30,358    $ 20,497,849    $          -
                                      ============    ============    ============    ============    ============    ============


                        The accompanying notes are an integral part of these financial statements.

                                                                                                           (CONTINUED ON NEXT PAGE)

                                                                F-9




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                           Consolidated Statement of Stockholders' Equity
                                                        At December 31, 2007


(CONTINUED FROM PREVIOUS PAGE)

                                         DEFICIT
                                       ACCUMULATED
                                        DURING THE                        CONTRA
                                       DEVELOPMENT       DEFERRED       PREPAID FOR    SUBSCRIPTION     TREASURY
                                          STAGE        COMPENSATION      SERVICES       RECEIVABLE        STOCK            TOTAL
                                       ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                            -               -                               -                         914,507

Shares issued to acquire
technology                                        -               -                               -                               -

Remaining shares issued in
exchange for real estate                          -               -                               -                          80,800

Shares issued for services                        -               -                               -                          53,500

Accounts payable converted
to equity                                         -               -                               -                           1,087

Stock subscriptions received,
net                                               -               -                          10,398                          10,398

Amortization of deferred
compensation                                      -         109,000                               -                         109,000

Net loss for the year
ended December 31, 2005                  (1,291,169)              -                               -                      (1,291,169)
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2005             (2,675,555)       (436,000)              -         (78,182)                        411,462
                                       ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                            -               -                               -                       2,810,877

Stock subscriptions received,
net                                               -               -                        (582,511)                       (582,511)

Amortization of deferred
compensation                                      -         109,000                               -                         109,000

Shares issued for services                        -               -                               -                          14,746

Shares issued for investment
in land                                           -               -                               -                          45,000

Effect of reverse merger                          -               -                               -                        (120,683)

Shares issued for conversion
of debt                                           -               -                               -                         120,682

Shares issued for consulting                      -               -                               -                          50,000

Shares issued for merger
with Mobilestream Inc                       (10,498)                                                                      2,842,783

Cancellation of shares for
merger with Mobilestream Inc                                                                                                      -

Preferred convertible stock
issued for merger with
Mobilestream 2 for 1 conversion
into common                                                                                                                 503,374

Net loss for the year
ended December 31, 2006                  (4,246,058)              -                               -               -      (4,246,058)
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2006           $ (6,932,111)   $   (327,000)   $          -    $   (660,693)   $          -    $  1,958,672
                                       ============    ============    ============    ============    ============    ============

Shares issued for cash                                                                                                    1,168,461

Shares issued for Stock
to be issued (liability)                                                                                                    201,343

Stock subscriptions received,
net                                               -               -                         475,000                         475,000

Amortization of deferred
compensation                                                109,000                                                         109,000

Shares issued for services                                                                                                6,333,663

Shares issued for services
& Prepaid in Equity                                                      (1,808,042)                                        773,459

Treasury Stock                                                                                              (66,473)        (66,473)

Perferred Shares issued for
settlement of services                                                                                                      400,000

Net loss for the period
ended December 31, 2007                 (10,486,886)              -               -               -               -     (10,486,886)
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2007           $(17,418,997)   $   (218,000)   $ (1,808,042)   $   (185,693)   $    (66,473)   $    866,239
                                       ============    ============    ============    ============    ============    ============


                             The accompanying notes are an integral part of these financial statements.

                                                               F-10

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION

      Global Resource Corporation (the Company") was formed on July 19, 2002 in the State of New Jersey under the name Carbon Recovery Corporation as a development stage company. The Company's business plan is to research and develop and market the business of decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into industrial products and chemicals for the petroleum chemical industry.

      The Company's business goals are as follows:

      1) The construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials;
      2) The design, manufacture and sale of machinery and equipment units, embodying the technology;
      3)    The sub-licensing of third parties to exploit that technology.

      At the present time, the process is in a laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize the process. A prototype one ton "continuous feed" line machine is scheduled for delivery in the first quarter 2008.

      The Company believes that the design of the machinery and equipment for the decomposition of waste tires fully protects the environment from the release of components during the decomposition process.

      In a similar decomposition process, the Company has designed machinery and equipment which will decompose "fluff", which is the non-metallic portions of scrap motor vehicles, primarily, the interiors. It appears that although scrap vehicles are specifically taken without the tires due to environmental rules, they are often removed but then placed ("hidden") in the trunk of the vehicle and crushed into it, thus "disposing" of the tires. The Company's machinery will, of course, permit any tires to be decomposed together with the other materials.

      The Company is currently offering three models: one which disposes of five tons per hour, one which disposes of ten tons per hour and one which disposes of fifteen tons per hour. The Company is soliciting orders and has issued various proposals.

      There are other potential applications for the microwave technology covered by the license, in addition to the application for decomposing waste tires and fluff. These include:

      1. Stimulation of production of mature oil and gas wells ("stripper" wells);
      2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;
      3. Volatilization of heavy or slurry oil; 4. Recovery of oil from oil shale and oil sands; and 5. Medicinal applications.

      To date, the Company has allocated a substantial portion of their time and investment in bring their product to the market and the raising of capital. The Company has not commenced any commercial operations as of December 31, 2007.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
         (CONTINUED)

      On December 31, 2006, Global Resource Corporation acquired all the assets and assumed all of the liabilities of Mobilestream Oil, Inc. in exchange for; a) 11,145,255 shares of the Company's Common Stock; b) the issuance by the Company for the benefit of the holders of the 2006 series of convertible preferred stock of Mobilestream of 35,236,188 shares of the Company's own "2006 Series" in the process of designation (see "Subsequent Events" note 13 below for changes); c) the issuance of 27,205,867 common stock purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share for a period ending on December 31, 2007. The ownership Mobilestream owned 37,500,000 shares of the Company's stock which were cancelled. The total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their fair values in accordance with SFAS 141, BUSINESS COMBINATIONS. The net asset and liabilities of Mobilestream equal approximately $2.4 million. The assets consisted of cash approximately $1,678,000, and fixed assets of $149,000 offset by liabilities of approximately $91,000.

      On September 22, 2006, the Carbon Recovery Corporation entered into a Plan and Agreement of Reorganization ("Agreement") with Global Resource Corporation. Pursuant to the Agreement, Global Resource Corporation acquired all of the assets and assumed all of the liabilities and related development stage business of Carbon Recovery Corporation in exchange for 48,688,996 common shares and the assumption of a convertible debenture and accrued interest in the amount of $120,682 by Carbon Recovery Corporation, subsequent the convertible debenture was eliminated by issuing 2,681,837 of the Company's common stock.. The holders of Global Resource Corporation's capital stock before the Agreement retained 72,241 shares of common stock. Prior to the Agreement, Carbon Recovery Corporation had warrants outstanding. Pursuant to the Agreement, those outstanding warrants were exchanged for outstanding warrants of Global Resource Corporation. Specifically Global Resource Corporation issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants originally schedule to expire on September 21, 2007, but the Board of directors of the Company has extended the expiration date to December 31, 2007 fore class B and Class D warrants and March 31, 2008 for Class E warrants (see "Subsequent Events" Note 13 below).

      The above transaction has been accounted for as a reverse merger (recapitalization) with Carbon Recovery Corporation being deemed the accounting acquirer and Global Resource Corporation being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of Carbon Recovery Corporation as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to additional paid in capital. The basis of the assets and liabilities of Carbon Recovery Corporation, the accounting acquirer, have been carried over in the recapitalization. Concurrent with the merger, Carbon Recovery Corporation changed its name to Global Resource Corporation.

      On December 11, 2007 the company adapted the following Amendments to the Articles of Incorporation: 1) Reduce the authorized number of shares of common stock which the Company may issue from 2,000,000,000 to 200,000,000 shares. 2) Increase the authorized number of preferred shares which the Company may issue from 50,000,000 to 100,000,000. 3)Reduce the number of 2006 Series of Convertible preferred stock which may be converted into common stock, from 2 shares of common stock to 1/2 of 1 share of common stock for each share of 2006 Convertible Preferred stock. 4) Indemnify the

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
         (CONTINUED)

      Company's directors and officers to the maximum extent permitted under the laws of the State of Nevada. 5) Limiting the liability of the Company's directors and officers to the Company, our stockholders and creditors to the maximum extent provided under the Private Corporations Law of the State of Nevada (the "Nevada PCL"). 6) Permit the board of directors to declare reverse stock splits of our issued and outstanding shares without approval of the stockholders under section 78-2055 of the Nevada PCL.

      The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

      At December 31, 2007, the Company maintained cash and cash equivalent balances at two financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2007 the Company's uninsured cash balances total $680,425.

      START-UP COSTS

      In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

      INCOME TAXES

      Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      BUSINESS COMBINATIONS

      Effective December 31, 2006 the Company completed a merger with Mobilestream Corp. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilesstream has been allocated to the assets acquired and the liabilities assumed based on their fair values in accordance with SFAS 141, BUSINESS COMBINATIONS. All account amounts and shares amounts have been retroactively applied and presented to reflect the change.

      Effective July 31, 2006 the Company completed a reverse split of its common stock. All share amounts have been retroactively applied and presented to reflect the change.

      STOCK-BASED COMPENSATION

      Effective January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. Prior to January 1, 2006, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Accordingly, no compensation expense was recognized for the stock option grants in periods prior to the adoption of SFAS 123R. The Company has not issued any options during the reporting periods and as such, the effect of SFAS 123R has no impact on the results of operations for the Twelve months ended December 31, 2007 and 2006. The company did issue stock grants in 2007 that were 100% vested at time of issuance and were expense to the Company at the market price.

      EARNINGS (LOSS) PER SHARE OF COMMON STOCK

      Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share
      (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.

      EARNINGS (LOSS) PER SHARE OF COMMON STOCK

      The following is a reconciliation of the computation for basic and diluted earnings per share:

                                                     Twelve Months Ended
                                                         December 31,
                                               --------------------------------
                                                    2007              2006
                                               ---------------  ---------------
      Net loss                                   ($10,486,886)     ($4,246,058)
                                               ---------------  ---------------

      Weighted-average common shares
      Outstanding (Basic)                          26,489,850       47,939,917
                                               ---------------  ---------------

      Weighted-average common shares
      Outstanding (Diluted)                        26,489,850       47,939,917
                                               ===============  ===============

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Weighted-average common stock Equivalents for preferred stock convertible to 1/2 for 1 of common are 17,618,094 and warrants common stock equivalents are 11,036,907. There are also common stock purchase options equivalents totaling 200,000, these warrants and options are not part of the weighted-average outstanding common stock calculation because inclusion would have been anti-dilutive as of December 31, 2007 and December 31, 2006.

      ADVERTISING COSTS

      The Company will expense the costs associated with advertising as they are incurred. The Company did not incur any advertising costs for the years ended December 31, 2007 and 2006.

      RECLASSIFICATIONS

      Certain amounts for the year ended December 31, 2006 have been reclassified in the comparative financial statements to be comparable to the presentation for the year ended December 31, 2007. These reclassifications had no effect on net loss.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 (revised
      2007), BUSINESS COMBINATIONS, which replaces SFAS No 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for us beginning January 1, 2008 and will apply prospectively to business combinations completed on or after that date.

      In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, AN AMENDMENT OF ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for us beginning January 1, 2008 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. We are currently assessing the potential impact that adoption of SFAS No. 160 would have on our financial statements.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES. SFAS No. 159 gives us the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective for us beginning January 1, 2008, although early adoption is permitted. We are currently assessing the potential impact that electing fair value measurement would have on our financial statements and have not determined what election we will make.

      In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for us beginning January 1, 2008. In December 2007, the FASB released a proposed FASB Staff Position (FSP FAS 157-b - EFFECTIVE DATE OF FASB STATEMENT NO. 157) which, if adopted as proposed, would delay the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We are currently assessing the potential impact that adoption of this statement would have on our financial statements.

      On January 1, 2007, the Company adopted the provisions of FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. The adoption of SFAS No. 156 did not have a material impact on the Company's financial position, results of operations, or cash flows.

NOTE 3 - FIXED ASSETS

      Fixed assets as of December 31, 2007 were as follows:

                                         Estimated Useful
                                           Lives (Years)         Amount
                                         ------------------ ----------------
      Testing Equipment                     5 - 7           $        454,013
      Vehicles                                5                       34,454
      Office & Computer Equip.                5                       16,643
      Leasehold improvements                  3                        4,670
                                                            ----------------
                                            Total           $        509,780
                                                            ================
      Less accumulated Depreciation
        & amortization                                               136,645
                                                            ----------------
              NET FIXED ASSETS                              $        373,135
                                                            ================

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 3 - FIXED ASSETS (CONTINUED)

      There was $93,864 and $58,154 charged to operations for depreciation expense for the twelve months ended December 31, 2007 and 2006, respectively.

      The Company sold three vehicles to the President and Chairman of the Company for $34,200 in cash and which was $11,776 below net book value.

NOTE 4 - LOAN PAYABLE - OFFICER OF THE COMPANY

      On November 28, 2007 the Chief Financial Officer, Jeff Andrews, loan the Company $150,000. This loan has no stated principal payment due date, interest agreement is prime plus 2%. An expense was recorded for one month based on terms stated above, interest expense will be accrued and expense monthly in the amount of $1,187 until the Company pays off the loan.

NOTE 5 - LOAN PAYABLE - EQUIPMENT

      In January 2006 the Company entered into a five year loan related to the purchase of new equipment. The principal amount of the loan is $75,000 at an interest rate of 13.43% annually. Monthly payments on the loan are approximately $1,723. In October 2006 the Company entered into a three year loan related to lab equipment. The principal amount of the loan is $73,817 at an interest rate of 8.71% annually. Monthly payments on the loan are approximately $2,396.

                                                                    2007
                                                                 ----------
              Total Loans Payable                                $   92,593
              Less current maturities                               (40,964)
                                                                 ----------
                  Long-Term payable                              $   51,629
                                                                 ==========
              The amount of principal maturities of the
              loans payable by years is as follows:
                                            2008                     40,964
                                            2009                     35,416
                                            2010                     16,213
                                                                 ----------
                                                                 $   92,593
                                                                 ==========

      Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

      At December 31, 2007 the deferred tax assets consist of the following:

                                                                  2007
                                                             ---------------
      Deferred taxes due to net operating
        carryforwards                                        $     5,225,000
      Less: Valuation Allowance                                   (5,225,000)
                                                             ---------------
              Net Deferred Tax asset                         $            --
                                                             ---------------

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 6 - PROVISION FOR INCOME TAXES (CONTINUED)

      At December 31, 2007, the Company had deficits accumulated during the development stage in the approximate amount of $17,418,997 available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 7 - OPERATING LEASES

      The Company leases office space under a lease agreement that commenced June 1, 2006, the monthly lease payments are $5,000 per month and the leases expires on May 31, 2009. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

      Minimum lease payments under the operating lease are as follows:

               For the periods Ending Dec. 31              Amount

                            2008                       $       60,000
                            2009                               21,700
                                                       --------------
                                                       $       81,700
                                                       ==============

NOTE 8 - GOING CONCERN

      As shown in the accompanying financial statements, the Company incurred substantial net losses for the periods ended December 31, 2007 and 2006, and has no revenue stream to support itself. This raises doubt about the Company's ability to continue as a going concern.

      The Company's future success is dependent upon its ability to raise additional capital or to secure a future business combination. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating, cash flow positive company.

      The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 9 - STOCKHOLDERS' EQUITY

      COMMON STOCK

      The following details the stock transactions for the twelve months ended December 31, 2007:

      The Company issued 1,519,564 shares of stock for $1,168,461 cash.

      The Company issued 186,822 shares of common stock for cash received in 2006 which was classified as liability in stock to be issued $210,343.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 9 - STOCKHOLDERS EQUITY (CONTINUED)

      The Company re-purchased 94,961 shares of common stock for $66,473 in cash. (See "Related Party Transaction" Note 11 below Treasury stock purchase from Lois Pringle)

      The Company issued 3,538,576 shares of common stock in exchange for services rendered, valued at $7,107,000. Included in service rendered value is the issuance of 925,000 shares of stock for services which have a gross value at $2,581,500 and is being amortized and expensed over one year period beginning in September of 2007 (see Prepaid Services below). Also included in service rendered value is stock issued under the "2007 Employee Compensation and Stock Plan Option Plan", a total 1,144,500 shares were issued, with a value of $3,050,520 which was expensed in 2007. 800,000 Shares were issued to the Company's Chairman and CEO/President, 200,000 shares were issued to the Company's CFO.

      The Company issued 900,000 shares to an escrow account for future transaction with Professional Offshore Opportunity Fund, Ltd, "PROOF". (See "Commitments and Contingencies" note 10 below). The issuance of these shares are dependant on following future events occurring; if (i) the Company does not file and have an effective registration statement for the Shares, Warrants and Warrant Shares by June 30, 2008 or (ii) in the event that during the period of six months from the date of Closing, the market price of the Company's Common Stock has a closing price of less than $1.00.

      PREFERRED STOCK

      On October 22, 2007 Frank G. Pringle, the Company's Chairman and CEO/President, the owner of all 35,236,188 issued and outstanding shares of the Company's 2006 Series of Convertible Preferred Stock offered to reduce the number of common stock, 1 preferred for 2 common stock shares to 1 preferred for 1/2 of 1 common stock shares which the Board of Directors has accepted.

      The Company issued 1,000 shares of new convertible preferred to complete a settlement agreement for services rendered. These shares can be converted into common stock after 1 year, applicable to rule 144, by dividing the $400 stated capital by the average of the closing bid prices of such Common stock for the twenty (20) consecutive trading days prior to and including the day of conversion.

      SUBSCRIPTION RECEIVABLE

      In 2006 the Company has contract to sell some of it common stock on installment basis, and is waiting to receive the final balance of payment. The Company fully expects to receive the December 31, 2007 balance of $185,693 by the end of year 2008.

      PREPAID SERVICES

      In September 2007 the Company issued 925,000 shares of stock for services which has a gross value at $2,581,500 which is being amortized and expensed over one year period, the unamortized amount as of December 31, 2007 is $1,808,042.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

      WARRANTS

      The Company issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants, originally schedule to expire on September 21, 2007, but the Board of directors of the Company has extended the expiration date for all classes of warrants to December 31, 2008. The Company also issued 27,205,867 Common Stock Purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share. These warrants expire on March 31, 2007, but the Board of directors of the Company has extended the expiration date to December 31, 2008.

      On October 22, 2007 the Board of Directors accepted an offer from Frank Pringle, Chairman and CEO, to cancel the 23,500,000 Common Stock Purchase Warrants received by him in the transaction when the Company acquired the assets of Mobilestream Oil, Inc.. This action does not affect the remaining 3,705,867 warrants held by the Mobilestream Oil Liquidating Trust and to be issued to the other shareholders of Mobilestream Oil, Inc. upon their registration.

      The Company issued an additional 627,500 warrants in 2007, (See "Commitments and Contingencies" note 10 below "PROOF"). 625,000 warrants have an exercise price of $1.50, an expiration date of December 20, 2012 and 2,500 have an exercise price of $2.50 with an expiration date of October 25, 2008.

      A summary of the status of the Company's outstanding stock warrants as of December 31, 2007 is as follows:

                                                              Weighted Average
                                                 Shares        Exercise Price
                                            ---------------   -----------------

      Outstanding at January 1, 2007            33,909,407    $           4.41

      Granted                                      627,500    $           1.50

      Exercised                                          -                   -

      Forfeited                                 23,500,000    $           4.75
                                            ---------------   -----------------

      Outstanding at December 31, 2007          11,036,907    $           3.51
                                            ---------------   -----------------
      Exercisable at December 31, 2007          11,036,907    $           3.51
                                            ---------------   -----------------

      In March 2005 the Company issued 200,000 of common stock purchase options (under Carbon Recovery Corporation) to the CFO. The options have an exercise price of $1.00 per share and will be 100% vested on 12/31/2008. As of 12/31/2007 none were exercised.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

      Effective January 1, 2005 the Company entered into an employment agreement with its President. Under the agreement the President shall be entitled to an annual base salary of $250,000 in 2005 escalating to $366,025 in 2009. In 2005, $156,000 of the salary shall be paid ratably during the course of the year and the remaining $94,000 will be paid in accordance with the terms of the agreement. The initial term of the agreement is for a period

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

      of five years. The President has the option to renew this agreement for a second five-year term. In addition to the base salary the Company has granted the President 545,000 shares of restricted common stock as deferred compensation. The common stock vests to the President over a five-year period commencing January 1, 2005.

      On March 12, 2007 the Company entered into an Exclusive Placement Agent Agreement with an investment banker pursuant to which the investment banker was to place up to $3,000,000 of debt securities (with related warrants) within a 45 day period following approval of offering documents. During the offering term, two subscriptions, for a total of $800,000, were received, of which amount $400,000 was paid-in. After payment of Escrow Agent fees and costs of $2,510 and transaction fees and costs of $62 200, which costs and fees have been contemporaneously expensed, the Company netted $335,299. On June 13, 2007, following expiration of the 45-day term, the Company notified the Escrow Agent and the investment banker (1) that the Exclusive Placement Agent Agreement would not be extended and (2) that the offering was withdrawn. The Company determined to rescind the two subscriptions and on August 1, 2007 returned the $400,000 together with 9% interest of $9,640. The interest was expensed in June 2007. The Company concurrent with the rescind agreement settle all outstanding claims for $25,000, which was expensed in the third quarter 2007.

      The Company set up a prepaid in the amount of $250,000 in June 2007 for a finder fee related to the $3,000,000 debt securities funding discuss above. In the connection with the rescission of these debt securities the Company has expensed the $250,000 in the fourth quarter 2007.

      In June 2007 the Company entered into purchase agreement with Ingersoll Production Systems of Rockford Illinois to build one 1 ton microwave reactor system. The total purchase commitment is $300,000, the microwave reactor system is expected to be delivered by end of first quarter 2008.

      On December 17, 2007 the Company has signed a letter of intent with Warwick Communications, Inc., ("Warwick"), a Canadian corporation based in Calgary, for an exclusive twenty-year license agreement, which enables Warwick to use the Company's microwave machinery to recover energy from oil, gas, mining and waste resources in Canada. Payment for the license will be by issuance of 2,000,000 shares of Warwick's common stock, together with two warrants; one to purchase 1.000,000 additional shares of Warwick's common stock at a price of US$1.50 and the other to purchase 750,000 shares of Warwick common stock at a price of US$1.00 per share. Execution of definitive agreement and issuance of the license is subject to a demonstration, acceptable to the licensee, of the continuous operation of the initial one ton machine, anticipated to occur by end of first quarter 2008. Under the license, when and if issued, Warwick will be obligated to purchase a minimum of one microwave machine each year for the next five years. This will total $25,000,000 or $5,000,000 per year.

      In the October, 2007 the Company revived an Agreement which had previously expired for the sale of shares of its Common Stock to Mercatus & Partners, Limited ("Mercatus"), a private limited company organized and existing under the laws of the United Kingdom, having an address of Via S. Roberto Bellarmino #4, 00142 Roma, Italy. The proposed transaction was for the placement of shares of its Common Stock to a value of $2,000,000. The original agreement had expired on March 31, 2007. Following protracted discussions, on October 16, 2007 the Company agreed to revive the Agreement, with certain modifications, and the parties executed an Addendum to the original Agreement. Under the revived Agreement and Addendum, Mercatus was to have purchased shares to the total of $2,000,000 on or

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

      before November 30, 2007. The Company had deposited 2,665,666 shares of its Common Stock in escrow, with any unpurchased balance of such shares as of November 30th to be returned for cancellation. Mercatus failed to make any of the installment payments as promised and did not complete any of the purchase by November 30, 2007. The Company no longer has any confidence in Mercatus, has advised Mercatus that the Agreement has expired and will not be extended or further revived, and has demanded a return of the 2,665,666 shares which were escrowed. These shares have not been included in the outstanding shares and weighted average number of common stock share calculation.

      On December 21, 2007 the Company entered into a certain Securities Purchase agreement with Professional Offshore Opportunity Fund, Ltd. ("PROOF") pursuant to which PROOF agreed to purchase 1,250,000 shares of the Company's common stock together with warrants for additional 625,000 shares at an exercise price of $1.50 per share. The Company received a $1,000,000 from PROOF with the balance of $250,000 being held in escrow, together with the 250,000 common stock shares being purchased pending certain future events. In addition, the Company has issued to the Escrow an additional 650,000 shares to be delivered to PROOF or returned to the Company, depending upon those certain future events (the "Trigger Event"). The Trigger Event will occur if (i) the Company does not file and have an effective registration statement for the Shares, Warrants and Warrant Shares by June 30, 2008 or (ii) in the event that during the period of six months from the date of Closing, the market price of the Company's Common Stock has a closing price of less than $1.00. In case of either Trigger Event, the Escrow is authorized to transfer to PROOF the 650,000 escrowed shares. In addition, PROOF may, at its option, instruct the Escrow to (i) pay over (to PROOF) the escrowed $250,000 of proceeds and (ii) return to the Company the 250,000 escrowed shares.

NOTE 11 - RELATED PARTY TRANSACTION

      On May 17, 2007, the Company authorized the purchase of the Company stock from Lois Pringle, officer and wife of the Company's Chief Executive officer. The Company purchased 94,961 shares for $66,471 in cash.

      On November 28, 2007 the Chief Financial Officer, Jeff Andrews, loan the Company $150,000. This loan has no stated principal payment due date, interest agreement prime plus 2%. An expense was recorded for one month based on terms stated above, interest expense will be accrued and expense monthly in the amount of $1,187 until the Company pays off the loans.

NOTE 12 - NOTE RECEIVABLE

      On September 22, 2006, Mobilestream Oil, Inc. loaned $650,000 to M J Advanced Corporation Communications ("MJACC") with the understanding that MJACC would advance money to CRCIC, LLC a limited liability company for, the purpose of acquiring a shell corporation (Global Resources Corporation) for Carbon Recovery Corporation to perfect a reverse merger. Subsequent to the balance sheet date, a dispute arose with respect to the agreement. A resolution was agreed upon where 400,000 shares of Global Resources Corporation stock owned by MJACC and CRCIC have been transferred to an attorney in escrow for satisfaction of the note payable to the Company and MJACC and CRCIC relinquished all rights. The stock held in escrow will be sold by the Escrow agent to satisfy the loan amount.

      The note has been fully reserved due to market price volatility of the Company's common stock price in 2006 and written off in 2007.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 13 - INVESTMENTS AND DEPOSITS ON INVESTMENTS

      The December 31, 2007 balance of Investments and Deposits, totaling $74,860, consists of a $45,000 investment in land which occurred in 2006 and a $29,860 deposit made in August of 2007 on a future lease for additional equipment. The lease deposit for equipment is expected to be returned to the Company in 2008. The Company entered into preliminary sales agreement to purchase the Equipment Service Parts Company (ESP), a $100,000 deposit was made to ESP in December 2006. In June 2007 the Company has decided not to pursue the acquisition of ESP and the deposit was deemed not refundable and was expensed in June 2007.

NOTE 14 - SUBSEQUENT EVENTS

      Subsequent to the balance sheet date of December 31, the following transactions occurred:

      The Company filed on January 29, 2008 a Registration Statement on Form S-8 under the Securities Act of 1933 for its "2008 Employee Compensation Plan" in order to register 2,500,000 shares, par value $.001 per share for the plan. The granting of shares of common stock under this plan shall be entirely discretionary with the Company's Board of Directors.

      In January and February the Company received $89,000 in cash for the sales of common stock.

      On February 12, 2008, the Company filed a Registration Statement on Form S-1 under the Securities Act of 1933 in order to register securities issued in the acquisition of Carbon Recovery Corporation ("CRC") in September 2006 and the acquisition of Mobilestream Oil, Inc. ("Mobilsteam") in December 2006. Summary of securities register:

         Mobilestream acquisition shares of common stock           11,145,225
         Mobilestream acquisition of warrants                       3,705,867
         Mobilestream acquisition of common stock warrants          3,705,867
         CRC acquisition of shares of common stock                 11,188,996
         CRC acquisition of Class B warrants                        3,908,340
         CRC acquisition of Class B common stock warrants           3,908,340
         CRC acquisition of Class D warrants                        1,397,600
         CRC acquisition of Class D common stock warrants           1,397,600
         CRC acquisition of Class E warrants                        1,397,600
         CRC acquisition of Class E common stock warrants           1,397,600

      On February 28, 2008, in an 8-K filing, the Company disclosed the hiring of Mr. Jeff T. Kimberly as the Company's Chief Operating officer. The employment of Mr. Kimberly is effective as of February 11, 2008 and was approved by the board of directors on February 7, 2008. Mr. Kimberly will be responsible the Company's production, sales and administrative operations. In connection with his employment, Mr. Kimberly will receive a $100,000 signing bonus, his base salary will be $200,000 per year which will increase to $225,000 on August 11, 2008, his sixth month anniversary with the company. In addition to his base salary, Mr. Kimberly is eligible to receive a yearly performance bonus to be paid in the Company's common stock issued under the GRC 2008 Employee compensation plan, as well as a relocation compensation package and Company medical benefits.


                           GLOBAL RESOURCE CORPORATION
                          (A Development Stage Company)
                             Condensed Balance Sheet
                                 March 31, 2008
                                   (Unaudited)

                                     ASSETS                                Period Ended
                                     ------                               March 31, 2008
                                                                           ------------
CURRENT ASSETS
   Cash                                                                    $  1,595,782
   Cash - Restricted                                                          5,069,872
   Inventory                                                                    361,511

                                                                           ------------

          TOTAL CURRENT ASSETS                                                7,027,165
                                                                           ------------

Fixed Assets, Net of depreciation                                               362,044
                                                                           ------------

OTHER ASSETS
   Investments & Deposits on Investments                                         74,860

                                                                           ------------
          TOTAL OTHER ASSETS                                                     74,860

TOTAL ASSETS                                                               $  7,464,069
                                                                           ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                $    122,461
   Current portion - loan payable - equipment                                    42,043
   Loan Payable -  to officer of company                                        150,000
   Stock to be issued                                                         5,069,872
                                                                           ------------

          TOTAL CURRENT LIABILITIES                                           5,384,376
                                                                           ------------

LONG-TERM LIABILITIES

   Loan payable - equipment, net of current portion                              40,704
                                                                           ------------

          Total  liabilities                                                  5,425,080
                                                                           ------------

STOCKHOLDERS' EQUITY

   Preferred Stock A - $.001 par value 100,000,000 shares authorized,
     35,236,188 issued and outstanding at March 31, 2008                         35,236
   Preferred Stock B - $.001 par value 1,000 shares authorized
     and issued as March 31, 2008                                                     1
   Common stock, $.001 par value; 200,000,000 shares authorized,
     33,197,056 issued and outstanding at March 31, 2008                         33,292
   Subscription receivable                                                     (130,518)
   Additional paid-in capital                                                24,553,559
   Deficit accumulated in the development stage                             (21,032,691)
                                                                           ------------
                                                                              3,458,879

   Treasury Stock                                                               (66,473)
   Prepaid Services                                                          (1,162,667)
   Deferred compensation                                                       (190,750)
                                                                           ------------

          Total stockholders' equity                                          2,038,989
                                                                           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  7,464,069
                                                                           ============

        The accompanying notes are an integral part of these financial statements.

                                          F-24




                                          GLOBAL RESOURCE CORPORATION
                                         (A Development Stage Company)
                                       Condensed Statement of Operations
                                   (With Cumulative Totals Since Inception)
                                                  (Unaudited)


                                                             Three Months Ended
                                                             ------------------              JULY 19, 2002
                                                                                              (INCEPTION)
                                                          March 31           MARCH 31              TO
                                                            2008               2007          MARCH 31, 2008
                                                        ------------       ------------       ------------

REVENUES                                                $       --         $       --         $       --

COST OF SALES                                                   --                 --
                                                        ------------       ------------       ------------

GROSS PROFIT                                                    --                 --                 --
                                                        ------------       ------------       ------------

OPERATING EXPENSES
    Consulting fees                                             --                8,239          1,422,258
    Professional fees for Legal and Accounting               204,129            174,975          1,464,317
    Investment Banking Fees and investor relations         2,599,802             60,000          8,492,060
    Other general and administrative expenses                786,785            486,388          9,342,544
    Depreciation expense                                      20,692             23,282            204,422
                                                        ------------       ------------       ------------

          TOTAL OPERATING EXPENSES                         3,611,408            752,884         20,925,601
                                                        ------------       ------------       ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                        (3,611,408)          (752,884)       (20,925,601)
                                                        ------------       ------------       ------------

OTHER INCOME (EXPENSE)
    Loss on deposit / real estate - net                         --                 --             (172,712)
    Interest expense                                          (6,073)            (3,479)           (44,564)
    Interest income                                            3,787             14,499            110,186
                                                        ------------       ------------       ------------

          TOTAL OTHER INCOME (EXPENSE)                        (2,286)            11,020           (107,090)
                                                        ------------       ------------       ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES                (3,613,694)          (741,864)       (21,032,691)
PROVISION FOR INCOME TAXES                                      --                 --                 --
                                                        ------------       ------------       ------------

NET LOSS APPLICABLE TO COMMON SHARES                    $ (3,613,694)      $   (741,864)      $(21,032,691)
                                                        ============       ============       ============

BASIC AND DILUTED LOSS
     PER SHARE                                          $      (0.12)      $      (0.03)      $      (0.68)
                                                        ============       ============       ============

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                                     30,743,131         25,180,668         30,743,131
                                                        ============       ============       ============

                  The accompanying notes are an integral part of these financial statements.

                                                     F-25




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                            Condensed Statement of Stockholders' Equity
                                                         At March 31, 2008

                                            PREFERRED STOCK                   COMMON STOCK                              DISCOUNT
                                      -----------------------------   -----------------------------    ADDITIONAL          ON
                                        PREFERRED   PAR VALUE $.001      COMMON     PAR VALUE $.001     PAID-IN          COMMON
                                         SHARES         $ AMOUNT         SHARES         $ AMOUNT        CAPITAL          STOCK
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE - JULY 19, 2002 (INCEPTION)                                              -    $          -    $          -    $          -

Issuance of initial founders'
shares, September 2002, net
of subsequent cancellations                                              2,555,000               -               -               -

Shares issued for services,
September 2002                                                           1,000,000               -         472,000               -

Shares issued for cash,
November 2002                                                               29,000               -          14,500               -

Shares issued for services,
November and December 2002                                                  13,600               -           6,800               -

Net loss for the period
July 19, 2002 (Inception)
through December 31, 2002,
as originally stated                                                             -               -               -               -

Prior period adjustment,
Note 11                                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2002                     -               -       3,597,600               -         493,300               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

Re-issuance of founders'
shares - July 2003                                                       1,455,000               -               -               -

Shares issued for cash                                                     519,800               -         259,900               -

Issuance of subscription
receivable from shareholders                                                     -               -               -               -

Net loss for the year ended
December 31, 2003, as
originally stated                                                                -               -               -               -

Prior period adjustment,
Note 11                                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2003                     -               -       5,572,400               -         753,200               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                                                     917,645               -         553,105               -

Shares issued in exchange
for real estate                                                            650,000               -         650,000               -

Shares issued for compensation                                             545,000               -         545,000               -

Shares issued as charitable
contribution                                                                50,000               -          50,000               -

Initial founders' shares
cancelled                                                                 (250,000)              -               -               -

Issuance of subscription
receivable from shareholders                                                     -               -               -               -

Net loss for the year
ended December 31, 2004                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2004                     -               -       7,485,045               -       2,551,305               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

                                                                                                           (CONTINUED ON NEXT PAGE)

                                                               F-26




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                            Condensed Statement of Stockholders' Equity
                                                         At March 31, 2008

(CONTINUED FROM PREVIOUS PAGE)


                                          DEFICIT
                                        ACCUMULATED                       CONTRA
                                        DURING THE       DEFERRED       PREPAID FOR    SUBSCRIPTION     TREASURY
                                     DEVELOPMENT STAGE COMPENSATION      SERVICES       RECEIVABLE        STOCK            TOTAL
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE - JULY 19, 2002 (INCEPTION)    $          -    $          -                    $          -                    $          -

Issuance of initial founders'
shares, September 2002, net
of subsequent cancellations                       -               -                               -                               -

Shares issued for services,
September 2002                                    -               -                               -                         472,000

Shares issued for cash,
November 2002                                     -               -                               -                          14,500

Shares issued for services,
November and December 2002                        -               -                               -                           6,800

Net loss for the period
July 19, 2002 (Inception)
through December 31, 2002,
as originally stated                     (2,008,508)              -                               -                      (2,008,508)

Prior period adjustment,
Note 11                                   1,500,000               -                               -                       1,500,000
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2002               (508,508)              -               -               -                         (15,208)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Re-issuance of founders'
shares - July 2003                                -               -                               -                               -

Shares issued for cash                            -               -                               -                         259,900

Issuance of subscription
receivable from shareholders                      -               -                         (14,340)                        (14,340)

Net loss for the year ended
December 31, 2003, as
originally stated                          (931,159)              -                               -                        (931,159)

Prior period adjustment,
Note 11                                     727,500               -                                                         727,500
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2003               (712,167)              -               -         (14,340)                         26,693
                                       ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                            -               -                               -                         553,105

Shares issued in exchange
for real estate                                   -               -                               -                         650,000

Shares issued for compensation                    -        (545,000)                              -                               -

Shares issued as charitable
contribution                                      -               -                               -                          50,000

Initial founders' shares
cancelled                                         -               -                               -                               -

Issuance of subscription
receivable from shareholders                      -               -                         (74,240)                        (74,240)

Net loss for the year
ended December 31, 2004                    (672,219)              -                               -                        (672,219)
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2004             (1,384,386)       (545,000)              -         (88,580)                        533,339
                                       ------------    ------------    ------------    ------------    ------------    ------------


                                                               F-27




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                            Condensed Statement of Stockholders' Equity
                                                         At March 31, 2008


                                            PREFERRED STOCK                   COMMON STOCK                              DISCOUNT
                                      -----------------------------   -----------------------------    ADDITIONAL          ON
                                        PREFERRED   PAR VALUE $.001      COMMON     PAR VALUE $.001     PAID-IN          COMMON
                                         SHARES         $ AMOUNT         SHARES         $ AMOUNT        CAPITAL          STOCK
                                      ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                                                     745,655               -         914,507               -

Shares issued to acquire
technology                                                              37,500,000               -      37,500,000     (37,500,000)

Remaining shares issued in
exchange for real estate                                                    80,800               -          80,800               -

Shares issued for services                                                  53,500               -          53,500               -

Accounts payable converted
to equity                                                                    1,087               -           1,087               -

Stock subscriptions received,
net                                                                              -               -               -               -

Amortization of deferred
compensation                                                                     -               -               -               -

Net loss for the year
ended December 31, 2005                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2005                     -               -      45,866,087               -      41,101,199     (37,500,000)
                                      ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                                                   2,786,286               -       2,810,877               -

Stock subscriptions received,
net                                                                              -               -               -               -

Amortization of deferred
compensation                                                                     -               -               -               -

Shares issued for services                                                  14,123               -          14,746               -

Shares issued for investment
in land                                                                     22,500               -          45,000               -

Effect of reverse merger                                                    72,241          48,761     (37,669,444)     37,500,000

Shares issued for conversion
of debt                                                                  2,681,837           2,682         118,000               -

Shares issued for consulting                                                25,000              25          49,975               -

Shares issued for merger
with Mobilestream Inc                                                   11,145,255          11,145       2,842,136

Cancellation of shares for
merger with Mobilestream Inc                                           (37,500,000)        (37,500)         37,500

Preferred convertible stock
issued for merger with
Mobilestream 2 for 1 conversion
into common                             35,236,188    $     35,236                                         468,138

Net loss for the year
ended December 31, 2006                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2006            35,236,188    $     35,236      25,113,329    $     25,113    $  9,818,127    $          -
                                      ============    ============    ============    ============    ============    ============

Shares issued for cash                                                   1,519,564           1,520       1,166,941

Shares issued for Stock
to be issued (liability)                                                   186,822             187         201,156

Stock subscriptions received,
net                                                                              -               -               -               -

Amortization of deferred
compensation

Shares issued for services                                               2,613,576           2,613       6,331,050

Shares issued for services
& Prepaid in Equity                                                        925,000             925       2,580,576

Treasury Stock                                                             (94,961)

Perferred Shares issued for
settlement of services                       1,000               1                                         399,999

Net loss for the period
ended December 31, 2007                          -               -               -               -               -               -
                                      ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2007            35,237,188    $     35,237      30,263,330    $     30,358    $ 20,497,849    $          -
                                      ============    ============    ============    ============    ============    ============

                                                                                                           (CONTINUED ON NEXT PAGE)
                                                               F-28




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                            Condensed Statement of Stockholders' Equity
                                                         At March 31, 2008

(CONTINUED FROM PREVIOUS PAGE)


                                          DEFICIT
                                        ACCUMULATED                       CONTRA
                                        DURING THE       DEFERRED       PREPAID FOR    SUBSCRIPTION     TREASURY
                                     DEVELOPMENT STAGE COMPENSATION      SERVICES       RECEIVABLE        STOCK            TOTAL
                                       ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                            -               -                               -                         914,507

Shares issued to acquire
technology                                        -               -                               -                               -

Remaining shares issued in
exchange for real estate                          -               -                               -                          80,800

Shares issued for services                        -               -                               -                          53,500

Accounts payable converted
to equity                                         -               -                               -                           1,087

Stock subscriptions received,
net                                               -               -                          10,398                          10,398

Amortization of deferred
compensation                                      -         109,000                               -                         109,000

Net loss for the year
ended December 31, 2005                  (1,291,169)              -                               -                      (1,291,169)
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2005             (2,675,555)       (436,000)              -         (78,182)                        411,462
                                       ------------    ------------    ------------    ------------    ------------    ------------

Shares issued for cash                            -               -                               -                       2,810,877

Stock subscriptions received,
net                                               -               -                        (582,511)                       (582,511)

Amortization of deferred
compensation                                      -         109,000                               -                         109,000

Shares issued for services                        -               -                               -                          14,746

Shares issued for investment
in land                                           -               -                               -                          45,000

Effect of reverse merger                          -               -                               -                        (120,683)

Shares issued for conversion
of debt                                           -               -                               -                         120,682

Shares issued for consulting                      -               -                               -                          50,000

Shares issued for merger
with Mobilestream Inc                       (10,498)                                                                      2,842,783

Cancellation of shares for
merger with Mobilestream Inc                                                                                                      -

Preferred convertible stock
issued for merger with
Mobilestream 2 for 1 conversion
into common                                                                                                                 503,374

Net loss for the year
ended December 31, 2006                  (4,246,058)              -                               -               -      (4,246,058)
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2006           $ (6,932,111)   $   (327,000)   $          -    $   (660,693)   $          -    $  1,958,672
                                       ============    ============    ============    ============    ============    ============

Shares issued for cash                                                                                                    1,168,461

Shares issued for Stock
to be issued (liability)                                                                                                    201,343

Stock subscriptions received,
net                                               -               -                         475,000                         475,000

Amortization of deferred
compensation                                                109,000                                                         109,000

Shares issued for services                                                                                                6,333,663

Shares issued for services
& Prepaid in Equity                                                      (1,808,042)                                        773,459

Treasury Stock                                                                                              (66,473)        (66,473)

Perferred Shares issued for
settlement of services                                                                                                      400,000

Net loss for the period
ended December 31, 2007                 (10,486,886)              -               -               -               -     (10,486,886)
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 2007           $(17,418,997)   $   (218,000)   $ (1,808,042)   $   (185,693)   $    (66,473)   $    866,239
                                       ============    ============    ============    ============    ============    ============
                                                                                                           (CONTINUED ON NEXT PAGE)


                                                                F-29




                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                            Condensed Statement of Stockholders' Equity
                                                         At March 31, 2008

(CONTINUED FROM PREVIOUS PAGE)

                                            PREFERRED STOCK                   COMMON STOCK                              DISCOUNT
                                      -----------------------------   -----------------------------    ADDITIONAL          ON
                                        PREFERRED   PAR VALUE $.001      COMMON     PAR VALUE $.001     PAID-IN          COMMON
                                         SHARES         $ AMOUNT         SHARES         $ AMOUNT        CAPITAL          STOCK
                                      ------------    ------------    ------------    ------------    ------------    ------------

 Shares issued for cash                                                  2,046,226           2,046       2,081,743

Stock subscriptions received, net

 Amortization of deferred compensation

 Shares issued for services                                                887,500             888       1,959,387

 Shares issued for services
  & Prepaid in Equity

 Treasury Stock

 Warrants issued for services                                                                               14,580

Net loss for the period ended
  March 31, 2008                                 -               -               -               -               -               -
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT MARCH 31, 2008               35,237,188     $    35,237      33,197,056     $    33,292     $24,553,559     $         -
                                       ============    ============    ============    ============    ============    ============



                                          DEFICIT
                                        ACCUMULATED                       CONTRA
                                        DURING THE       DEFERRED       PREPAID FOR    SUBSCRIPTION     TREASURY
                                     DEVELOPMENT STAGE COMPENSATION      SERVICES       RECEIVABLE        STOCK            TOTAL
                                       ------------    ------------    ------------    ------------    ------------    ------------

 Shares issued for cash                                                                                                  2,083,789
                                                                                                                                 -
Stock subscriptions received, net                                                           55,175                          55,175

 Amortization of deferred compensation                      27,250                                                          27,250
                                                                                                                                 -
 Shares issued for services                                                                                              1,960,275

 Shares issued for services
  & Prepaid in Equity                                                      645,375                                         645,375

 Treasury Stock                                                                                                                  -

 Warrants issued for services                                                                                               14,580
                                                                                                                                 -
Net loss for the period ended
  March 31, 2008                         (3,613,694)             -               -               -               -      (3,613,694)
                                       ------------    ------------    ------------    ------------    ------------    ------------

BALANCE AT MARCH 31, 2008              $(21,032,691)   $  (190,750)    $(1,162,667)    $  (130,518)    $   (66,473)    $ 2,038,989
                                       ============    ============    ============    ============    ============    ============


                            The accompanying notes are an integral part of these financial statements.

                                                               F-30




                                               GLOBAL RESOURCE CORPORATION
                                              (A Development Stage Company)
                                            Condensed Statement of Cash Flows
                                         (With Cumulative Totals Since Inception)
                                                       (Unaudited)


                                                                    THREE MONTHS ENDED            July 19, 2002
                                                                    ------------------             (INCEPTION)
                                                               MARCH 31,          MARCH 31,             TO
                                                                 2008               2007          MARCH 31, 2008
                                                             ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                  $ (3,613,694)      $   (741,864)      $(21,032,691)
                                                             ------------       ------------       ------------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED IN)
   OPERATING ACTIVITIES:
   Depreciation                                                    20,692             23,282            203,734
   Preferred stock issued for services                               --                 --              400,000
   Common stock issued for services                             1,960,275             26,000          9,599,575
   Common stock Warrants issued for services                       14,580               --               14,580
   Amortization of deferred compensation                           27,250             27,250            354,500
   Allowance reserve for note payable                                --                 --              650,000
   Loss on sale of fixed asset                                       --                 --               11,775
   Loss on real estate                                               --                 --               87,035
   Common stock issued as charitable contribution                    --                 --               50,000

CHANGES IN ASSETS AND LIABILITIES                                    --                 --                 --
   (Increase) in Inventory                                       (361,511)              --             (361,511)
   (Increase) decrease in deposits                                   --                 --               70,140
   (Increase) in notes receivable                                    --                 --             (650,000)
   (Decrease) in accounts receivable                                 --                 --                 --
   (Decrease) in accounts payable                                   2,872            (24,536)          (215,805)
                                                             ------------       ------------       ------------

          TOTAL ADJUSTMENTS                                     1,664,158             51,996         10,214,023
                                                             ------------       ------------       ------------

          NET CASH USED IN OPERATING ACTIVITIES                (1,949,536)          (689,868)       (10,818,668)
                                                             ------------       ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                        (9,601)              --             (611,753)
   Proceeds from sale of Fixed assets                                                                    34,200
   Proceeds from sale of real estate                                 --                 --              617,864
   Investment                                                        --                 --             (145,000)
   Investment in real estate, net                                    --                 --              (80,800)
                                                             ------------       ------------       ------------

          NET CASH PROVIDED BY (USED IN)
            INVESTING ACTIVITIE                                    (9,601)              --             (185,489)
                                                             ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock for cash                            2,083,789              5,250          6,977,634
   Issuance of equity securities and paid-in
    capital for merger and other                                  645,375            201,342          6,619,788
   Liability for stock to be issued                             5,069,872           (201,342)         5,068,897
   (Increase) decrease in stock subscription receivable            55,175               --           (1,162,782)
   Proceeds from officer's loan                                      --                 --              188,550
   Repayment of officer's loan                                       --                 --              (38,550)
   Purchase of Treasury Stock                                        --                 --              (66,473)
   Proceeds from loan payable - equipment                            --                 --              100,133
   Repayment of loan payable - vehicle                             (9,845)            (8,878)           (41,782)
   Proceeds from loan payable - equipment                            --                 --               75,000
   Repayment of loan payable - equipment                             --                 --              (50,603)
                                                             ------------       ------------       ------------

          NET CASH PROVIDED BY FINANCING ACTIVITIES             7,844,366             (3,628)        17,669,811
                                                             ------------       ------------       ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            5,885,229           (693,496)         6,665,654

CASH AND CASH EQUIVALENTS
  - BEGINNING OF PERIOD                                           780,425          1,770,002               --
                                                             ------------       ------------       ------------

CASH AND CASH EQUIVALENTS
  - END OF PERIOD                                            $  6,665,654       $  1,076,506       $  6,665,654
                                                             ============       ============       ============

SUPPLEMENTAL DISCLOSURES OF
    NON-CASH ACTIVITIES:

    Common stock issued for services                         $  1,960,275       $     26,000       $  8,826,117
                                                             ============       ============       ============

    Common stock issued for services net of prepaid
      contra equity account                                  $    645,375               --         $  1,418,833
                                                             ============       ============       ============

    Common stock issued for land investment                          --                 --         $    125,800
                                                             ============       ============       ============

    Common stock issued as charitable contribution                   --                 --         $     50,000
                                                             ============       ============       ============

    Common stock Warrants issued for services                $     14,580               --         $     14,580
                                                             ============       ============       ============


                       The accompanying notes are an integral part of these financial statements.

                                                          F-31

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
         -------------------------------------------------------------

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and should be read in conjunction with the consolidated financial statements of Global Resources Corporation included in form 10-K for the year ending December 31, 2007. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2008 are not necessarily indicative of the results that maybe expected for the year ended December 31, 2008.

     Global Resource Corporation (the Company") was formed on July 19, 2002 in the State of New Jersey under the name Carbon Recovery Corporation as a development stage company. The Company's business plan is to research and develop and market the business of decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into industrial products and chemicals for the petroleum chemical industry.

     The Company's business goals are as follows:

     1) The construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials;
     2) The design, manufacture and sale of machinery and equipment units, embodying the technology;
     3)   The sub-licensing of third parties to exploit that technology.

     At the present time, the process is in a laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize the process. A prototype one ton "continuous feed" line machine is scheduled for delivery in the second quarter 2008.

     The Company believes that the design of the machinery and equipment for the decomposition of waste tires fully protects the environment from the release of components during the decomposition process.

     In a similar decomposition process, the Company has designed machinery and equipment which will decompose "fluff", which is the non-metallic portions of scrap motor vehicles, primarily, the interiors. It appears that although scrap vehicles are specifically taken without the tires due to environmental rules, they are often removed but then placed ("hidden") in the trunk of the vehicle and crushed into it, thus "disposing" of the tires. The Company's machinery will, of course, permit any tires to be decomposed together with the other materials.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND  ORGANIZATION
         ---------------------------------------------------------------
         (CONTINUED)
         -----------

     The Company is currently offering three models: one which disposes of five tons per hour, one which disposes of ten tons per hour and one which disposes of fifteen tons per hour. The Company is soliciting orders and has issued various proposals.

     There are other potential applications for the microwave technology covered by the license, in addition to the application for decomposing waste tires and fluff. These include:

          1. Stimulation of production of mature oil and gas wells ("stripper" wells);
          2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;
          3.   Volatilization of heavy or slurry oil;
          4.   Recovery of oil from oil shale and oil sands; and
          5.   Medicinal applications.

     To date, the Company has allocated a substantial portion of their time and investment in bring their product to the market and the raising of capital. The Company has not commenced any commercial operations as of March 31, 2008.

     On December 31, 2006, Global Resource Corporation acquired all the assets and assumed all of the liabilities of Mobilestream Oil, Inc. in exchange for; a) 11,145,255 shares of the Company's Common Stock; b) the issuance by the Company for the benefit of the holders of the 2006 series of convertible preferred stock of Mobilestream of 35,236,188 shares of the Company's own "2006 Series" in the process of designation (see "Subsequent Events" note 14 below "liquidation trust"); c) the issuance of 27,205,867 common stock purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share for a period ending on December 31, 2008. A stockholder of Mobilestream owned 37,500,000 shares of the Company's stock which were cancelled. The total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their fair values in accordance with SFAS 141, BUSINESS COMBINATIONS. The net asset and liabilities of Mobilestream equal approximately $2.4 million. The assets consisted of cash approximately $1,678,000, and fixed assets of $149,000 offset by liabilities of approximately $91,000.

     On September 22, 2006, the Carbon Recovery Corporation entered into a Plan and Agreement of Reorganization ("Agreement") with Global Resource Corporation. Pursuant to the Agreement, Global Resource Corporation acquired all of the assets and assumed all of the liabilities and related development stage business of Carbon Recovery Corporation in exchange for 48,688,996 common shares and the assumption of a convertible debenture and accrued interest in the amount of $120,682 by Carbon Recovery Corporation. Subsequent to the acquisition the convertible debenture was eliminated by issuing 2,681,837 of the Company's common stock. The holders of Global Resource Corporation's capital stock before the Agreement retained 72,241 shares of common stock. Prior to the Agreement, Carbon Recovery Corporation had warrants

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
         --------------------------------------------------------------
         (CONTINUED)
         -----------

     outstanding. Pursuant to the Agreement, those outstanding warrants were exchanged for outstanding warrants of Global Resource Corporation. Specifically, Global Resource Corporation issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire on September 21, 2007, but the Board of Directors of the Company has extended the expiration date to December 31, 2008 for Class B warrants, Class D warrants and for Class E warrants.

     The above transaction has been accounted for as a reverse merger (recapitalization) with Carbon Recovery Corporation being deemed the accounting acquirer and Global Resource Corporation being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of Carbon Recovery Corporation as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to additional paid in capital. The basis of the assets and liabilities of Carbon Recovery Corporation, the accounting acquirer, have been carried over in the recapitalization. Concurrent with the merger, Carbon Recovery Corporation changed its name to Global Resource Corporation.

     On December 11, 2007 the company adapted the following Amendments to the Articles of Incorporation: 1) Reduce the authorized number of shares of common stock which the Company may issue from 2,000,000,000 to 200,000,000 shares. 2) Increase the authorized number of preferred shares which the Company may issue from 50,000,000 to 100,000,000. 3)Reduce the number of 2006 Series of Convertible Preferred Stock which may be converted into common stock, from 2 shares of common stock to 1/2 of 1 share of common stock for each share of 2006 Convertible Preferred Stock. 4) Indemnify the Company's directors and officers to the maximum extent permitted under the laws of the State of Nevada. 5) Limiting the liability of the Company's directors and officers to the Company, Company stockholders and creditors to the maximum extent provided under the Private Corporations Law of the State of Nevada (the "Nevada PCL"). 6) Permit the board of directors to declare reverse stock splits of our issued and outstanding shares without approval of the stockholders under section 78-2055 of the Nevada PCL.

     The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

     USE OF ESTIMATES
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS
     -------------------------

     The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

     At March 31, 2008, the Company maintained cash and cash equivalent balances at two financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. At March 31, 2008 the Company's uninsured cash balances total $6,424,200.

     START-UP COSTS
     --------------

     In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

     INCOME TAXES
     ------------

     Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     BUSINESS COMBINATIONS
     ---------------------

     Effective December 31, 2006 the Company acquired all the assets and assumed all of the liabilites of Mobilestream Oil Inc. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilesstream has been allocated to the assets acquired and the liabilities assumed based on their fair values in accordance with SFAS 141, BUSINESS COMBINATIONS. All account amounts and shares amounts have been updated and presented to reflect the change.

     Effective July 31, 2006 the Company completed a reverse split of its common stock. All share amounts have been updated and presented to reflect the change.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
              ------------------------------------------------------

     STOCK-BASED COMPENSATION
     ------------------------

     Effective January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The Company has not issued any options during the reporting periods and as such, the effect of SFAS 123R has no impact on the results of operations for the three months ended March 31, 2008 and 2007.

     EARNINGS (LOSS) PER SHARE OF COMMON STOCK
     -----------------------------------------

     Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.


               EARNINGS (LOSS) PER SHARE OF COMMON STOCK
               -----------------------------------------
               The following is a reconciliation of the computation for basic and diluted earnings per share:

                                                          Three Months Ended
                                                               March 31,
                                                      --------------------------
                                                          2008         2007
                                                      ------------   -----------
                  Net loss                            ($3,613,694)    ($741,864)
                                                      ------------   -----------

                  Weighted-average common shares
                  Outstanding (Basic)                   30,743,131   25,180,668
                                                      ------------   -----------

                  Weighted-average common shares
                  Outstanding (Diluted)                 30,743,131   25,180,668
                                                      ============   ===========


     Weighted-average common stock equivalents for preferred stock convertible to 1/2 for 1 of common are 17,618,094 and warrants common stock equivalents are 13,026,076. There are also common stock purchase options equivalents totaling 200,000, these warrants and options are not part of the weighted-average outstanding common stock calculation because inclusion would have been anti-dilutive as of March 31, 2008 and 2007.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

     INVENTORIES
     -----------

     Inventory is stated at the lower of cost or market. Cost is determined using actual job costs per machine. Currently inventories consist of only work in process.

     ADVERTISING COSTS
     -----------------

     The Company will expense the costs associated with advertising as they are incurred. The Company did not incur any advertising costs for the years ended March 31, 2008 and 2007.

     RECENT ACCOUNTING PRONOUNCEMENTS
     --------------------------------

     In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 (revised
     2007), BUSINESS COMBINATIONS, which replaces SFAS No 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for us beginning January 1, 2008 and will apply prospectively to business combinations completed on or after that date.

     In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, AN AMENDMENT OF ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for us beginning January 1, 2008 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retrospectively. We are currently assessing the potential impact that adoption of SFAS No. 160 would have on our financial statements.

     In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES. SFAS No. 159 gives us the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective for us beginning January 1, 2008, although early adoption is permitted. We are currently assessing the potential impact that electing fair value measurement would have on our financial statements and have not determined what election we will make.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

     On January 1, 2007, the Company adopted the provisions of FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. The adoption of SFAS No. 156 did not have a material impact on the Company's financial position, results of operations, or cash flows.


NOTE 3 - FIXED ASSETS
         ------------

     Fixed assets as of March 31, 2008 were as follows:
                                                    Estimated Useful
                                                     Lives (Years)     Amount
                                                   ----------------- ----------
         Testing Equipment                               5 - 7       $ 454,013
         Vehicles                                           5           34,425
         Office & Computer Equip.                           5           18,719
         Leasehold improvements                             3           12,195
                                                                     ----------
                                                           Total     $ 519,352
                                                                     ==========
         Less accumulated Depreciation & amortization                  157,308
                                                                     ----------
                              NET FIXED ASSETS                       $ 362,044
                                                                     ==========

     There was $20,692 and $23,282 charged to operations for depreciation expense for the three months ended March 31, 2008 and 2007, respectively.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008

NOTE 4 - LOAN PAYABLE - OFFICE OF COMPANY
         --------------------------------

       On November 28, 2007 the Chief Financial Officer, Jeff Andrews, lent the Company $150,000. This loan has no stated principal payment due date, interest agreement is prime plus 2%. An expense was recorded for three months based on terms stated above, interest expense will be accrued and expense monthly in the amount of $1,187 until the Company pays off the loan (see "Subsequent Events" note 14 on payment below).


NOTE 5 - LOAN PAYABLE - EQUIPMENT
         ------------------------

       In January 2006 the Company entered into a five year loan related to the purchase of new equipment. The principal amount of the loan is $75,000 at an interest rate of 13.43% annually. Monthly payments on the loan are approximately $1,723. In October 2006 the Company entered into a three year loan related to lab equipment. The principal amount of the loan is $73,817 at an interest rate of 8.71% annually. Monthly payments on the loan are approximately $2,396.

                                                                         2008
                                                                      ----------
                     Total Loans Payable                              $  82,747
                     Less current maturities                            (42,043)
                                                                      ----------
                         Long-Term payable                            $  40,704
                                                                      ==========

                     The amount of principal maturities of the
                     loans payable by years is as follows:
                                                                2008     31,118
                                                                2009     35,416
                                                                2010     16,213
                                                                      ----------
                                                                      $  82,747
                                                                      ==========


NOTE 6 - INVENTORY
         ---------

         Inventory consists of a one ton machine currently in the work in process stage.

                                               March 31, 2008    March 31, 2007
                                               --------------    --------------

                          Work in Process         $ 361,511            $ 0

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008


NOTE 7 - PROVISION FOR INCOME TAXES
         --------------------------

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

         At March 31, 2008 the deferred tax assets consist of the following:

                                                                      2008
                                                                 --------------
                           Deferred taxes due to net operating     $ 6,310,000
                           carryforwards
                           Less: Valuation Allowance                (6,310,000)
                                                                 --------------
                           Net Deferred Tax asset                  $        --
                                                                 --------------

       At March 31, 2008, the Company had deficits accumulated during the development stage in the approximate amount of $21,033,691 available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 8 - OPERATING LEASES
         ----------------

       The Company leases office space under a lease agreement that commenced June 1, 2006, the monthly lease payments are $5,000 per month and the leases expires on May 31, 2009. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

       Minimum lease payments under the operating lease are as follows:

                             For the periods Ending March 31      Amount

                                           2008                $        45,000
                                           2009                         21,700
                                                               ---------------
                                                               $        67,700
                                                               ===============

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008

NOTE 9 - ALLEVIATION OF GOING CONCERN
         ----------------------------

       At December 31, 2007, the Company reported that it had incurred substantial net losses for the years ended December 31, 2007 and 2006 and the Company had not commenced operations to have a revenue stream to support itself. These factors raised substantial doubt about the Company's ability to continue as a going concern at that time.

       During the three months ended March 31, 2008, the Company raised over $7.1 million dollars in cash through a private placement of common stock. (The Company also raised another $2 million in a private placement of common stock subsequent to the balance sheet date as described in Note
       13). With this additional capital and projected cash flow expenditures over the next twelve months, Company's management considers the facts and circumstances which raised substantial doubt about the Company's ability to continue as going concern to be alleviated.

       The Company also expects to successfully demonstrate its one ton per hour microwave reactor system by end of this second quarter 2008 and deliver the machine in the third quarter of 2008. The Company projects to have significant sales revenue and positive cash flow in the 2008 fourth quarter. In 2009, the Company also expects to continue generating positive cash flow from projected sales.

NOTE 10 - RELATED PARTY TRANSACTION
          -------------------------


       On May 17, 2007, the Company authorized the purchase of the Company stock from Lois Pringle, officer and wife of the Company's Chief Executive officer. The Company purchased 94,961 shares for $66,471 in cash.

NOTE 11 - STOCKHOLDERS' EQUITY
          --------------------

       COMMON STOCK
       ------------

       The following details the stock transactions for the three months ended March 31, 2008:

       The Company issued 2,046,226 shares of stock for $2,083,789 cash.

       The Company issued 887,500 shares of common stock in exchange for services rendered, valued at $1,960,275.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008

NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)
          --------------------------------

         PREFERRED STOCK
         ---------------

         There was no activity for the three months ended March 31, 2008 (see subsequent note 14 on conversion).


         WARRANTS
         --------

         The Company issued an additional 1,989,169 warrants, which have an exercise price of $2.00 and expire September 2009, in a private placement sale in the first quarter 2008. In addition the Company issued 6,000 warrants with a warrant price of $2.63 for services performed in first quarter, theses warrant will expire in 5 years.


         A summary of the status of the Company's outstanding stock warrants as of March 31, 2008 is as follows:

                                                                      Weighted Average
                                                         Shares        Exercise Price
                                                      -------------   -----------------
                  Outstanding at December 31, 2007      11,036,907     $          3.51

                  Granted                                1,995,169     $          2.00

                  Exercised                                      -                   -

                  Forfeited  / expired                                 $             -
                                                      -------------   -----------------

                  Outstanding at March 31, 2008         13,032,076     $          3.28
                                                      -------------   -----------------
                  Exercisable at March 31, 2008         13,032,076     $          3.28
                                                      -------------   -----------------

         In March 2005 the Company issued 200,000 of common stock purchase options (under Carbon Recovery Corporation) to the CFO, they have an exercise price of $1.00 per share and will be 100% vested on 12/31/2008. As of 03/31/2008 none were exercised.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008

NOTE 12 - COMMITMENTS AND CONTINGENCIES
          -----------------------------

         Effective January 1, 2005 the Company entered into an employment agreement with its President. Under the agreement the President shall be entitled to an annual base salary of $250,000 in 2005 escalating to $366,025 in 2009. In 2005, $156,000 of the salary shall be paid ratably during the course of the year and the remaining $94,000 will be paid in accordance with the terms of the agreement. The initial term of the agreement is for a period of five years. The President has the option to renew this agreement for a second five-year term. In addition to the base salary the Company has granted the President 545,000 shares of restricted common stock as deferred compensation. The common stock vests to the President over a five-year period commencing January 1, 2005.

         In June 2007 the Company entered into purchase agreement with Ingersoll Production Systems of Rockford Illinois to build one 1 ton microwave reactor system. The total purchase commitment is approximately $400,000 and the microwave reactor system is expected to be delivered by end of second quarter 2008. The Company has currently paid $350,000 as of March 31, 2008, this amount is reflected in the balance sheet as part of the Inventory - WIP.

         In October, 2007 the Company revived an Agreement which had previously expired for the sale of shares of its Common Stock to Mercatus & Partners, Limited ("Mercatus"), a private limited company organized and existing under the laws of the United Kingdom, having an address of Via
         S. Roberto Bellarmino #4, 00142 Roma, Italy. The proposed transaction was for the placement of shares of its Common Stock to a value of $2,000,000. The original agreement had expired on March 31, 2007. Following protracted discussions, on October 16, 2007 the Company agreed to revive the Agreement, with certain modifications, and the parties executed an Addendum to the original Agreement. Under the revived Agreement and Addendum, Mercatus was to have purchased shares to the total of $2,000,000 on or before November 30, 2007. The Company had deposited 2,665,666 shares of its Common Stock in escrow, with any unpurchased balance of such shares as of November 30th to be returned for cancellation. Mercatus failed to make any of the installment payments as promised and did not complete any of the purchase by November 30, 2007. The Company no longer has any confidence in Mercatus, has advised Mercatus that the Agreement has expired and will not be extended or further revived, and has demanded a return of the 2,665,666 shares which were escrowed. These shares have not been included in the outstanding shares and weighted average number of common stock share calculation.

         On March 25, 2008 the parties amended the Letter of Intent which had been entered into on December 17, 2007 between the Company and Warwick Communications, Inc. ("Warwick"), previously reported. The Letter of Intent remains non-binding and subject to final mutually agreeable documents including the License Agreement. The major change is that Warwick is to order a 5 ton per hour machine by May 30, 2008, subject still to the waivable condition precedent of a successful demonstration of the pilot plant, anticipated to be held on April 23, 2008. The total net purchase price will be $3,572,100. Payment is divided into 4 payments: (1) an initial deposit of $1,178,793 divided into a $10,000 refundable deposit to accompany the order and the balance of $1,168,793 due within 30 business days; (2) a second payment of $1,178,793 due within 3

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008


NOTE 12 - COMMITMENTS AND CONTINGENCIES (CONTINUED)
          -----------------------------------------

         months of the first payment; (3) $857,304 due upon delivery and successful testing; and (4) a final payment of $357,210 due upon successful installation. Subject to Warwick's meeting of the first year's order requirement, Warwick will earn the right of first refusal for the territories of Mexico, Cuba, Venezuela, Brazil, Morocco, Panama and Trinidad & Tobago. Payment for the license continues to be by issuance of 2,000,000 shares of Warwick's Common Stock, together with 2 warrants; one to purchase 1,000,000 additional shares of Warwick's Common Stock at a price of US$.50 per share and the other to purchase 750,000 shares of Warwick's Common Stock at a price of US$1.00 per share; however, now the issuance by Warwick of its 2,000,000 shares of Common Stock in payment for the license will be subject to a one year hold and a mutual sign off by the Company, Warwick and Warwick's lessee to the effect that the machine has operated successfully for at least 90 days and that the lessee will continue its lease of such machine. Under the license, when and if issued, Warwick will be obligated to purchase one operational plant per year for the first five years with orders aggregating US$25,000,000 at the end of the 5 years.

         On December 21, 2007 the Company entered into a certain Securities Purchase agreement with Professional Offshore Opportunity Fund, Ltd. ("PROOF") pursuant to which PROOF agreed to purchase 1,250,000 shares of the Company's common stock together with warrants for additional 625,000 shares at an exercise price of $1.50 per share. The Company received $1,000,000 of the purchase price from PROOF with the balance of $250,000 being held in escrow, together with the 250,000 common stock shares being purchased pending certain future events. In addition, the Company has issued to the Escrow agent an additional 625,000 shares to be delivered to PROOF or returned to the Company, depending upon those certain future events (the "Trigger Event"). The Trigger Event will occur if (i) the Company does not file and have an effective registration statement for the Shares, Warrants and Warrant Shares by June 30, 2008 or (ii) in the event that during the period of six months from the date of Closing, the market price of the Company's Common Stock has a closing price of less than $1.00. In case of either Trigger Event, the Escrow is authorized to transfer to PROOF the 625,000 escrowed shares. In addition, PROOF may, at its option, instruct the Escrow to (i) pay over (to PROOF) the escrowed $250,000 of proceeds and (ii) return to the Company the 250,000 escrowed shares. As of March 31, 2008 shares have not been register.

         Effectively February 11, 2008, the Company entered into employment agreement with Mr. Jeff T. Kimberly as the Company's Chief Operating officer. Mr. Kimberly received a $100,000 signing bonus, his base salary will be $200,000 per year which will increase to $225,000 on August 11, 2008, his sixth month anniversary with the company. In addition to his base salary, Mr. Kimberly is eligible to receive a yearly performance bonus to be paid in the Company's common stock issued under the GRC 2008 Employee compensation plan, as well as a relocation compensation package and Company medical benefits.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2008


NOTE 13 - IVESTMENTS AND DEPOSITS ON INVESTMENTS
          --------------------------------------

         The March 31, 2008 balance of investments and deposits, totaling $74,860, consists of a $45,000 investment in land which occurred in 2006 and a $29,860 deposit made in August of 2007 on a future lease for additional equipment. The lease deposit for equipment is expected to be returned to the Company in 2008.


NOTE 14 - SUBSEQUENT EVENTS
          -----------------

         Subsequent to the balance sheet date of March 31, the following transactions occurred:

         The company issued 5,538,573 shares of common stock for $5,538,573 in cash in the month of April, $5,069,872 of this cash was included as restricted cash and stock to be issued in the 3/31/2008 balance sheet. Also one warrant was issued for each share of common stock shares. The warrants have a $2.00 exercise price and expire 18 months from date of issuance. The Company has also received an additional $1.8 million in cash for shares of common stock and warrants stock to be issued in April.

         In April the Company paid $120,000 to the CFO, as partial payment for the loan payable from officer of Company, with the remaining balance of $30,000 is expected to be paid by year end 2008.

         In April 2008 all of the Class B Preferred Stock 1,000 shares was converted into 206,559 shares of common stock.

                PART II---INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Global Resource Corporation's Articles of Incorporation, as amended, contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Private Corporations Law of Nevada. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. Global Resource Corporation believes that these provisions will assist Global Resource in attracting or retaining qualified individuals to serve as Directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee $210
Legal and Accounting Fees and Expenses* $30,000
Transfer Agent and Registrar Fees*$5,000
Printing Expenses*$-0-
Miscellaneous*$-0-
Total $35,210
*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      Set forth below in chronological order is information regarding the numbers of shares of capital stock sold by us, the number of options and warrants issued by us, and the principal amount of debt instruments issued by us since September 1, 2004, the consideration received by us for such shares, options and debt instruments and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriters and no commissions were paid in connection with the sale of any securities.

      Each of such transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) and/or Section 3(b) of the Securities Act. Each purchaser of the securities described below has represented that he/she/it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

      The information below gives affect to all stock splits, reverse stock splits and stock dividends to date.

      On September 14, 2004 we borrowed $25,000 from Javelin Holdings, Inc. and issued a $25,000 convertible debenture (the "Javelin Debenture") to the lender. The Javelin Debenture bears interest at the rate of 8% per annum, and is convertible into shares of our common stock at (i) a floating conversion price of 50% of the closing bid price on the date of conversion or (ii) the lowest price set by the Company in a registration statement for the converted shares to be filed and declared effective under the Securities Act of 1933, as amended (the "Securities Act"). Subsequent thereto the transaction was rescinded and the Javelin Debenture was cancelled, and 175,000 shares of common stock that had been issued for a partial conversion of the Javelin Debenture were returned to the Company.

      In September 2004 we commenced an offering of one billion (1,000,000,000) shares of our common stock under Regulation E of the Securities Act at prices ranging between $.05 and $.005 per share. As of November 12, 2004 we had sold 1,220,000 shares of common stock for $12,200. Pursuant to this offering, holders of the convertible debentures described immediately below converted $17,975 of the debentures into 3,595,000 shares of our common stock.

      On September 30, 2004 our Board of Directors adopted the "Global Resource Corporation Stock Option Plan" which was subsequently approved by our stockholders. No options were ever granted under the 2004 Plan. We terminated the 2004 Plan when we discovered that it was not permissible for a BDC to adopt an option plan.

      Between October 2004 to January 2005 we sold $155,000 convertible debentures in a private placement. The debentures bear interest at the rate of 8% per annum and are due five (5) months after issuance. At the option of the Company or the holder, the debentures are convertible into shares of our common stock at any time at (i) a floating conversion price of 50% of the closing bid price per on the conversion date, or (ii) the lowest price set by the Company in a registration statement for the converted shares to be filed and declared effective under the Securities Act. During the period between September 27, 2004 and December 6, 2004, $17,975 face amount of the debentures were converted into 3,595,000 shares of our common stock. We have an obligation to register the resale of the shares to be converted under the Securities Act.

      On September 1, 2004 we effected a 1 for 100 reverse stock split of our issued and outstanding shares without a similar change to our authorized shares. On September 7, 2004 we elected to register as a small business development company under the Investment Company Act of 1940.

      In January 2005 the Company issued 37,000,000 shares of its common stock to Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company, as part of the consideration for the transfer and assignment of the patents, technology and intellectual property used to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions.

      On December 15, 2005 we transferred our 50% membership interest in Well Renewal, LLC to Transnix Global Corporation in exchange for the surrender and cancellation of $35,555 principal and accrued and past due interest on our $137,900 8% convertible debentures previously issued to Transnix and terminated the pledge agreement dated as of November 18, 2005 between the Company and Transnix.

      On June 7, 2006, an unrelated third party acquired the Restated and Amended Debenture owned by Transnix Global Corporation, which represented the balance of the indebtedness by the Company to Transnix in the principal amount of $102,345 and accrued interest of $16,274.

      On September 22, 2006 we closed an acquisition for substantially all of the assets and certain liabilities of Carbon Recovery Corporation (the "CRC Acquisition") pursuant to a plan and agreement of reorganization dated July 27, 2006 (the "CRC Agreement") with Carbon Recovery Corporation ("CRC") for the acquisition of substantially all of the assets and certain liabilities of CRC (the "CRC Acquisition"). Under the CRC Agreement, on September 22, 2006 we issued to the Carbon Recovery Liquidating Trust for the benefit of the stockholders of CRC the following: (i) 48,688,996 shares of our common stock (the "CRC Common Stock") for the assets of CRC, and (ii) 3,908,340 Class B Warrants, 1,397,000 Class D Warrants and 1,397,000 Class E Warrants (together the "CRC Warrants" and individually by their respective class names) to assume the liabilities of CRC to its warrant holders under similar classes of warrants of CRC. The CRC Warrants have the following characteristics: (i) the CRC Class B Warrants and the CRC Class D Warrants have an exercise price of $2.75 per warrant, and (ii) the CRC Class E Warrants have an exercise price of $4.00 per warrant. The CRC Class E Warrants can only be exercised together with the exercise of a similar number of CRC Class D Warrants. Initially, all of the CRC Warrants expired on September 21, 2007; however, we have extended the expiration date of all of the CRC Warrants to December 31, 2008. Mr. Frank Pringle, the controlling stockholder of CRC is also our Chairman of the Board, President and CEO.

      On September 22, 2006 we issued 25,000 shares of our common stock to Ms. Mary Radomsky as compensation for her services as former director and CEO of the Company from May to September 22, 2006.

      On September 26, 2006 we issued 2,560,974 shares of our common stock out of a total of 2,681,837 such shares to [identify names] two holders of our 8% convertible debenture in connection with the conversion of $102,345 principal amount of, and $18,337.68 in accrued interest, of the debentures. The remaining 120,863 shares issuable upon the conversion were issued on [GET DATE] as a result of certain limitations in the convertible debenture.

      On September 22, 2006, Mobilestream Oil, Inc. loaned $650,000 to M J Advanced Communications Corporation ("MJACC") with the understanding that MJACC would advance money to CRCIC, LLC a limited liability company for the purpose of acquiring a shell corporation (Global Resources Corporation) for Carbon Recovery Corporation to perfect a reverse merger. Subsequent to the acquisition date, a dispute arose with respect to the agreement. A resolution was agreed upon where 400,000 shares of Global Resources Corporation stock owned by MJACC and CRCIC have been transferred to an attorney as escrow for satisfaction of the note payable to the Company and MJACC and CRCIC relinquished all rights. The stocks held in escrow will be sold by the escrow agent to satisfy the loan amount. The note has been fully reserved due to market price volatility of the Company's common stock price.

      On December 29, 2006 we issued 20,000 shares of common stock to a consultant in partial payment for services.

      Between November 2005 and June 2006 we issued 1,786,286 shares of our common stock for $1,810,877 cash.

      In August 2006 we issued 25,000 shares of our common stock to one of our directors for her services valued at $50,000.

      In August 2006 we issued 14,746 shares of our common stock to a consultant for services valued at $14,746.

      On [insert date] we issued 22,500 shares of our common stock to [insert name or identity marker] in exchange for land valued at $45,000.

      On August 2006 we issued 2,500,000 shares of common stock to MJACC in connection with the purchase and conversion of a convertible debenture of $120,682.

      On December 31, 2006 we closed an acquisition for substantially all of the assets and certain liabilities of Mobilestream Oil, Inc. (the "Mobilestream Acquisition") pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Agreement") with Mobilestream Oil, Inc. ("Mobilestream"). Under the Mobilestream Agreement, on January 3, 2007 we issued to the Mobilestream Oil Liquidating Trust for the benefit of the stockholders of Mobilestream the following: (i) 11,145,255 shares of our common stock (the "Mobilestream Acquisition Common Stock") for all of the shares of Mobilestream common stock at the exchange rate of one share of our common stock for each
7.143 shares of Mobilestream common stock; (ii) 70,472,376 shares of our 2006 Series Convertible Preferred Stock (the "2006 Mobilestream Acquisition Preferred Stock") in exchange for 503,374,112 shares of Mobilestream 2006 Series Convertible Preferred Stock at the exchange rate of one share of our 2006 Mobilestream Preferred Stock for each 7.143 shares of Mobilestream 2006 Series Convertible Preferred Stock; and (iii) 27,205,867 common stock purchase warrants having an exercise price of $4.75 per share and an expiration date of December 31, 2007 (the "Mobilestream Warrants") on the basis of one Mobilestream Warrant for each three shares of Mobilestream common stock or Mobilestream 2006 Series Convertible Preferred Stock. Under the Mobilestream Agreement, if we file a registration statement with the Commission under the Securities Act, we must give written notice to the trustee of the liquidation trust and, if the trustee so elects, we must include in any such registration statement such number of shares of Mobilestream Common Stock, Mobilestream 2006 Preferred Stock and common stock underlying the Mobilestream Warrants as the trustee may demand. If the categories of shares are not registered by December 31, 2007, then the trustee of the liquidating trust may demand that we register the shares of Mobilestream Common Stock, the Mobilestream 2006 Preferred Stock and the common stock underlying the Mobilestream Warrants. Mr. Frank Pringle, the controlling stockholder of Mobilestream and our Chairman of the Board, President and CEO, agreed to convert 503,374,112 shares of his Mobilestream common stock into 503,374,112 shares of Mobilestream "2006 Series of Convertible Preferred Stock" prior to the acquisition closing.

      On December 31, 2006, at the closing of the Mobilestream Acquistion, we issued the shares of Mobilestream Common Stock and the Mobilestream Warrants shares for the benefit of the Mobilestream stockholders and deposited them with the Liquidating Trustee under the Mobilestream Oil Liquidating Trust; however, we issued only 35,236,188 (instead of 70,472,376) shares of our Mobilestream 2006 Series of Convertible Preferred Stock to the Liquidating Trustee for the benefit of Mr. Pringle because of limitations on the number of authorized preferred shares in our Articles of Incorporation. To maintain the proper share numbers for the Mobilestream Acquisition, the current Mobilestream 2006 Series of Convertible Preferred Stock provides that the shares of Preferred Stock can be converted into our common stock at the rate of 2 shares of our common stock for each share of our Mobilestream 2006 Series of Convertible Preferred Stock. In addition, we acquired 37,000,000 shares of our own common stock from Mobilestream as one of the assets in the Mobilestream Acquisition. As part of the transaction, we cancelled the 37,000,000 shares of our common stock that we acquired.

      On March 8, 2007 we issued 186,822 shares of our common stock to 25 non-US persons under a Regulation S offering for $201,342 actually received in 2006.

      On March 19, 2007 we issued 5,000 shares of our common stock to the Director of Microwave Processing and Engineering Center at Pennsylvania State University for consulting services valued at $5000.

      On March 20, 2007 we issued 20,000 shares of our common stock to a financial consultant in exchange for services regarding the Mobilestream acquisition performed in 2006 and valued at $20,000.

      On March 21, 2007 we issued 11,000 shares of common stock to an engineering consultant in exchange for services regarding testing of customer samples valued at $11,000.

      In March 2007 we issued 36,000 shares of common stock in exchange for services valued at $36,000.

      In March 2007 we issued 17,500 shares of common stock in exchange for $5250 in cash.

      In April 2007 we issued 155,300 shares of our common stock for $46,950 in cash in a Regulation S offering.

      During the three months ended June 30, 2007 we issued 499,564 shares of our common stock for $157,711 in cash in a Regulation S offering.

      On July 18, 2007 we issued 37,500 shares of our common stock to a consultant for engineering services valued at $37,500.

      In 2007 we issued 30,041 shares of our common stock in exchange for services valued at $20,728.

      On August 28, 2007 we issued a total of 800,000 common stock purchase warrants to two private placement investors in connection with the rescission of, and settlement of, a set of claims and counterclaims arising out of a private placement transaction. 400,000 of the warrants are exercisable at $0.80 per share and expire on December 31, 2009 and 400,000 warrants are exercisable for a cashless exercise price and expire on December 31, 2009.

      On December 3, 2007 we issued a total of 45,094 shares of our common stock to one consultant for services relating to a listing on the Frankfurt Stock Exchange.

      On December 5, 2007 we issued 55,000 shares and 22,500 shares of our common stock, respectively, to two consultants for military related marketing services with a value of $55,000 and $45,000.

      On December 11, 2007 we issued a total of 200,000 shares of our common stock to three investor relation firms.

      On December 17, 2007 we issued a total of 100,000 shares of our common stock to plaintiffs in settlement of a pending litigation against the Company.

      On December 17, 2007 we issued a total of 400,000 shares of our common stock upon conversion of the MJACC Series Convertible Preferred Stock.

      On December 18, 2007 we issued a total of 50,000 shares of our common stock to two consultants for military marketing and other marketing related services.

      On December 21, 2007 we issued 1,900,000 shares of our common stock in connection with a private placement to one investor. 900,000 of the shares are being held by investor's counsel pursuant to an escrow arrangement.

      On December 27, 2007 we issued a total of 50,000 shares of our common stock in settlement of two claims arising from a dispute involving two investors in the Company.

      On February 1, 2008 we issued a total of 100,000 shares of our common stock to one investor relation firms.

      On February 6, 2008, we issued a total of 150,000 shares of our common stock to three investor relation firms.

      On February 15, 2008 the Company issued 10,000 shares to each of two consultants, 20,000 shares in total, in payment of consulting fees valued at $10,000 each. The issuance of the shares was considered exempt pursuant to
Section 4(2) of the Securities Act of 1933 as amended.

      On February 19, 2008 the Company issued 5,000 shares to an accredited investor for an investment of $10,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On February 19, 2008 the Company also issued 12,000 shares to an accredited investor for an investment of $24,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On February 23, 2008 and February 29, 2008 the Company issued a total of 200,000 shares to a consultant in payment of consulting fees valued at $200,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On March 5, 2008 the Company issued 31,057 shares to an accredited investor for an investment of $50,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On March 5, 2008 the Company issued 9,000 shares to an accredited investor for an investment of $10,620. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On March 18, 2008 the Company issued a total of 850,669 shares (as a part of 850,669 Units) to a group of non-U.S. citizens for a total investment of $850,669. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On March 19, 2008 the Company issued 10,000 shares to each of two consultants, 20,000 shares in total, in payment of consulting fees valued at $10,000 each. The issuance of the shares was considered exempt pursuant to
Section 4(2) of the Securities Act of 1933 as amended.

      On March 26, 2008 the Company issued a total of 1,138,500 shares (as a part of 1,138,500 Units) to a group of non-U.S. citizens for a total investment of $1,138,500. The issuance of the shares was considered exempt pursuant to
Section 4(2) of the Securities Act of 1933 as amended.

      On March 18, 2008, as a part of the 850,669 Units sold to the group of non-U.S. citizens, the Company issued a total of 850,669 Common Stock Purchase Warrants, exercisable at $2.00 per share. The issuance of the Warrants was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On March 26, 2008 as a part of the 1,138,500 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,138,500 Common Stock Purchase Warrants, exercisable at $2.00 per share. The issuance of the Warrants was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On March 31, 2008 the Company issued 350,000 shares to a consultant in payment of consulting fees valued at $350,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On April 1, 2008 the Company issued a total of 3,387,980 shares (as a part of 3,387,980 Units) to a group of non-U.S. citizens for a total investment of $3,387,980. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On April 1, 2008, as a part of the 3,387,980 Units sold to the group of non-U.S. citizens, the Company issued a total of 3,387,980 Common Stock Purchase Warrants, exercisable at $2.00 per share. The issuance of the Warrants was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On April 2, 2008, pursuant to the terms of the mutually agreed rescission agreement with the two funds which had invested in the terminated private placement, the Company issued 18,750 shares of its Common Stock and 31,250 shares of its Common Stock, respectively, to such funds. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On April 2, 2008, the Company issued 58,478 shares to one of the above-referenced funds upon a cashless exercise of certain warrants previously issued to such fund. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On April 4, 2008, the Company issued 10,000 shares to each of two consultants, 20,000 shares in total, in payment of consulting fees valued at $10,000 each. The issuance of the shares was considered exempt pursuant to
Section 4(2) of the Securities Act of 1933 as amended.

      On April 4, 2008, the Company issued 1,166,666 to a consultant for services valued at $1,166,666. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On April 11, 2008, the Company issued total of 1,929,775 shares (as a part of 1,929,775 Units) to a group of non-U.S. citizens for a total investment of $1,929,775. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On April 11, 2008, as a part of the 1,929,775 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,929,775 Common Stock Purchase Warrants, exercisable at $2.00 per share. The issuance of the Warrants was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On April 25, 2008 the Company issued a total of 1,487,139 shares (as a part of 1,487,139 Units) to a group of non-U.S. citizens for a total investment of $1,772,853.94. The issuance of the shares was considered exempt pursuant to
Section 4(2) of the Securities Act of 1933 as amended.

      On April 25, 2008, as a part of the 1,487,139 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,487,139 Common Stock Purchase Warrants, exercisable at $2.00 per share. The issuance of the Warrants was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On April 29, 2008 the Company issued a total of 833,333 shares (350,000 and 533,333 shares, respectively) to two consultants in payment of consulting fees valued at $892,500 and $1359,999, respectively. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On May 7, 2008 the Company issued 1,000,000 shares to a consultant in payment of consulting fees valued at $2,550,000. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On May 12, 2008 the Company issued 20,000 shares (3,600, 3,600, 3,600 and
9,200 shares, respectively) to four consultants in payment for consulting services valued at $9,540, $9,540, $9,540 and $24,380 respectively. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

      On May 13, 2008 the Company issued 50,000 shares (22,500, 12,500, 7,500, and 7,500 shares, respectively) to 4 consultants in payment of consulting fees valued at $62,775, $34,875, $20,925 and $20,925, respectively. The issuance of the shares was considered exempt pursuant to Section 4(2) of the Securities Act of 1933 as amended.

ITEM 27. EXHIBITS.

Exhibits required by Item 601 of Regulation S-K. The following exhibits are filed as a part of, or incorporated by reference into, this Registration
Statement:

Number   Description
------   -----------

3.1      Certificate of Incorporation of E-mail Mortgage.com, Inc., filed as
         Exhibit 3 to the Company Registration Statement on Form SB-2 SEC File Number 333-51058 filed on December 21, 2002 (the "2002 Registration Statement") and incorporated herein by reference

3.1.1 Certificate of Amendment of Articles of Incorporation, filed as Exhibit 3(i) to the Company's Registration Statement on Form 8-A, filed on September 17 2002 (the "2004 Registration Statement"), and incorporated herein by reference.

3.1.2 Certificate of Amendment to the Articles of Incorporation filed as Graphic to the Company's 2004 Registration Statement filed on September 17, 2004, and incorporated herein by reference.

3.1.3 Certificate of Designation of Series A Convertible Preferred Stock, filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

3.1.4    Amendment to Articles of Incorporation of the Company filed herewith.

3.1.7 Certificate of Designation for 2006 Series of Convertible Preferred Stock of the Company, filed herewith.

3.1.8 Amendment to Certificate of Designation for 2006 Series of Convertible Preferred Stock of the Company, filed herewith.

3.2 Company Bylaws, filed as Exhibit 3 to the Company 2002 Registration Statement filed on December 21, 2002 (the "2002 Registration Statement") and incorporated herein by reference.

3.2(ii) Company Amended By-laws filed as Graphic to the Company Registration Statement on Form 8-A filed on September 17, 2004 (the "2004 Registration Statement"), and incorporated by reference.

4.1 Specimen Common Stock Certificate filed as Exhibit 4.1 to the Company's 2002 Registration Statement filed on December 21, 2002, and incorporated herein by reference.

4.2 $25,000 8% Convertible Debenture issued September 15, 2004 from the Company to Javelin Holdings, Inc. filed as Exhibit 4 to the Company's Current Report on Form 8-K filed on November 15, 2004, and incorporated herein by reference.

4.3 Form of 8% Convertible Debenture filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

4.4 2004 Stock Option Plan filed as Exhibit 4 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, filed on July 17, 2005, and incorporated herein by reference.

4.5 2007 Employee Compensation and Stock Option Plan filed as Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-141442, filed on March 20, 2007, and incorporated herein by reference.

4.6 Form of Carbon Recovery Acquisition Class B Warrant dated September 26, 2006, filed herewith.

4.6.1 Form of Carbon Recovery Acquisition Class D Warrant dated September 26, 2006, filed herewith.

4.6.2 Form of Carbon Recovery Acquisition Class E Warrant dated September 26, 2006, filed herewith.

4.6.3 Form of Mobilestream Acquisition Warrant dated December 31, 2006, filed herewith.

4.6.4    Black Diamond Fund, L.P. Warrant, filed herewith.

4.6.5    Nutmeg/Mercury Fund, L.P. Warrant, filed herewith.

4.6.6    Form of Augustine Warrant for George Birch, filed herewith.

4.6.6.1  Form of Augustine Warrant for Jonathan Simon, filed herewith.

4.6.7 Warrant dated December 21, 2007 for 625,000 shares of the Company's common stock issued to Professional Offshore Opportunity Fund, Ltd. ("POOF"), filed herewith.

4.6.8    Terence Taylor Warrant, filed herewith.

4.6.9    Form of 2008 private placement Warrant, filed herewith.

4.7 2008 Employees Compensation Plan filed as Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-148916, filed January 29, 2008, and incorporated herein by reference.

5.1      Opinion of Sol V. Slotnik, P.C. *

10.1 Agreement and Plan of Reorganization dated as of October 29, 2003, 2001, by and between Advanced Healthcare Technologies, Inc. and Nutratek, Ltd., filed as Exhibit 99 to the Company's Current Report on Form 8-K filed on January 12, 2004, and incorporated herein by reference.

10.2 Stock Purchase Agreement dated as of June 30, 2004 by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez filed as Exhibit 2.1 to the Company's Report on Form 8-K filed on June 30, 2004, and incorporated herein by reference.

10.3 Release and Indemnity Agreement dated as of June 30, 2004 by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez filed as Exhibit 10.1 to the Company's Report on Form 8-K filed on June 30, 2004, and incorporated herein by reference.

10.4 Articles of Merger by and between E-mail Mortgage.com, Inc. and Mariner Health Care, Inc. dated as of July 29, 2002 filed as Exhibit pig3 to the Company 2004 Registration Statement, and incorporated herein by reference.

10.5 Operating Agreement dated as of January 11, 2005 by and between Global Resource Corporation and Well Renewal, LLC filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

10.6 Agreement and Plan of Reorganization dated as of July 26, 2006 by and between Global Resource Corporation and Carbon Recovery Corporation, filed herewith.

10.6.1 Carbon Recovery Corporation Liquidating Trust Agreement made this 22nd day of September 2006 between Carbon Recovery Corporation and Olde Monmouth Stock Transfer Co., Inc. as Trustee, filed herewith.

10.7 Form of Indemnity Agreement between the Company and each of its directors and executive officers filed as Exhibit 10.4 to the Company's Current Report on Form 8-K for the period September 22, 2006, filed on September 26, 2006, and incorporated herein by reference.

10.8 Pledge Agreement dated November 18, 2005 by and between the Company and Transnix Global Corporation filed as Exhibit 10.1 to the Company's Report on Form 10-QSB for the period ended December 31, 2005, filed October 31, 2006, and incorporated herein by reference.

10.9 Settlement Agreement dated December 15, 2005 by and between the Company and Transnix Global Corporation filed as Exhibit 10.1 to the Company's Report on Form 10-QSB for the period ended December 31, 2005, filed October 31, 2006, and incorporated herein by reference.

10.10 Combined Technology Agreement dated November 28, 2006 by and among the Company, Carbon Recovery Corporation, Frank G. Pringle, Lois Augustine Pringle, and Mobilestream Oil Corporation, filed herewith.

10.11 Plan and Agreement of Reorganization dated as of November 28, 2006 by and between the Company and Mobilestream Oil Corporation, filed herewith.

10.11.1 Mobilestream Liquidating Trust Agreement made this 29th day of December 2006 between Mobilestream Oil, Inc. and Olde Monmouth Stock Transfer Co., Inc. as Trustee, filed herewith.

10.12 Securities Purchase Agreement, dated as of December 21, 2007, by and between the Company and Professional Offshore Opportunity Fund, Ltd. ("POOF"), filed herewith.
10.13 Registration Rights Agreement dated as of December 21, 2007, by and between the Company and POOF, filed herewith.

10.14 Escrow Agreement dated as of December 21, 2007 by and among the Company, POOF and Sullivan & Worcester, LLP dated as of December 21, 2007,filed herewith.

10.15    Form of Registration Rights Agreement, filed herewith.

10.16 Consulting agreement dated as of January 1, 2008 by and between 888 Corporation and the Company, filed herewith.

10.17 Settlement agreement dated as of January 15, 2008 by and among, Global Resource Corporation, Terence Taylor, Tomahawk Trading Corp., and Frank G. Pringle

10.18 Employment agreement dated as of November 7, 2007 by and between Jeff Kimberly and the Company, filed herewith.

23.1     Consent of Bagell, Josephs, Levine and Company, L.L.C.*

23.3     Consent of Sol V. Slotnik, P.C. (included in Exhibit 5.1). *


ITEM 28. UNDERTAKINGS

      (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (b) The registrant hereby undertakes:

      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      That, for purposes of determining liability under the Securities Act to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) As part of a registration statement relating to an offering, other than registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a timeof contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      To determine any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

      That, for the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of West Berlin, State of New Jersey on June 9, 2008.

(Registrant)                        GLOBAL RESOURCE CORPORATION

By (Signature and Title)            /s/ Frank G. Pringle
                                    --------------------------------------------
                                    Frank G. Pringle, Chief Executive Officer
                                    and Chairman of the Board of Directors

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

      (Signature)                   /s/ Frank G. Pringle
                                    --------------------------------------------
                                    Frank G. Pringle,

      (Title)                       Chief Executive Officer and Chairman of the
                                    Board of Directors
                                    (Principal Executive Officer)

      (Date)                        June 9, 2008


      (Signature)                   /s/ Jeffrey J. Andrews
                                    --------------------------------------------
                                    Jeffrey J. Andrews

      (Title)                       Chief Financial Officer
                                    (Principal Financial Officer and Accounting
                                    Officer)

      (Date)                        June 9, 2008


/s/ Frederick A. Clark              Director                  June __, 2008
------------------------
Frederick A. Clark


/s/ Kim Thorne O'Brien              Director                  June 3, 2008
------------------------
Kim Thorne O'Brien


/s/ Lincoln Jones III
------------------------
Lincoln Jones III                   Director                  June 5, 2008


/s/ Jonathan L. Simon
------------------------
Jonathan L. Simon                   Director                  June 5, 2008